As filed with the U.S. Securities Exchange Commission on November 4, 2024.

Registration No. 333-277979

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM F-1/A
(Amendment No. 5)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

CTRL GROUP LIMITED
(Exact name of registrant as specified in its charter)

__________________________________________

British Virgin Islands	73110	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit F, 12/F
Kaiser Estate
Phase 1
41 Man Yue Street
Hunghom, Kowloon, Hong Kong
+852-3107-4887

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

The Crone Law Group P.C.
420 Lexington Avenue, Suite 2446,
New York, NY 10170
(646) 861-7891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

With copies to:

Mark E. Crone, Esq. Eric Mendelson, Esq. The Crone Law Group, P.C. 420 Lexington Avenue Suite 2446 New York, NY 10170 Phone: (646) 861-7891	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road Suite 260 Vienna, VA 22182 Phone: (703) 919-7285

__________________________________________

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall the become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below:

•        Public Offering Prospectus.    A prospectus to be used for the public offering of 2,000,000 ordinary shares of the Registrant (the “Public Offering Prospectus”) through the underwriters named in the Underwriting section of the Public Offering Prospectus.

•        Resale Prospectus.    A prospectus to be used for the potential resale of the Selling Shareholders of up to 1,750,000 ordinary shares of the Registrant held by them and/or issuable to them, collectively, that are not being sold pursuant to the Public Offering Prospectus (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers and back covers;

•        they contain different “Offering” sections in the Prospectus Summary section;

•        they contain different “Use of Proceeds” sections;

•        the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Plan of Distribution” section is inserted in its place;

•        the section “Security Ownership of Certain Beneficial Owners and Management” from the Public Offering Prospectus is deleted from the Resale Prospectus and the section “Selling Shareholders” is inserted in its place; and

•        the “Legal Matters” section in the Resale Prospectus deletes the reference to counsel for the underwriter.

The Registrant has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders.

The information in this prospectus is not complete and may be changed. We and the Selling Shareholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED NOVEMBER 4, 2024

CTRL GROUP LIMITED

2,000,000 Ordinary Shares

This is the initial public offering, or the “offering,” of 2,000,000 ordinary shares, no par value (each, an “Ordinary Share”, collectively, “Ordinary Shares”) of CTRL GROUP LIMITED, a British Virgin Islands business company limited by shares (“CTRL Group”).

CTRL Group is offering, on a firm commitment basis, 2,000,000 Ordinary Shares pursuant to the Public Offering Prospectus. Ace Mind Group Limited, Chui Bing Sun, Ma Ka Wing and Yeung Kwun Wai Waiman (collectively, the “Selling Shareholders”), are offering an additional 1,750,000 Ordinary Shares to be sold in the offering to the Resale Prospectus. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder. We expect the public offering price to be between US$4.00 and US$5.00 per share.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MCTR”. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. However, there is no assurance that the offering will be closed and our Ordinary Shares will be trading on Nasdaq Capital Market.

We are both an “emerging growth company” and a “foreign private issuer as defined under the federal securities laws and will be subject to reduced public company reporting requirements.

Upon the completion of this offering, we will have 15,000,000 Ordinary Shares issued and outstanding. Each Ordinary Share is entitled to one vote.

Investing in our Ordinary Shares involves a high degree of risk. See the section entitled “Risk Factors” starting on page 15 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares.

We are a holding company incorporated in the British Virgin Islands with no material operations of our own. We conduct our operations by our directly wholly-owned subsidiary, CTRL Media Limited (“CTRL Media”), a limited liability company incorporated in Hong Kong. We conduct substantially all of our operations in Hong Kong. Hong Kong is a special administrative region of the People’s Republic of China (“PRC”) and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.

We are not, and our subsidiary CTRL Media is not, a Chinese operating company. We directly hold 100% equity interests in the operating entity in Hong Kong, and we do not have any entities in China and do not use a variable interest entity (“VIE”) structure.

Investors in this Offering are not purchasing equity securities of CTRL Media. Instead, they are purchasing Ordinary Shares of CTRL Group, a British Virgin Islands business company and the parent company of CTRL Media. Such a structure involves unique risks to investors in this Offering. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For a detailed description, see “Risk Factors — Risks Related to Our Corporate Structure” on page 19 of this prospectus and “Risks Related To Doing Business In Hong Kong And Being Impacted From The PRC” on page 21 of this prospectus.

To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of you or your subsidiaries by the PRC government to transfer cash or assets. For a detailed description, see “Risk Factors — Risks Related to This Offering and the Ordinary Shares — To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of you or your subsidiaries by the PRC government to transfer cash or assets” on page 33 of this prospectus. The Company currently has no express cash management policies that dictate how such funds are transferred.

Although our clients are primarily from China and our advertising market is in Hong Kong, none of our business, operations or subsidiary are located in mainland China and the Company is not a Chinese operating company. Nor do we intend to set up any subsidiary in mainland China or enter into any contractual arrangements to establish a VIE structure in mainland China. Furthermore, none of our suppliers are in mainland China. Because all of our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there.

The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC. — Because all of our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.” on page 22 of the prospectus.

Because the Basic Law, which is a national law of the PRC and constitutional document for Hong Kong, provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems,” we do not believe we or our subsidiary CTRL Media are subject to most PRC laws or regulations relating to overseas securities offerings. However, there may be prominent risks associated with our operations being in Hong Kong. There are also risks that the Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas, which could result in a material change in our operations or the value of our securities. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the PRC, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment.

If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the PRC, including material changes in the company’s operations or the value of the securities being registering for sale or could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Any changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition, and results of operations or could result in our inability to sustain our growth and expansion strategies. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC. — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” on page 24 of the prospectus.

Our Hong Kong counsel, Long An & Lam LLP, has advised that, as of the date of this prospectus, the Company and its Hong Kong subsidiary, (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) effected on March 31, 2023, the Cyberspace Administration of China (the “CAC”), or any other entity that is required to approve our operations. Specifically, under the currently effective PRC laws and regulations, we are not required to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. This conclusion is based on the fact that as of the date of this prospectus: (1) our Company’s operating subsidiary is located in Hong Kong, (2) we and our subsidiary have no operations in mainland China, and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, in light of the recent statements and regulatory actions by the PRC government, such as those related to the extension of China’s oversight and control into Hong Kong, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of the uncertainty of any future actions of the PRC government in this regard. If it is determined in the future, however, that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required, or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors — There remain some uncertainties as to whether we will be required to obtain approval from Chinese authorities to list on U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approval.” on page 29 of the prospectus.

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act (“HFCAA”) enacted in December 2020, together with a recent joint statement by the United States Securities and Exchange Commission (“SEC”) and the PCAOB, call for additional stringent criteria to be applied to emerging market companies by assessing the qualification of non-U.S. auditors who are not inspected by the PCAOB. The HFCAA provided that if the PCAOB cannot fully inspect or investigate an auditor for three consecutive years, securities of such companies will be prohibited from trading on any national securities exchange and in the over-the-counter market in the United States. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (the “December 2021 Report”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Kreit & Chiu CPA LLP is not headquartered in mainland China or Hong Kong and was not identified in the 2021 Determination Report as a firm subject to the PCAOB’s determination. Kreit & Chiu CPA LLP is headquartered in New York, New York, is registered with the PCAOB, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Kreit & Chiu CPA LLP’s compliance with applicable professional standards.

On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong, which could prevent China-based, U.S.-listed firms from being delisted pursuant to the HFCAA. On December 15, 2022, the PCAOB issued a new Determination Report (the “2022 Determination Report”), which: (1) vacated the 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. If in the future the PCAOB determines that it no longer can inspect or investigate our auditor completely because of a position taken by authorities in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. See “Risk Factors — Risks Related to Doing Business in Hong Kong and China — Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Ordinary Shares may be delisted or prohibited from trading.”

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from initial listing or trading on any U.S. stock exchanges or on OTC Markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting, or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to This Offering and the Ordinary Shares — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021.” on page 38 of the prospectus.

HK taxation and PRC impacts

As CTRL Group is a holding company with no business operation, and its principal operating subsidiary is CTRL Media which operated in Hong Kong, payments of dividends from our Hong Kong subsidiary to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” for further details on our dividend policy. As of the date of this prospectus, the Company does not have any operations in the PRC. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. See “Corporate History and Structure” on page 3 and “Risks Related to Doing Business in Hong Kong and being impacted from the PRC” on page 9 for additional details.

CTRL Group is permitted under the laws of the British Virgin Islands to provide funding to our subsidiary CTRL Media through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions or limitations under the laws of the British Virgin Islands on CTRL Group’s ability to distribute earnings from its businesses, including subsidiaries, to the U.S. investors. CTRL Media is permitted under the laws of Hong Kong to provide funding to CTRL Group through dividend distribution without restrictions on the amount of the funds. Both CTRL Group and CTRL Media currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Neither CTRL Group or its subsidiary has any dividend payout policy, and each entity needs to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions with other entities. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. On March 18, 2022, the board of directors of our Hong Kong subsidiary, CTRL Media, approved and declared dividends totaling HK$8,534,284. The dividend per share was HK$426.7. As of March 31, 2024, 2023 and 2022, the outstanding dividends payable are HK$ nil (US$ nil), HK$ nil (US$ nil) and HK6,888,921. On May 2, 2023, the Company declared a dividend of HK$300 (US$38.33) per share, or an aggregate of HK$3,000,000 (US$383,341), to its shareholders of record as of March 31, 2023, and the dividend was settled on May 16, 2023. Other than that, there have been no transfers, dividends, or distributions between the holding company, and its subsidiaries, or to investors, as of the date of the prospectus. For more information, please see our consolidated financial statements and related notes included elsewhere in this prospectus.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from CTRL Media. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiary CTRL Media. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong. See “Dividend Policy” on page 43, “Risk Factors — Risks Related to Our Corporate Structure” — on page 19 of this prospectus, and “Risks Related to This Offering and the Ordinary Shares” on page 30 of this prospectus.

We may be deemed a “controlled company” within the meaning of the corporate governance standards of Nasdaq and, as a result, may elect not to comply with certain corporate governance requirements. For a detailed description, see “Risk Factors — Risks Related to This Offering and the Ordinary Shares — we may be deemed a controlled company” on page 32 of this prospectus.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors — Risks Related to This Offering and the Ordinary Shares — We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” on page 35.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL WITHOUT OVER- ALLOTMENT OPTION	TOTAL WITH FULL EXERCISE OF OVER-ALLOTMENT OPTION
Initial public offering price(1)	US$	US$	US$
Underwriting discounts(2)	US$	US$	US$
Proceeds to us, before expenses(3)	US$	US$	US$

____________

(1)       Initial public offering price per share is assumed to be US$4.50, which is the midpoint of the range set forth on the cover page.

(2)       We have agreed to pay the underwriters a discount equal to seven percent (7%) of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of this offering payable to the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 99.

(3)       Excludes fees and expenses payable to the underwriters. The total amount of underwriters’ expenses related to this offering is set forth in the section entitled “Expenses Related to this Offering” beginning on page 103.

If we complete this offering, net proceeds will be delivered to us on the closing date.

We have granted a 45-day option to the underwriters to purchase up to an additional 300,000 ordinary shares solely to cover over-allotment, if any.

The underwriters expect to deliver the Ordinary Shares to the purchasers against payment on or about            , 2024.

Prospectus dated            , 2024.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We and the Selling Shareholders have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We and the Selling Shareholders are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

We have not taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of this prospectus or any filed free writing prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

Until             , 2024 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “BVI” is to the British Virgin Islands;

•        “BCA” is to the BVI Business Companies Act, 2004 (as amended);

•        “China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•        “Company” is CTRL Group Limited and its subsidiary CTRL Media Limited;

•        “HK$,” “HKD” or “Hong Kong dollar” refers to the legal currency of Hong Kong;

•        “Hong Kong” is to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

•        “CTRL Media” is Ctrl Media Limited, a Hong Kong limited liability company organized under the laws of Hong Kong;

•        “CTRL Group,” “we” or “us” is CTRL Group Limited, a BVI business company limited by shares and organized under the laws of the BVI with company number 2098532 and parent company of CTRL Media;

•        “KOL” or “Influencer” is a Key Opinion Leader, which is a trusted, well-respected influencer with proven experience and expertise in our industry and markets;

•        “Selling Shareholders” are, collectively, Ace Mind Group Limited, Chui Bing Sun, Ma Ka Wing and Yeung Kwun Wai Waiman, the existing shareholders of the Company that are selling their Ordinary Shares pursuant to the Resale Prospectus;

•        “Ordinary Shares” or “Shares” are to the shares of the Company, no par value per share;

•        “US,” “U.S.,” and “United States” are to the United States of America for the purpose of this prospectus only;

•        “US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States; and

•        “U.S. GAAP” are to generally accepted accounting principles in the United States.

We do not have any material operations of our own. We are a holding company with operations conducted in Hong Kong through our operating subsidiary using Hong Kong dollars, the currency of Hong Kong. The Operating Subsidiary’s reporting currency is in Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Translations of amounts in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from HK$ into US$ as of and for the year ended March 31, 2023 and 2024 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.8499 and US$1 = HK$7.8259, respectively, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Our Business

We are an integrated marketing and advertising services provider in Hong Kong specializing in mobile games promotion for the local market. We provide services to mobile game developers, principally developers of mobile gaming applications or “apps” that the gamers download from developer’s websites and applicable mobile operation systems, such as Apple Store or Android Google Play Store. The market for specialized mobile game advertising in Hong Kong is occupied by a few market players who compete with one another. Based on our knowledge and understanding of our market position, we consider ourselves to be a major player in the industry, attributing a prominent market share. Our prominent market share and proven track record are indicative of our audience reach and engagement, as well as our relevance to advertisers in our local markets.

Although our clients are primarily from China and our advertising market is in Hong Kong, none of our business, operations or subsidiary are located in mainland China and the Company is not a Chinese operating company.

We provide one-stop advertising services to our clients throughout the entire advertising process, which comprises the planning, creating, launching, managing and performance monitoring of the advertisements. We set out advertising plans for clients based on their mobile games’ unique features and market profile, while making reference to the prevailing trend of the design of comparable advertisements. Based on the advertising plan, we develop the overall marketing concepts and ideas for promoting the mobile games and tailored our advertising campaign with innovative themes to capture the attention of the target audience and maximize the advertising exposure and volume of impressions.

We have our in-house design and production team to design, create, edit and produce the art and design of various kinds of advertisement materials in different designs, layouts and formats, which include principally digital content such as videos, animations and photographs. We directly involve ourselves in concept development, storyboard creation, script writing, casting, shooting, and post-production works. At times we also engage freelance talent for some of our shooting works. Alongside the provisioning of mainstream advertising services in the market, our other value-added services provided to our clients during the course of advertisement placement include the creative design of advertising themes and content; local adaption of advertising materials; social media management services; post-publication advertising performance monitoring; costume tailoring services for cosplay shows with mobile games’ fictional characters; and advisory on the latest market trend and fashion.

Because we have an in-depth understanding of the local market preferences, we are able to implement local adaption of advertising materials by endowing them with images and slang, etc., of local taste that appeals to our primary market in Hong Kong. This competitive advantage is especially relevant to advertisers from China and overseas countries looking to explore our primary market in Hong Kong. For these clients outside of Hong Kong, we consummate the advertising process by autonomously administering the advertising plans and enhancing their operational efficacy for an offshore advertising campaign.

We principally make use of digital media such as online social media platforms, websites and search engines over the Internet to broadcast the advertising campaigns, for which we directly engage ourselves in the procurement of advertising space and advertisement placement with the digital media channels. We launch the advertising campaigns by deploying local media publishers of various advertising channels. We select the media publishers for advertisement placements based on the values they could contribute to the advertising chain according to their specific nature and functionalities to precisely reach the target audience of particular interests. We pay these media publishers and advertising agencies mainly based on advertising exposure frequency and behavioral parameters such as the number of clicks into the advertisement, which is indicative of the response made by the target audience to the advertisements.

In addition to the media publishers specializing in the advertising business, we also solicit YouTuber, KOL and local celebrities to film introductory gaming videos for broadcast in their personal blogs and social media platforms such as YouTube and Instagram to generate interest in their network of followers. We worked with these social personalities principally on an ad-hoc basis and paid them mainly per-project patronage for their contribution. Besides these online means of broadcasting, we also make use of physical media such as podium platforms with transportation terminals and public venues to broadcast advertising campaigns. We also assist clients to plan and prepare their exhibition booths in the Animation-Comic-Game Hong Kong events and other offline marketing events such as cross-industry cooperation events to capture the target audiences, whereby we direct the event production from set-up to execution by gathering the design briefs from our clients and formulating interactive and innovative event concepts through a combination of performance, visual and audio effects in an event setting.

We gauge the effectiveness of advertising results mainly through the mobile game’s induced actual sales and other experiential parameters indicative of personal involvement from the target audience, such as activating or registering as the users of the mobile games. We believe our comprehensive mobile gaming advertising services contribute to the achievement of advertising results which satisfy our clients and help establish what we believe is our strong market position.

We have a financial year-end date of March 31. For the year ended March 31, 2024, our revenue decreased 14.5% year-over-year from the year ended March 31, 2023, from approximately HK47.5 million for the year ended March 31, 2023, to approximately HK$40.7 million (US$5.2 million) for the year ended March 31, 2024. We generated a net income of approximately HK$1.9 million (US$0.2 million) and approximately HK$2.7 million for the years ended March 31, 2024 and 2023, respectively.

The Company is a holding company incorporated and registered in the BVI as a business company limited by shares with no material operations of its own. The Company conducts its operations through its wholly owned subsidiary, CTRL Media, a limited liability company incorporated in Hong Kong. The Company has no bank account of its own and relies on CTRL Media to fund its cash requirements. The Company is also reliant on CTRL Media for cash to pay dividends and other distributions to its shareholders. On March 18, 2022, the board of directors of our Hong Kong subsidiary, CTRL Media, approved and declared a dividend in the aggregate amount of HK$8,534,284 to its shareholders. The dividend per share was HK$426.7. On May 2, 2023, the Company declared a dividend of HK$300 (US$38.33) per share, or an aggregate of HK$3,000,000 (US$383,341), to its shareholders of record as of March 31, 2023, and the dividend was settled on May 16, 2023. Other than that, there have been no transfers, dividends, or distributions between the holding company, and its subsidiaries, or to investors, as of the date of the prospectus. To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of our subsidiaries to transfer cash or assets. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiary CTRL Media. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong. Under BVI law as currently in effect there is no tax applicable to the Company as the sole shareholder of CTRL Media on any dividends paid with respect to those shares. In addition, there are no foreign exchange controls or foreign exchange restrictions applicable to the Company under the laws of the BVI.

Competitive Strengths

We believe many of our customers are inclined to solicit our advertising services mainly due to:

•        Our integrated, one-stop marketing service enables our clients to realize advertising efficiency and cost-effectiveness;

•        Our established local client base provides us with a solid platform to grow our business;

•        Our established market position confers us with market visibility and competitive advantages to capture future business opportunities;

•        We are able to implement regional adaption of advertising content to enhance market penetration with local target audiences;

•        We are able to provide a comprehensive range of value-added services that optimize our client’s advertising budget;

•        Our variety of value-added services enables us to better present our advertising solutions to potential clients and multiply cross-selling business opportunities;

•        Our established market position enables us to advise our clients with market intelligence for informed decision on strategic investment and advertising expenditure;

•        We have established business relationships with a comprehensive coverage of local media publishers;

•        Our established market position enables us to bargain for favorable commercial terms with media publishers; and

•        Our experienced management team and responsive and creative employees.

Our Growth Strategies

We intend to achieve our future growth and solidify our position in the industry by pursuing the following strategies:

Expanding Asia game advertising market

The Company believes that as more Chinese mobile games become available to international markets to capture the global industry growth, it is a good opportunity to expand our one-stop advertising services to other Southeast Asia territories such as Taiwan, Malaysia and Singapore by establishing local offices and recruiting local staff. We will take into consideration factors such as the potential client base, cultural differences of the advertising audience, and advertisement methodology, thereby expanding our overseas business and making it an important source of our revenue and profit.

Becoming a mobile game operator

According to the CITC Securities report, Chinese-developed mobile gaming revenue is predicted to increase to HK$257.7 billion (US$32.9 billion) by 2025, with a four-year CAGR of 20%. The Company believes that, considering our deep understanding of mobile gaming apps, the experience that we gained from our mobile game operator customer, and our involvement in the advertisement process, we have the ability to become a mobile game operator and an opportunity to capture a significant portion of the Hong Kong mobile game market. The Company will endeavor to establish relationship developers and identify potential quality mobile games. The Company also believes that our game advertising can complement the mobile game operation in obtaining more profitability and achieving cross-marketing synergies.

As of the date of this prospectus, we have not identified any potential mobile games or established any relationships with mobile game developers.

Acquisition of potential media companies

To expand our comparative advantage in the advertising industry, we intend to acquire a downstream online media production company in Hong Kong, Macau or Taiwan. We have not identified any specific investments or acquisition opportunities as of the date of this prospectus. Acquisitions can provide synergistic effects which will enable the Company to expand our customer base for different industries and decrease our advertising costs. We will evaluate target online media companies based on their media channel (online or offline), type of customers, potential growth, and views of their online videos.

Our Corporate History and Structure

CTRL Group is a BVI business company limited by shares, incorporated in the BVI on May 13, 2022, and which, immediately prior to this offering, holds 100% of the outstanding common stock of its wholly owned Hong Kong subsidiary, CTRL Media. CTRL Media is a limited company incorporated on June 6, 2014 under the laws of Hong Kong. Substantially all of our operations are conducted under CTRL Media, our wholly-owned Hong Kong operating subsidiary.

Investors in this offering are purchasing their interest in the Company. The Company’s operations are conducted through its wholly owned subsidiary, CTRL Media. There are no contractual agreements between the Company and CTRL Media that affect the manner in which the Company operates, impact the Company’s economic rights, or impact the Company’s ability to control CTRL Media. The Company does not utilize a variable interest entity, or VIE, structure. Therefore, the risks to equity investors in a VIE structure, such as investors not having a controlling interest despite having a majority of voting rights, or investors not participating in residual gains or losses in the VIE, are not risks applicable to equity investors in the Company.

Although our clients are primarily from China and our advertising market is in Hong Kong, none of our business, operations or subsidiary is located in mainland China and the Company is not a Chinese operating company. To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of you or your subsidiaries by the PRC government to transfer cash or assets. The Company currently has no express cash management policies that dictate how such funds are transferred.

The following diagram illustrates our corporate legal structure and identifies the operating subsidiary upon completion of this Offering, assuming no exercise of the over-allotment option (for purpose of the illustration of this diagram only, we assume the Selling Shareholders do not sell any Shareholders Ordinary Shares upon closing of this offering).

Our Reorganization

On January 6, 2023, the Company consummated a series of transactions with shareholders of CTRL Media, (the “Reorganization”), resulting in CTRL Group becoming the sole owner and holding company of CTRL Media.

On January 6, 2023, Mr. Shum Tsz Cheung, as the legal and beneficial owner of 10,200 shares of CTRL Media (representing approximately 51% of the aggregate outstanding shares of CTRL Media), transferred 10,200 shares of CTRL Media to the Company for cash consideration of HK$1 (one Hong Kong Dollar). Mr. Shum is the holder and beneficial owner of 51% of the outstanding Shares of CTRL Group.

Also on January 6, 2023, Mr. Lam Kai Kwan, as the legal and beneficial owner of 7,600 shares of CTRL Media (representing 38% of the aggregate outstanding shares of CTRL Media), transferred 7,600 shares of CTRL Media to the Company for cash consideration of HK$1 (one Hong Kong Dollar). Mr. Lam is the holder and beneficial owner of 38% of the outstanding Shares of CTRL Group.

Also on January 6, 2023, Mr. Siu Chun Pong, as the legal and beneficial owner of 2,200 shares of CTRL Media (representing 11% of the aggregate outstanding shares of CTRL Media), transferred 2,200 shares of CTRL Media to the Company for cash consideration of HK$1 (One Hong Kong Dollar). Mr. Siu is the holder and beneficial owner of 11% of the aggregate outstanding Shares of CTRL Group.

Upon the completion of Reorganization detailed above, CTRL Media became the wholly-owned direct subsidiary of CTRL Group effective January 6, 2023.

Our Forward Stock-Split

On February 27, 2024, in anticipation of and preparation for this initial public offering, the Company consummated a forward stock-split (the “Forward Stock-Split”) whereby each Ordinary Share of the Company, no par value, was split into 1,300 Ordinary Shares of the Company, no par value. The following table illustrates the capitalization of the Company prior to, and immediately following, the Forward Stock-Split:

Shareholder Name	Ordinary Shares pre-Forward Stock-Split	%	Ordinary Shares post-Forward Stock-Split	%
Lam Kai Kwan	1,600	16.0%	2,080,000	16.0%
Shum Tsz Cheung	5,100	51.0%	6,630,000	51.0%
Siu Chun Pong	1,100	11.0%	1,430,000	11.0%
Lau Chi Fung	2,200	22.0%	2,860,000	22.0%
Total:	10,000	100.0%	13,000,000	100.0%

Certain Regulatory Matters

Because the Basic Law, which is a national law of the PRC and constitutional document for Hong Kong, provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems,” we do not believe we or our subsidiary CTRL Media are subject to most PRC laws or regulations relating to overseas securities offerings. However, there may be prominent risks associated with our operations being in Hong Kong. There are also risks that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas, which could result in a material change in our operations or the value of our securities. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the PRC, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business, or accept foreign investment. If we become subject to PRC laws and/or regulations by Chinese authorities, it could result in significant expenses to ensure compliance, including but not limited to the applying and obtaining of permissions and approvals that may be required by the applicable PRC laws from time to time. In case of any failure of compliance with the applicable PRC laws, the Company may be subject to potential fines, withdrawal of permissions or approvals and/or other penalties under the applicable PRC laws, which may result in a decrease in the value of our securities, the possible delisting of our securities, the inability to offer investments to foreign investors, or even the cessation of our current business operations.

Our Hong Kong counsel, Long An & Lam LLP, has advised that, as of the date of this prospectus, the Company and its Hong Kong subsidiary, (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), including the Overseas Listing Trial Measures, the Cyberspace Administration of China (the “CAC”), or any other entity that is required to approve our operations. Specifically, under the currently effective PRC laws and regulations, we are not required to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. This conclusion is based on the fact that as of the date of this prospectus: (1) our Company’s operating subsidiary is located in Hong Kong, (2) we and our subsidiary have no operations in mainland China, and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, in light of the recent statements and regulatory actions by the PRC government, such as those related to the extension of China’s oversight and control into Hong Kong, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of the uncertainty of any future actions of the PRC government in this regard. If it is determined in the future, however, that the approval of the CSRC, the CAC, or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors — There remain some uncertainties as to whether we will be required to obtain approval from Chinese authorities to list on U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approval.” on page 29 of the prospectus.

Corporate Information

Our principal executive offices are located at Unit F, 12/F, Kaiser Estate, Phase 1, 41 Man Yue Street, Hunghom, Kowloon, Hong Kong, and our phone number is +852-3107-4887. We maintain a corporate website at: www.ctrl-media.com. The information contained in, or accessible from, our website, or any other website, does not constitute a part of this prospectus.

Recent Developments

Certain Sales of Pre-IPO Shares

On February 27, 2024, following the completion of the Forward Stock-Split described above, our existing shareholder Shum Tsz Cheung sold 1,750,000 Ordinary Shares, no par value, to four new investors in privately negotiated transactions consummated in Hong Kong, as follows:

Investor Name	Number of Ordinary Shares Purchased	% Ownership Pre-IPO
Ace Mind Group Limited (BVI company)	500,000	3.85%
Chui, Bing Sun	500,000	3.85%
Ma, Ka Wing	500,000	3.85%
Yeung, Kwun Wai Waiman	250,000	1.92%
Total:	1,750,000	13.47%

The Ordinary Shares were purchased by the new investors at purchase price of US$1.00 per share, for total consideration of US$1,750,000 paid to our existing shareholder Shum Tsz Cheung. Following the consummation of these sales of Ordinary Shares, Shum Tsz Cheung, through his 100% ownership of ALT CO LTD, beneficially owns 4,880,000 Ordinary Shares of the Company.

Market Activity

The Company is actively planning to expand towards the Taiwan market after the Hong Kong government relaxed the anti-pandemic measures in response to the Covid-19 pandemic slowdown in February 2023. The Company engaged one customer in February 2023 and consummated its first online advertising in Taiwan in March 2023. The Company establish a branch office in Taiwan in December 2023, and expects to expand its one-stop game advertising services in the Taiwan market in 2024. As of the date of this prospectus, no material commitments for capital expenditures have been made to implement this planned expansion.

THE OFFERING

Shares being offered

2,000,000 Ordinary Shares, no par value. We are also registering for resale up to 1,750,000 Ordinary Shares by certain selling shareholders. These shares will not be part of this initial public offering.

Ordinary Shares Outstanding Immediately Before This Offering	13,000,000 Ordinary Shares, no par value
Ordinary Shares Outstanding Immediately After This Offering	15,000,000 Ordinary Shares, no par value (or 15,300,000 Ordinary Shares if the underwriters exercise the over-allotment option in full)
Offering Price	We expect that the initial public offering price will be between US$4.00 and US$5.00 per Ordinary Share.
Voting Rights	Each Ordinary Share is entitled to one vote. Ordinary Shares are not convertible.
Option to purchase additional shares	We have granted the underwriters a 45-day option to purchase up to 15% additional Ordinary Shares at the public offering price, less the underwriting discounts and commissions.
Listing/Trading

We have applied to list our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MCTR”. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. However, there is no assurance that the offering will be closed and our Ordinary Shares will be trading on Nasdaq Capital Market.

Transfer Agent	Vstock Transfer, LLC
Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $7.6 million (or approximately $8.8 million if the underwriters exercise their option to purchase additional shares in full), assuming an initial public offering price of $4.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility, create a public market for our Ordinary Shares, and facilitate our future access to the capital markets. We plan to use the net proceeds we receive from this offering for (i) expansion into other regions, (ii) working capital as a mobile game operator, (iii) potential strategic investments and acquisitions, and (iv) general working capital. See “Use of Proceeds” for additional information.

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

Lock-Up Agreement

We and our directors, officers, and holders of more than 5% of our outstanding Ordinary Shares, excluding the Selling Shareholders, have agreed with the underwriters, subject to certain exceptions, not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash, or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action for a period of three months from the closing of this offering, with respect to the Company, and six months from the commencement of sales of this offering, with respect to our directors, officers, and holders of more than 5% of our outstanding Ordinary Shares.

Dividend Policy

On May 2, 2023, we declared a dividend of HK$300 (US$38.33) per share, or an aggregate of HK$3,000,000 (US$383,341), to our shareholders of record as of March 31, 2023. In the future, we currently intend to retain all of our respective remaining funds and future earnings, if any, for the operations and expansion of the business of our operating subsidiary and do not anticipate declaring or paying any further dividends after listing our Ordinary Shares on Nasdaq. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of state law affecting the payment of dividends and distributions to shareholders and any other factors or considerations the board of directors deems relevant.

If we determine to pay dividends on our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, CTRL Media. See “Dividend Policy.”

Risk factors

The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 15 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

Payment and Settlement	The Ordinary Shares are expected to be delivered against payment on , 2024.

Summary Risk Factors

The following is a summary of select risks and uncertainties that could materially adversely affect us and our business, financial condition and results of operations. Before you invest in our Ordinary Shares, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors,” immediately following this prospectus summary. These risks include the following, among others:

Risks Related to Our Business and Industry

•        The mobile gaming industry ecosystem is subject to rapid technological change, and if we do not adapt to and appropriately allocate our resources amongst the emerging technologies and business models, our business, financial condition, and results of operations could be adversely affected.

•        We are in the highly competitive online marketing and advertising service industry requiring few capital investments that could exert an entry barrier, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.

•        Our business revenue is substantially project-based and non-recurring in nature, and our future business depends on our continuous ability to secure upcoming advertising projects from our clients.

•        New developments in PRC laws and regulations regarding the use of mobile games and their export and marketing in Hong Kong, and the potential breach of such rules and regulations may adversely affect our business, financial condition and operating results.

•        Our future growth may involve expansion into new and overseas business opportunities, and any efforts to do so that are unsuccessful or are not cost-effective could adversely affect our business, financial condition, and results of operations.

•        We are highly dependent on our co-founders and senior management team. If we lose key members of our senior management team, our business could be disrupted, and our financial performance could suffer.

•        Unauthorized use of our trade secrets by third parties, and the expenses incurred in protecting our trade secrets, may adversely affect our business.

•        We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

•        As a media company that relies on internet advertisements and third-party internet products and services, we are inherently exposed to cybersecurity risks arising from our partnerships with vendors.

Risks Related to Our Corporate Structure

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

•        You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

•        Certain judgments obtained against us by our shareholders may not be enforceable.

Risks Related to Doing Business in Hong Kong and being impacted from the PRC

•        We are subject to risks arising from the legal system in Hong Kong and China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice. There is also a risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC-based issuers, which could result in a material change in our operations and/or the value of our securities. See Risk Factors — “Risks Related to Doing Business in Hong Kong and being impacted from the PRC — We are subject to risks arising from the legal system in Hong Kong and China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice” on page 21 for more information;

•        Our operations are based in Hong Kong. Accordingly, our business operation and financial conditions will be affected by the political and legal developments in Hong Kong. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC — Our operations are based in Hong Kong. Accordingly, our business operation and financial conditions will be affected by the political and legal developments in Hong Kong.” on page 21 for more information;

•        Because all of our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC — Because all of our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares” on page 22 for more information;

•        Substantially all operations of the Company’s operating subsidiary are in Hong Kong, a special administrative region of the PRC. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC — Substantially all operations of the Company’s operating subsidiary are in Hong Kong, a special administrative region of the PRC. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 23 for more information;

•        Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations” on page 24 for more information;

•        China Covid policies may impact on the Hong Kong local Covid-19 social distancing restrictions, which could have a material adverse effect on our business operation and marketing. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC — China Covid policies may impact on the Hong Kong local Covid-19 social distancing restrictions, which could have a material adverse effect on our business operation and marketing” on page 24 for more information;

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus based on foreign laws. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus based on foreign laws” on page 24 for more information;

•        Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC — Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment” on page 25 for more information;

•        U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC — U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong” on page 25 for more information;

•        All of our services are provided in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Shares. See “Risks Related to Doing Business in Hong Kong and being impacted by the PRC — All of our services are provided in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Shares” on page 25 for more information;

•        The Company’s proposed expansion into the Taiwan market may pose heightened risks due to the unstable political and business tension between China, Taiwan, and other countries such as the U.S. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC — The Company’s proposed expansion into the Taiwan market may pose heightened risks due to the unstable political and business tension between China, Taiwan, and other countries such as the U.S.” on page 26 for more information;

•        Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which became law on December 29, 2022 and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduces the time before our Shares may be prohibited from trading or delisted. See “Risks Related to Doing Business in Hong Kong and being impacted by the PRC — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which became law on December 29, 2022 and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduces the time before our Shares may be prohibited from trading or delisted” on page 26 for more information;

•        If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC — If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.” on page 28 for more information;

•        We could be subject to the Trial Administrative Measures, and, if required, we cannot assure you that we will be able to complete the Trial Administrative Measures procedures on time or at all. See “Risks Related to Doing Business in Hong Kong and being impacted by the PRC — We could be subject to the Trial Administrative Measures, and, if required, we cannot assure you that we will be able to complete the Trial Administrative Measures procedures on time or at all” on page 28 for more information;

•        There remain some uncertainties as to whether we will be required to obtain approval from Chinese authorities to list on U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approval. See “Risks Related to Doing Business in Hong Kong and being impacted by the PRC — There remain some uncertainties as to whether we will be required to obtain approval from Chinese authorities to list on U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approval” on page 29 for more information;

Risks Related to This Offering and the Ordinary Shares

•        There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell the Ordinary Shares at or above the price you paid, or at all.

•        The global economic and geo-political conditions have been and continue to be challenging and have had, and may continue to have, an adverse effect on the financial markets and the economy in general, which has had, and may continue to have, a material adverse effect on our business, financial performance and results of operations and the prices of our Ordinary Shares.

•        The market price for the Ordinary Shares may be volatile.

•        If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline.

•        Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

•        We may be deemed a “controlled company” within the meaning of the rules of Nasdaq and, as a result, may qualify for, but do not intend to rely on, exemptions from certain corporate governance requirements.

•        Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Ordinary Shares for return on your investment.

•        To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of you or your subsidiaries by the PRC government to transfer cash or assets.

•        Substantial future sales or perceived potential sales of Ordinary Shares in the public market could cause the price of the Ordinary Shares to decline.

•        There may be substantial sales of our Ordinary Shares by the Selling Shareholders after the effective date of this registration statement of which this prospectus forms a part, which could have a material adverse effect on the price of our Ordinary Shares after this offering.

•        You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Ordinary Shares.

•        We may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

•        Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

•        Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to US domestic issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

•        We will incur increased costs as a result of being a public company.

•        If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

•        Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

We also face other challenges, risks and uncertainties that may materially and adversely affect our business, financial condition, results of operations and prospects. You should consider the risks discussed under the caption “Risk Factors” and elsewhere in this prospectus before investing in our Ordinary Shares.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

Implications of Our Foreign Private Issuers Status

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

Impact of the Covid-19 Pandemic

Despite the COVID-19 pandemic, our revenue remained unaffected as our clients are primarily from the PRC and our advertising market is in Hong Kong. In the 2022 fiscal year, our revenue grew by approximately 44.5% year-over-year, from HK$35.5 million to HK$51.3 million. We achieved net incomes of approximately HK$4.8 million in the 2021 fiscal year and approximately HK$6.8 million in the 2022 fiscal year.

However, there was a tightening of rules and regulations in the PRC, resulting in an increase in the number of mobile gaming developers and operators seeking alternative revenue channels outside the country, including our local market in Hong Kong. According to the 2022 China Gaming Industry Report, Chinese-developed mobile games recorded impressive growth figures in international markets, reaching HK$136.2 billion (US$17.3 billion) in 2022.

The COVID-19 outbreak negatively impacted our business, including potential economic uncertainty for our clients, travel restrictions impeding our ability to contact existing and new clients, and the potential negative impact on our clients’ business performance, which could result in a decreased demand for our services. Despite these challenges, we did not experience any significant delays or interruptions in delivering advertising services to our customers or receiving services from our suppliers.

The extent of the impact of COVID-19 on the Company’s results of operations and financial condition will depend on the virus’ future developments, including the duration and spread of the outbreak and the impact on the Company’s customers, which are still uncertain and cannot be reasonably estimated at this point of time.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to Our Business and Industry

The mobile gaming industry ecosystem is subject to rapid technological change, and if we do not adapt to and appropriately allocate our resources amongst the emerging technologies and business models, our business, financial condition, and results of operations could be adversely affected.

We generate revenue from essentially only one business segment that pertains to the marketing and advertising of mobile games for the local market, and our business is vulnerable to changes and development in the mobile gaming ecosystem.

Technology changes rapidly in the mobile gaming ecosystem. In addition, our business also currently depends in part on the growth and evolution of the Internet, especially mobile internet-enabled devices, which the gamers use to download and run the mobile game apps. As the technological infrastructure evolves, advertisers will be presented with more options in the market for meeting their marketing requirements. We must continually anticipate and adapt to these changes to stay competitive. Our future success depends in part on our ability to adapt our business model to the emerging trends, while anticipating the impact of these emerging technologies and business models is inherently volatile and uncertain, and the mobile gaming ecosystem may not develop in the way we anticipate.

On the other hand, if we decide to support a new technology or expand our offerings in the future, we must deploy significant management and financial resources to attend to the correspondent demands. It may also require partnering with new media platforms on less favorable terms than those applicable to our existing business models. The enhancements of our existing technology and new offerings may not be introduced in a timely or cost-effective manner, and our competitors may adopt an emerging technology or business model swiftly or more effectively than we do and undermine our competitive advantage. If we are unable to successfully adapt to and appropriately allocate our resources amongst the current and new technologies, our business, financial condition, and results of operations could be adversely affected.

We are in the highly competitive online marketing and advertising service industry requiring few capital investments that could exert an entry barrier, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.

The online marketing and advertising service industry is highly competitive. Our direct competitors are other advertising agencies, and while few advertising agencies in the local market specialize in advertising for mobile games, there are many conventional marketing channels in the marketplace such as direct marketing, printed advertising and traditional media of television, radio and cable companies, etc., that could potentially replace us, as our clients are at their liberty to allocate part of their overall marketing budget to these marketing channels. There are also many advertising agents catering to clients from diverse industries that, while not specializing in advertising for mobile games, have established relationships with various media publishers and could potentially diversify into our niche market and provide services comparable to those offered by ourselves at competitive pricing.

Our ability to compete depends on many factors, including the price, the effectiveness of our marketing and advertising solutions and the quality of our customer services. If these factors are unfavorable to us, we may not be able to compete effectively or maintain our market position. The online advertising service industry requires relatively few capital investments in infrastructure that could erect barriers to new entrants to the industry. We may also face competition from new service offerings from existing competitors. Further, we cannot predict whether future changes in market landscape concerning new developments in regulatory framework and technologies that could be applied in the advertising industry will result in further competition.

Existing and potential competitors in the advertising service industry may attempt to mimic and adapt our business model. While our prominent market position and extensive experience have equipped us with industry know-how and competitive advantage that new entrants cannot readily replicate, some of these competitors may be able to realize competitive edge over us, such as better financial, technical and marketing resources. Intensified competition could result in price reductions which could reduce our operating margins and profitability and result in a loss of market share.

Moreover, increased competition will provide our existing and potential clients with a broader range of advertising service alternatives, which could lead to loss of business, lower prices and decreased revenue, gross margins and profits. We cannot assure you that our strategies will remain competitive or that they will continue to be successful in the future. If we fail to compete against our competitors, our market share will diminish, and our financial performance may be adversely affected.

Our business revenue is substantially project-based and non-recurring in nature, and our future business depends on our continuous ability to secure upcoming advertising projects from our clients.

Our business model is generally project-based, where we charge our clients a fee for marketing services rendered for a specific marketing campaign. Our quotations offered to clients generally do not include a contractual tenure of service or long-term obligations requiring them to continue to use our services. As such, our revenue is usually non-recurring in nature. As a result, we may have limited visibility regarding our future revenue streams.

Our success depends on our ability to maintain relationships with our recurring clients, which includes any current clients and clients with which we have done business within the past three years, and to attract new clients, while our existing competitors and new entrants into the market may be able to offer advertising packages at better terms than ourselves. While many of our clients have engaged us for recurring advertising projects, our clients are not bound by contractual agreement to continue a business relationship with us and are at their discretion to choose these competitors over us. We cannot assure you that our clients will continue to solicit our services, or that we will be able to replace, in a timely or effective manner, departing clients with potential clients that attribute a comparable level of revenue.

There is no guarantee that our existing clients will invite us to tender when they have new advertising projects, and there is no assurance that we will be awarded enough advertising projects in the future commensurate with our current revenue level. Our operations and financial results would be adversely affected if we are unable to retain our existing clients, or secure further advertising projects from them, or fail to provide competitive advertising packages to attract new clients, all of which may lead to a decrease in the number of advertising projects we cater for and the corresponding business revenue.

New developments in PRC laws and regulations regarding the use of mobile games and their export and marketing in Hong Kong, and the potential breach of such rules and regulations may adversely affect our business, financial condition and operating results.

A very high proportion of the mobile games launched in our local market in Hong Kong are originally developed in the PRC. As advertisers specializing in mobile games in the Hong Kong market and deriving substantially all of our revenue therefrom, our business is vulnerable to adverse changes in the PRC regulations concerning mobile games. In particular, any potential changes in the rules and regulations imposing restrain over the export and dissemination of mobile games outside of the PRC, including our local market in Hong Kong, could adversely affect our revenue to a significant extent.

There are existing PRC regulations with the pre-authorization of the public release of mobile games, as well as the permissible age and amount of time for engaging in mobile game entertainment with a view to, amongst other things, deterring teenager’s infatuation. There are also regulatory developments concerning the contents of mobile games potentially involving explicit sexual exposure and violence. Currently, the PRC legislation applies only to regulating the public’s use of mobile games and the broadcasting of the related advertising materials within the country.

There are few regulations restraining the export, use and dissemination of mobile games outside of the country, including our local market in Hong Kong. Nevertheless, the PRC has not developed a fully integrated legal system and the relevant regulatory framework with mobile game is a relatively new development, and there are inherent uncertainties surrounding the new legislative enactment that could potentially affect the general public’s use of mobile games, their permissible content and export outside of the country.

Also, advertisers and marketing agencies like ourselves that are exposed to any new legislation with respect to advertising content may have to ensure that the advertising materials and activities are in full compliance with the latest applicable laws and regulations. However, we may not have access to the relevant expertise to adequately interpret the rules and regulations and ascertain whether the advertising content is in full legal compliance and up to the required standard.

If our advertising materials are adjudicated to be in breach of the relevant provisions, enforcement actions and penalties may be imposed on the advertiser, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisement, and orders to publish an advertisement correcting the misleading information. In turn, these could have negative repercussions on ourselves that adversely affect our business, financial condition and operating results.

We cannot predict the effects of such legislative developments. We cannot assure you that we will be able to satisfy new developments with regulatory requirements, and we may be unable to respond promptly to the market changes resulting from these legislative developments. As a result, our business operations may be materially and adversely affected.

Our future growth may involve expansion into new and overseas business opportunities, and any efforts to do so that are unsuccessful or are not cost-effective could adversely affect our business, financial condition, and results of operations.

In the past, we have grown our business by principally focusing on the local market. We expect that our future growth may involve expansion into overseas business opportunities by opening new offices abroad and entering into business relationships with new clients and media publishers in the foreign countries. Additionally, our future growth may involve strategic acquisitions of media publishers and operation rights with upcoming mobile games in the local market. For further details, please refer to the section headed “Use of Proceeds” in this prospectus. All of these business expansion pursuits require significant investment that may not prove successful.

Our exposure to foreign operations is relatively limited, and our ability to successfully gain market acceptance in an overseas market is uncertain. Expanding our operations to a foreign country involves challenges caused by distance, language and cultural differences, and further subjects us to various operational risks associated with compliance with applicable foreign laws and regulations, recruiting and retaining talented overseas employees, etc.

We may encounter differences in consumer behavior and preferences from another culture, which may cause uncertainties in developing and customizing advertising materials that appeal to the tastes and preferences of users in an overseas market. Our competitors in the foreign country with established local market presence may have better marketing resources and competitive advantages over ourselves, such as longer operating histories, local market knowledge and media connection, and broader reach of clients. If we are unable to expand to an overseas market or successfully manage the complexity involved with foreign operations, our business and results of operations could be adversely affected.

Further, our plans for business expansion are formulated based on assumptions of certain future events, which may or may not materialize. Our future growth depends in part on our ability to correctly identify suitable candidates for strategic acquisitions and execute our plans in a cost-effective manner. The deployment of significant resources towards a new opportunity may prove unsuccessful, and even if successful, the growth of new business opportunities could create substantial challenges for our management and operational resources and require considerable investment. As a result of our expanded business scope, our operating costs are expected to increase, while there is no assurance that our expansion plan will bring an increase in revenue sufficient to outweigh the additional costs and expenses.

Our expansion plan will also require us to maintain the consistency of our service offerings in the new business to ensure that our market reputation and market position are not impaired as a result of deviations, whether actual or perceived, in the quality of services we offer. If we are unable to successfully implement our strategy to extend our business coverage, or if such expansion does not yield the benefits we anticipate, our business prospects, financial condition and results of operations may be adversely affected.

We are highly dependent on our co-founders and senior management team. If we lose key members of our senior management team, our business could be disrupted, and our financial performance could suffer.

Our future success depends in significant part on the continued service of our key management, including our co-founders, who are heavily involved in the daily operation of our business. We believe that our management team’s extensive experience, industry knowledge and in-depth understanding of the mobile gaming market enable us to assess the competitive and fast-moving market environment with mobile game advertising and provide specialized services of high quality.

Our future success will depend on the continued involvement, efforts, performance and abilities of our key personnel as a whole. We believe that the skills and experience of our senior management team would be difficult to replace, and the loss of key members of our senior management team and talented employees could result in significant disruptions to our business, including impairing our ability to execute our business strategy and material adverse effect on our financial condition and results of operations. We believe that our future success will depend significantly on our continued ability to attract and retain highly skilled and talented personnel. The loss of crucial employees could result in significant disruptions to our business and the future integration of our expanding businesses.

There can be no assurance that we will be able to retain the services of our key personnel and to continually leverage their skills and abilities. If we are unable to retain our key personnel or attract and engage suitable personnel on a timely and commercially viable basis, it may result in the loss of strategic leadership and disruption or delay to our business operations, which could have a material adverse effect on our business, operations and financial conditions.

Unauthorized use of our trade secrets by third parties, and the expenses incurred in protecting our trade secrets, may adversely affect our business.

We regard our trade secrets as critical to our success. Since we have not applied for the trademark for our company, unauthorized use of our trade secrets used in our business, whether owned by us or licensed to us, may adversely affect our business and reputation.

We own video production authorized usage from our independent contractors under intellectual property law. We also rely on the trade secret protection and confidentiality agreements with our employees, customers, business partners and others to protect our other intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use the intellectual property used in our business without authorization.

The validity, enforceability and scope of protection of intellectual property in online industries is uncertain and still evolving. In particular, the laws and enforcement procedures of the PRC and certain other countries are uncertain or do not protect intellectual property rights to the same extent as do the laws and enforcement procedures of the United States. Moreover, litigation may be necessary in the future to enforce our intellectual property rights. Future litigation could result in substantial costs and diversion of our resources, and could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We have entered into a number of transactions with related parties, including our majority shareholder Mr. Shum Tsz Chueng. For example, we have entered into transactions with Act Media Co. Limited and I am Media Limited, controlled by shareholder, Mr. Shum Tsz Cheung, and Pump Studio Limited, controlled by our CEO, Mr. Lau Chi Fung, and directly pay the salary of Ms. Leung Shuk Hing, the spouse of our CEO, Mr. Lau Chi Fung. See “Related Party Transactions”. We may in the future enter additional transactions with entities in which our director and other related parties hold ownership interests, however, any such transaction would be on commercial terms comparable to those that would be obtained from a third-party and, in addition, will be subject to approval of a majority of our independent directors.

Transactions with the entities in which related parties hold ownership interests present potential for conflicts of interest, as the interests of these entities and their shareholders may not align with the interests of the Company and our shareholders with respect to the negotiation of, and certain other matters related to, our lease and services to such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as the treatment of events of default.

The laws of the British Virgin Islands apply to us, which provide that our directors owe a duty to act honestly and in good faith and in what the directors believe to be in our best interests. Our directors also have a duty to exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances when exercising powers or performing duties as a director. We have the right to seek damages if a duty owed by our directors is breached. Nevertheless, we may have achieved more favorable terms if such transactions had not been entered into with related parties and these transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions or other litigation.

As a media company that relies on internet advertisements and third-party internet products and services, we are inherently exposed to cybersecurity risks arising from our partnerships with vendors that provide these services. We have established risk management and internal control systems to prevent and minimize the cybersecurity risks affecting our reputation and customers’ satisfaction.

While our partnerships with internet service providers and independent contracts offer substantial business value in internet marketing, they also increase the complexity of our threat surface and expose us to potential third-party risk.

One of the risks we face is supply chain attacks, where attackers infiltrate or attack through a third-party vendor. The challenge with these attacks is that the risk may not be apparent until there is malicious activity.

We are also vulnerable to cyber threats due to our increasing reliance on computers, networks, programs, social media and data globally. Data breaches, a common cyber-attack, can have a massive negative business impact and often arise from insufficiently protected data.

In order to mitigate these risks, we have established risk management and internal control systems consisting of policies and procedures that we believe are appropriate for using and managing our technology software. These measures include implementing an email notice for malicious emails, hiring professional IT personnel to manage and review our technology software implanting system, and establishing a risk management assessment when contracting new vendors and independent contractors. In our contracts, we also limit the liability of the company attributable to cybersecurity attacks. As of the date of this prospectus, we have not had any cyber-attacks or breaches of our network security systems, nor have we suffered any cybersecurity incidents from our vendors. In addition to the implementation and maintenance of data security measures, we require our employees to maintain the confidentiality of the proprietary information that we hold.

If a cybersecurity incident occurs or is perceived to occur, we may have to spend significant capital and other resources to mitigate the impact of the event and to develop and implement protection to prevent future events of such nature from occurring. Furthermore, we may also be subject to negative publicity and the public perception of the ineffectiveness of our security measures, and our reputation may be harmed in the event of any of the foregoing cybersecurity breaches or attacks. This could damage our relationships with existing or potential customers and could materially and adversely affect our business and financial condition.

Risks Related to Our Corporate Structure

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

We are a BVI business company limited by shares and incorporated under the laws of the BVI. Our corporate affairs are governed by our memorandum and articles of association and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under the BVI law are to a large extent governed by the BCA and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI, as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States.

Under the BCA, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs, which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments), and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A shareholder of the company is also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the BVI differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

BVI law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 30% of our voting share capital in issue, to convene a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 7 days is required for the convening of our general meetings. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing a majority of the votes of the shares entitled to vote on resolutions to be considered at the meeting.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a BVI business company limited by shares and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Hong Kong. In addition, our current officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the BVI, Hong Kong and the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the BVI, Hong Kong and the PRC, see “Enforceability of Civil Liabilities.”

The Chinese regulatory authorities could also disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We are exposed to various risks and uncertainties stemming from the interpretations and implementations of laws and regulations in the PRC. These include, but are not limited to, the regulatory scrutiny of PRC companies’ overseas listings.

Furthermore, we are susceptible to potential risks and uncertainties associated with future actions undertaken by the PRC government, which could potentially result in the disallowance of the Company’s organizational structure. Such an outcome would likely lead to a substantial transformation in our operational activities, and as a consequence, the value of our Ordinary Shares may experience a significant depreciation or even become worthless.

Risks Related to Doing Business in Hong Kong and being impacted from the PRC.

We are subject to risks arising from the legal system in Hong Kong and China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice. There is also a risk that the Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC-based issuers, which could result in a material change in our operations and/or the value of our securities.

There may be prominent risks associated with our operations being in Hong Kong. In light of China’s expansion of authority into Hong Kong, we are subject to risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little to no advanced notice. In addition, the PRC government may intervene or influence our operations at any time with little to no advanced notice, which could result in a material change in our operations and/or the value of our Ordinary Shares. For example, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Currently, these statements and regulatory actions have had no impact on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

Our operations are based in Hong Kong. Accordingly, our business operation and financial conditions will be affected by the political and legal developments in Hong Kong.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law (the “Basic Law”), namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act (“HKAA”) to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Substantial uncertainties and restrictions with respect to the political, legal and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Hong Kong and accordingly on the results of our operations and financial condition. There is a risk that the

PRC government will intervene or influence our operations at any time, including exerting more oversight and control over companies operating in Hong Kong, offerings conducted overseas and or foreign investment in Hong Kong and PRC-based issuers, which could result in a material change in our operations and or the value of our Ordinary Shares. As an example, Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

Our business operations and service sales, if we expand distribution of our services into China, may be adversely affected by the current and future political environment in the PRC. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. We expect the Hong Kong and PRC legal systems to rapidly evolve in the near future with the Hong Kong legal system becoming closer aligned with legal system in China. There is a risk that the PRC government will intervene or influence our operations at any time, including exerting more oversight and control over companies operating in Hong Kong, offerings conducted overseas and or foreign investment in Hong Kong based issuers, which could result in a material change in our operations and or the value of our Ordinary Shares. For instance, if the Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of such securities to significantly decline or become worthless. These actions may be reflected in the changing interpretations and enforcement of many laws, regulations and rules in Hong Kong and the PRC that may not always be uniform and with little to no advance notice. Our business operations and our ability to operate in Hong Kong, offer or continue to offer securities to investors and continue to invest in Hong Kong based issuers may be harmed by these changes in laws and regulations, including those relating to taxation, import and export tariffs, healthcare regulations, and other matters. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in Hong Kong or particular regions thereof, and could limit or completely hinder our ability to offer or continue to offer securities to investors or require us to divest ourselves of any interest we then hold in Hong Kong properties or joint ventures. Any such actions (including divesture or similar actions) could result in a material adverse effect on us and on your investment in us and could cause the value of our securities and your investment in our securities to significantly decline or be worthless.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 40 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts that provide interpretations of laws and regulations and decide contractual disputes and issues may change their interpretation or enforcement very rapidly with little advance notice at any time, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as may cause possible problems to foreign investors.

We cannot assure you that the PRC government will continue to pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

Because all of our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

As a business operating in Hong Kong, a special administrative region of China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        Delay or impede our development,

•        Result in negative publicity or increase our operating costs,

•        Require significant management time and attention, and

•        Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our ordinary shares.

Substantially all operations of the Company’s operating subsidiary are in Hong Kong, a special administrative region of the PRC. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

As of the date of this prospectus, the Company does not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way the Company conducts its business, could require the Company to change certain aspects of its business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, the Company’s business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of its Ordinary Shares, potentially rendering it worthless. If any such action should occur, it could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors.

Policies of the PRC government can have significant effects on economic conditions in Hong Kong. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case. Our interests may be adversely affected by changes in policies by the PRC government, including:

•        uncertainties regarding enforcement of laws in Hong Kong, and as we expand into the PRC;

•        changes in laws, regulations or their interpretation especially with respect to application of PRC tax, labor, currency restriction and other laws to Hong Kong operations, all of which can occur quickly and with little to no advanced notice;

•        confiscatory taxation or changes in taxation;

•        currency revaluations or restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise; and

•        expropriation or nationalization of private enterprises, risks of forfeiture; and the allocation of resources.

China Covid policies may impact on the Hong Kong local Covid-19 social distancing restrictions, which could have a material adverse effect on our business operation and marketing.

Our offline advertising income is dependable on our events operations and outdoor marketing campaign. Since January 2023, the Hong Kong government relaxed local Covid-19 social distancing restrictions, such as patients tested Covid-positive are no longer required to undergo mandatory quarantine. On March 1, 2023, the Hong Kong government lifted the mask-wearing requirement in public venues. Notwithstanding, there may still be concerns about the future recurrence of the Covid-19 pandemic. If the Covid-19 variations outbreak again in Hong Kong, it will cause many high traffic advertising spots to temporarily close or lock-down so we will not be able to promote our marketing in such areas. We will also not be able to organize any events offline. Some of our customers, such as events hosts, may cancel or delay their order during the Covid lock-down period, which will adversely impact our business. It will also take some time before Hong Kong’s economy could recover to its pre-pandemic period.

Further, the Covid-19 pandemic’s potential negative impact on our clients’ business performance, economic uncertainty, and travel restrictions that may impede our ability to contact existing and new clients could result in a decrease in our clients’ advertising spending and a demand for our services. There is no assurance that the Covid-19 pandemic has been eliminated or will be eliminated in the near future. Neither can we guarantee that there will be no recurrence of the pandemic. In the case that there is any impediment to the recovery of Hong Kong economy or there is future outbreak of the pandemic, our business and operation may still be adversely affected.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Although all of our assets and operations are located in Hong Kong, a large amount of the mobile games launched in Hong Kong market are developed and/or operated by PRC publishers. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the Chinese government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments in mobile gaming industry, pre-authorization of mobile game publication or changes in tax regulations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus based on foreign laws.

We conduct substantially all of our operations in Hong Kong and substantially all of our assets are located in Hong Kong. In addition, our current officers reside within Hong Kong and are permanent Hong Kong residents. As a result, it may be difficult for our shareholders to effect service of process upon those persons in Hong Kong. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the BVI and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these foreign jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the Hong Kong government. All of our revenues and substantially all of our costs are denominated in HK$. Any significant revaluation of HK$ may materially and adversely affect our results of operations and financial position reported HK$ when translated into U.S. dollars, and the value of, and any dividends payable on, the common stock in U.S. dollars. To the extent that we need to convert U.S. dollars into HK$ for our operations, appreciation of the HK$ against the U.S. dollar would have an adverse effect on the HK$ amount we would receive.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong.

Any disclosure of documents or information located in Hong Kong or China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in Hong Kong or China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

All of our services are provided in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Shares.

All of our services are provided in Hong Kong through our operating subsidiaries incorporated in Hong Kong. As of the date of this prospectus, we are not materially affected by recent statements by the PRC government indicating an extent to exert more oversight and control over offerings that are conducted overseas by, and/or foreign investment in, issuers based in the PRC. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of PRC laws and regulations. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing PRC laws and regulations and our assertions and beliefs of the risk imposed by the legal and regulatory system in PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over companies based in the PRC and listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas by, and foreign investment in, China-based issuers, which may result in a material change in our operations and/or the value of our Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or way we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Shares could be materially decreased, potentially rendering it worthless. If any such action should occur, it could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors.

The Company’s proposed expansion into the Taiwan market may pose heightened risks due to the unstable political and business tension between China, Taiwan, and other countries such as the U.S.

The Company intends to expand its service offerings to the Taiwan market to provide one-stop game advertising services for local markets. The Company may face heightened regulatory compliance, payroll, and tax compliance risks that cannot be fully anticipated. To date, Taiwan has not implemented or changed any regulations affecting Hong Kong businesses and the proposed branch office formed to operate the Taiwan expansion is expected to generate a relatively small percentage of the Company’s consolidated revenue. Potential major risks relating to establishing a branch office and operating in the Taiwan market include market risk and competitive risk that fluctuations in the Taiwanese market conditions, customer preferences, or demand for the Company’s services could affect revenue, cost and growth prospects.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which became law on December 29, 2022 and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduces the time before our Shares may be prohibited from trading or delisted.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCAA determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC and dependency of the PRC, because of a position taken by one or more authorities in the PRC. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Kreit & Chiu CPA LLP is headquartered in New York, New York, and is not subject to the PCAOB determination.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in the PRC, as required under U.S. law. The Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination.

On December 15, 2022, PCAOB announced that it was able to secure complete access to inspect and investigate audit firms in the PRC for the first time in history, and released the 2022 HFCAA Determination Report (the “Report”). The Report states that PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated; (2) has timely access to, and the ability to retain and use, any document or information that PCAOB considers relevant to an inspection or investigation; and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of HFCAA and the rules of PCAOB, as interpreted and applied by PCAOB. The Report concludes that, consistent with the HFCAA, PCAOB is able to inspect and investigate completely firms headquartered in the PRC and Hong Kong. However, the PCAOB didn’t exclude the possibility of losing complete access again and made clear that, if in the future it determines it no longer can inspect or investigate completely because of a position taken by any PRC authorities, it will act expeditiously according to the HFCAA.

Our auditor, Kreit & Chiu CPA LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in New York, New York, and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Kreit & Chiu CPA LLP’s first triannual inspection by the PCAOB was completed in May 2023. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. However, the recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would not apply additional and\or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, the adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is also actively assessing how best to implement other requirements of the HFCAA, including the identification process and the trading prohibition requirements, and is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation, in addition to the requirements of the HFCAA, are uncertain. Such uncertainty could cause the market price of our Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the U.S. national securities exchange earlier than would be required by the HFCAA. If it were determined that the PCAOB is unable to inspect or investigate our auditor completely, the trading in our Shares would be prohibited, and as a result, Nasdaq might determine to delist our Shares. If our Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Shares.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, including Hong Kong, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company.

We could be subject to the Trial Administrative Measures, and, if required, we cannot assure you that we will be able to complete the Trial Administrative Measures procedures on time or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which became effective on March 31, 2023. Compared to the Draft Rules, the Trial Administrative Measures further clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that (a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, (b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, or (c) whose such overseas securities offering or listing shall be completed before March 31, 2024. However, such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that if the Company becomes subject to such filing requirements that we will be able to obtain clearance from the CSRC in a timely fashion or at all.

Because the Basic Law, which is a national law of the PRC and constitutional document for Hong Kong, provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems,’’ we do not believe we or our subsidiary CTRL Media are subject to most PRC laws or regulations relating to overseas securities offerings, including the Trial Administrative Measures. Further, the Company does not believe it will be subject to the Trial Administrative Measures because the Company does not have: (i) 50% or more of its operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year accounted for by PRC domestic companies; (ii) any main parts of its business activities conducted in mainland China; (iii) its main places of business located in mainland China; or (iv) senior managers in charge of its business operation and management constituting Chinese citizens or domiciled in mainland China.

However, there may be prominent risks associated with our operations being in Hong Kong. There are also risks that the Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas, which could result in a material change in our operations or the value of our securities. If there is a significant change to current political arrangements between mainland China and Hong Kong resulting in Hong Kong companies being subject to the Trial Administrative Measures, companies operated in Hong Kong may face similar regulatory risks as those operated in the PRC, which may affect our ability to offer securities to investors, list securities on a U.S. or other foreign exchange, conduct our business or accept foreign investment.

There remain some uncertainties as to whether we will be required to obtain approval from Chinese authorities to list on U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approval.

On July 7, 2022, the Cyberspace Administration of China (“CAC”) promulgated the Security Assessment Measures for Cross-border Data Transfers (the “SAMCDT”) with effect from September 1, 2022. These measures require the data processor providing data overseas and falling under any of the following circumstances apply for the security assessment of cross-border data transfer by the national cybersecurity authority through its local counterpart: (i) where the data processor intends to provide important data overseas; (ii) where the critical information infrastructure operator and any data processor who has processed personal information of more than 1,000,000 people intend to provide personal information overseas; (iii) where any data processor who has provided personal information of 100,000 people or sensitive personal information of 10,000 people to overseas recipients accumulatively since January 1 of the last year intends to provide personal information overseas; and (iv) other circumstances where the security assessment of data cross-border transfer is required as prescribed by the CAC.

We believe the SAMCDT does not currently have, and is not likely in the future to have, any material impact on our business, financial condition or results of operations because the Basic Law, which is a national law of the PRC and constitutional document for Hong Kong, provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of regulating cybersecurity under the principle of “one country, two systems.’’ Accordingly, we believe we or our subsidiary CTRL Media are not subject to most PRC laws or regulations relating to cybersecurity, including the SAMCDT.

Further, we also believe the SAMCDT does not and will not have a material impact on the Company because: (i) we are a holding company incorporated in the BVI with all of our operations conducted by the operating entity in Hong Kong; (ii) we conduct substantially all of our operations in Hong Kong and substantially all of our assets are located in Hong Kong;

(iii) we have not established any subsidiary or VIE structure in mainland China; (iv) as of date of this prospectus, we have neither collected nor stored personal information of PRC individual clients; and (v) as of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement of review for overseas listing.

However, there may be prominent risks associated with our operations being in Hong Kong. There are also risks that the Chinese government may intervene or influence our operations at any time or may exert more control over Hong Kong operating companies, which could result in a material change in our operations or the value of our securities. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the PRC, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment being subject to the SAMCDT.

Risks Related to This Offering and the Ordinary Shares

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell the Ordinary Shares at or above the price you paid, or at all.

Prior to this initial public offering, there has been no public market for our Ordinary Shares. We plan to list the Ordinary Shares on the Nasdaq Capital Market. Our Ordinary Shares will not be listed on any exchange or quoted for trading on any over-the-counter trading system. If an active trading market for the Ordinary Shares does not develop after this offering, the market price and liquidity of the Ordinary Shares will be materially and adversely affected.

Negotiations with the underwriters and the Selling Shareholders will determine the initial public offering price for the Ordinary Shares, which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for the Ordinary Shares will develop or that the market price of the Ordinary Shares will not decline below the initial public offering price.

The global economic and geo-political conditions have been, and continue to be, challenging, and have had, and may continue to have, an adverse effect on the financial markets and the economy in general, which has had, and may continue to have, a material adverse effect on our business, financial performance and results of operations and the prices of our Ordinary Shares.

The global outbreak and spread of COVID-19 caused a slowdown in growth of the global economy in 2022. The global spread of COVID-19 created, and is likely to continue to create, significant volatility and uncertainty and economic disruption. Global prospects remain highly uncertain as the COVID-19 pandemic resurgence and economic recoveries diverge across countries and sectors, reflecting variations in pandemic-induced disruptions and the extent of policy support. In addition, volatility in the domestic politics of major markets may lead to changes in the institutional framework of the international economy.

In February 2022, a military conflict arose between Russia and Ukraine, with the latter being supported by countries in the NATO alliance as well as others around the globe, including imposition of financial and trade sanctions against Russia. Although the length, impact and outcome of the ongoing military conflict in Ukraine is highly unpredictable, this conflict could lead to significant market and other disruptions, including significant volatility in commodity prices, supply of energy resources, instability in financial markets, supply chain interruptions, political and social instability, changes in consumer or purchaser preferences as well as increase in cyberattacks and espionage. In the event the conflict continues or extends beyond Ukraine, together with reduction or stoppage of energy exports from Russia, the global economy could face a recessionary downturn.

The withdrawal of the UK from the EU in January 2020, commonly referred to as “Brexit,” has also created significant political and economic uncertainty regarding the future trading relationship between the UK and the EU as well as other countries, such as the United States, Australia, and New Zealand. In particular, the UK and the EU have ratified a trade and cooperation agreement governing their future relationship and the UK continues to negotiate agreements on specific areas of trade and economic arrangements with other countries. The UK-EU trade and cooperation agreement addresses trade, economic arrangements, law enforcement, judicial cooperation and a governance framework including procedures for dispute resolution, among other things. Because the agreement merely sets forth a framework in many respects and will require complex additional bilateral negotiations between the UK and the EU as both parties continue to work on the rules for implementation, significant political and economic uncertainty remains about how the precise terms of the relationship between the parties will differ from the terms before withdrawal. These developments, or the perception that any of them could occur, have had and may continue to have a material adverse effect on global economic conditions and financial markets, and may significantly reduce global market liquidity, restrict the ability of key market participants to operate in certain financial markets or restrict our access to capital. Any of these factors could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In many countries globally, there are concerns over rising inflation and potential economic recessions, including due to the impacts of the COVID-19 pandemic. In particular, any worsening of the ongoing labor shortage and ongoing rise in inflation could significantly weaken global economies. Globally, countries have required and may continue to require additional financial support, sovereign credit ratings have declined and may continue to decline, and there may be default on sovereign debt obligations of certain countries. In addition, the U.S. Federal Reserve System and other regulatory bodies around the world may raise, or may announce intentions to raise, interest rates. Any of these global economic conditions may increase the cost of borrowing and cause credit to become more limited, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. The global economic slowdown may be further prolonged by subsequent outbreaks of COVID-19 in countries which are taking, or which have taken, steps to ease lockdown measures; such outbreaks may require those countries to extend their lockdown measures or roll-back previous measures taken to facilitate the re-opening of their economies.

These economic and geo-political conditions have affected, and may continue to affect, our business in several ways. The cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. If these market conditions continue or worsen, they may further limit our ability to access financing or increase our cost of financing to meet liquidity needs, resulting in adverse effects on our financial condition and results of operations. The current global economic slowdown and uncertainty about the future global economic conditions could also continue to increase the volatility of the prices of our Ordinary Shares. We cannot predict the timing or duration of an economic slowdown or the timing or strength of a subsequent economic recovery generally or in our industry. If macroeconomic conditions worsen or the current global economic conditions continue for a prolonged period of time, we are not able to predict the impact that such conditions will have on our industry in general, and our results of operations specifically.

The market price for the Ordinary Shares may be volatile.

The trading prices of the Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of the Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time-to-time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009, and the second half of 2011, which may have a material adverse effect on the market price of the Ordinary Shares.

In addition to the above factors, the price and trading volume of the Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us, our consumers, or our industry;

•        conditions in the mobile game advertising business and the public perception of the legitimacy and ethics of certain business practices of our competitors or other market players within the industry;

•        announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

•        changes in the economic performance or market valuations of other mobile game advertising businesses;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        changes in financial estimates by securities research analysts;

•        announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

•        additions to or departures of our senior management;

•        detrimental negative publicity about us, our management or our industry;

•        fluctuations of exchange rates between the HKD and the U.S. dollar;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

•        sales or perceived potential sales of additional Ordinary Shares.

The trading market for the Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade the Ordinary Shares or publish inaccurate or unfavorable research about our business, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Ordinary Shares to decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay more for your Ordinary Shares than the amount paid per share by our existing shareholders for their Ordinary Shares. As a result, you will experience immediate and substantial dilution of approximately US$3.975 per Ordinary Share, representing the difference between the initial public offering price of US$4.50 per Ordinary Share and our net tangible book value per Ordinary Share as of March 31, 2024 after giving effect to the net proceeds to us from this offering. In addition, you may experience further dilution to the extent that our Ordinary Shares are issued upon the exercise of any share options. See “Dilution” for a more complete description of how the value of your investment in the Ordinary Shares will be diluted upon completion of this offering.

We may be deemed a “controlled company” within the meaning of the rules of Nasdaq and, as a result, may qualify for, but do not intend to rely on, exemptions from certain corporate governance requirements.

Prior to the completion of this offering, one investor in the Company, Shum Tsz Cheung, who was also an earlier investor in the Company’s subsidiary CTRL Media, but no longer owns and shares in that subsidiary, holds 51.0% of the Company’s outstanding Ordinary Shares. We anticipate that he will hold less than 50.0% of the Company’s outstanding Ordinary Shares upon completion of the listing. However, immediately prior to the listing, or if Mr. Cheung purchases additional shares, whether in the public markets or in privately negotiated transaction, the Company may be deemed a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

Under the rules of Nasdaq, a company of which more than 50% of the outstanding voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain stock exchange corporate governance requirements, including:

•        the requirement that a majority of the board of directors consists of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Following the completion of this offering, we do not intend to rely on these exemptions and instead intend to comply with all of the applicable corporate governance requirements imposed by state and federal law, the rules and regulations of the Securities and Exchange Commission and Nasdaq.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under BVI law, namely that immediately after the dividend, the value of our assets must exceed our liabilities, and we must be able to pay our debts as they fall due. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering, or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of you or your subsidiaries by the PRC government to transfer cash or assets.

We are a holding company incorporated in the BVI with no material operations of our own. We conduct our operations through our directly wholly-owned subsidiary, CTRL Media. We conduct substantially all of our operations in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, which is a national law of the PRC and constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. To the extent cash or assets in the business is located in Hong Kong or in CTRL Media, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on the Company’s ability to transfer cash or assets.

Substantial future sales or perceived potential sales of Ordinary Shares in the public market could cause the price of the Ordinary Shares to decline.

Sales of Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of the Ordinary Shares to decline. Immediately after the completion of this offering, we will have 15,000,000 Ordinary Shares outstanding, assuming the underwriters do not exercise their over-allotment option. All Ordinary Shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. All of our executive officers and directors and shareholders holding at least 5% of our Ordinary Shares, excluding Selling Shareholders, have agreed not to sell our Ordinary Shares for a period of 180 days following the effective date of this prospectus, subject to extension under specified circumstances. Ordinary Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of the Ordinary Shares could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There may be substantial sales of our Ordinary Shares by the Selling Shareholders after the effective date of this registration statement of which this prospectus forms a part, which could have a material adverse effect on the price of our Ordinary Shares after this offering.

The registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholders an aggregate of 1,750,000 Ordinary Shares previously issued by us. There are currently no agreements or understandings in place with the Selling Shareholders to restrict the sale of the Selling Shareholders’ Ordinary Shares after the effective date of the registration statement of which this prospectus forms a part. Sales of a substantial number of our Ordinary Shares by the Selling Shareholders at such time could cause the market price of our Ordinary Shares to drop (possibly below the initial public offering price in this offering) and could impair our ability to raise capital in the future by selling additional Company securities.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Ordinary Shares.

As of March 31, 2024, our cash and cash equivalents was HK$4,368,915 (US$558,264). Immediately following the completion of this offering, we expect to receive net offering proceeds of approximately US$7.6 million after deducting underwriting discounts and the estimated offering expenses payable by us (assuming the underwriters do not exercise their over-allotment option). We intend to use these funds as set forth under “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase the price of our Ordinary Shares. The net proceeds from this offering may be placed in investments that do not produce income or that lose value. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

We may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Upon the completion of this offering, our directors, officers and beneficial holders of 5% of our outstanding Shares will collectively own an aggregate of 73.5% of the total voting power of our outstanding Shares, assuming the underwriters do not exercise their over-allotment option. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of the Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Security Ownership of Certain Beneficial Owners and Management.”

In addition, prior to the offering and immediately prior to the anticipated listing of our Ordinary Shares on the Nasdaq, our current majority shareholder, Mr. Shum Tsz Cheung holds 51.0% of the Company’s outstanding Ordinary Shares. We may be deemed a “controlled company” within the meaning of the rules of Nasdaq and, as a result, may qualify for, but do not intend to rely on, exemptions from certain corporate governance requirements. Under the rules of Nasdaq, a company of which more than 50% of the outstanding voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain stock exchange corporate governance requirements, including:

•        the requirement that a majority of the board of directors consists of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Following the completion of this offering, we do not intend to rely on these exemptions and instead intend to comply with all of the corporate governance requirements imposed by state and federal law, the rules and regulations of the Securities and Exchange Commission and Nasdaq.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

In addition, under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of an exemption that allows us to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, we will not be subject to the same new or revised accounting standards as other public companies that comply with the public company effective dates. We have also elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result of these elections, the information that we provide to our shareholders may be different than you might receive from other public reporting companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a company incorporated in the BVI, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market corporate governance requirements; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market corporate governance requirements. Currently, we do not have any immediate plans to rely on home country practice with respect to our corporate governance after the completion of this offering.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our ordinary shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. In the future, if we lose our foreign private issuer status as of the last date of our second fiscal quarter, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on the following January 1, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Capital Market listing rules. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We are seeking to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Ordinary Shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

We will incur increased costs as a result of being a public company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404.

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such company’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCAA determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC.

On August 26, 2022, the PCAOB announced that it had signed an SOP with the CSRC and the Ministry of Finance of China. The SOP Agreements establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in PRC and Hong Kong, as required under U.S. law. The Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the PCAOB determinations; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, Kreit & Chiu CPA LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in New York and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the above rules and regulations will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on companies that have significant operations in the PRC and/or Hong Kong and have securities listed on a U.S. stock exchange. In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENT

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$7.6 million, after deducting estimated underwriting discounts and estimated offering expenses payable by us. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds will be approximately US$8.8 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. These estimates are based upon an assumed initial offer price of $4.50 per share, the midpoint of the estimated range of the initial public offer price shown on the cover of this prospectus.

We intend to use the net proceeds of this offering as follows:

Approximate Percent
USE OF GROSS PROCEEDS	100.0%
Commission	7.0%
Estimated offering expenses	9.5%
Net Proceeds	83.5%
USE OF NET PROCEEDS
Expansion to other regions(2)	30.0%
Working capital as mobile game operator(3)	30.0%
Acquisition on potential media companies(4)	30.0%
General working capital for Hong Kong operation(5)	10.0%
TOTAL APPLICATION OF NET PROCEEDS	100.00%

Expansion to other regions

We intend to expand our business on other Asia regions such as Taiwan, Malaysia and Singapore. This portion of net proceeds will be reserved to set up new offices, recruit local staff and for marketing. We established a branch office in Taiwan in December 2023. We intend to set up the local office in Taiwan during 2025, and target recruiting four to six employees for our operations. As of the date of this prospectus, we have not adopted a business plan, agreed upon a target budget or project timeline, nor identified specific employee candidates. Once our Taiwan operations mature, we will consider adding other Southeast Asia markets.

Working capital as mobile game operator

A portion of net proceeds will be reserved for the purpose of mobile game operations. As game publishers are usually required to pay a fixed payment for the authorization to publish before starting to operate mobile games, a portion of the net proceeds will be reserved to pay royalties and commissions in respect of our anticipated licensed game. We intend to recruit five to eight employees to operate the proposed mobile game. In addition, a portion of the net proceeds will be used for general working capital with respect to the mobile game operations, including but not limited to, marketing efforts and to maintain the mobile game server. As of the date of this prospectus, we have not identified any potential mobile games to operate nor identified specific employee candidates.

Acquisition of potential media companies

A portion of net proceeds will be reserved for potential strategic investments and acquisitions. To expand our competitive advantage in the advertising industry, we intend to acquire a downstream online media production company in Hong Kong, Macau, or Taiwan. We have not identified any specific investments or acquisition opportunities as of the date of this prospectus. Acquisitions can provide synergistic effects, which may enable the Company to expand our customer base for different industries and decrease our advertising costs. We will evaluate target online media companies based on their media channel (online or offline), type of customers, potential growth, and views of their online videos.

General working capital

We aim to reserve a portion of net proceeds from this Offering for general working capital needs and use for daily operations, including but not limited to, direct cost spending, market research, and recruitment. This can serve as a buffer to deal with the fluctuating economic environment and, at the same time, provide a stable finance backup for daily operational use.

The principal purposes of this offering are to increase our capitalization and financial flexibility, create a public market for our Ordinary Shares, and enable access to the public equity markets for us and our shareholders.

We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. We intend to use approximately US$2.2 million of the net proceeds from this offering to open up the overseas market, including establishing several overseas offices and hiring staff. We expect to use approximately US$2.2 million of net proceeds we receive from this offering for the acquisition of operation rights with upcoming mobile games in the local market. Additionally, we expect to use a portion of the net proceeds we receive from this offering to enter into strategic acquisitions of media publishers in the local market for downstream integration. However, we do not have definitive agreements or commitments for any material acquisitions at this time.

We cannot further specify with certainty the particular uses of the net proceeds that we will receive from this offering. Accordingly, we will have broad discretion in using these proceeds. Pending the use of proceeds from this offering as described above, we may invest the net proceeds that we receive in this offering in short-term, investment grade, interest-bearing instruments.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

On March 18, 2022, the board of directors of our Hong Kong subsidiary, CTRL Media, approved and declared a dividend in the aggregate amount of HK$8,534,284 to its shareholders. The dividend per share was HK$426.7. On May 2, 2023, the CTRL Group declared a dividend of HK$300 (US$38.33) per share, or an aggregate of HK$3,000,000 (US$383,341), to its shareholders of record as of March 31, 2023, and the dividend was settled on May 16 2023. As of March 31, 2024 and 2023, the outstanding dividends payable are HK$ nil (US$ nil) and HK$ nil, respectively. We currently intend to retain all of their respective remaining funds and future earnings, if any, for the operations and expansion of the business of our operating subsidiary, and do not anticipate declaring or paying any further dividends after listing our Ordinary Shares on Nasdaq. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, as of the date of this prospectus, do not anticipate declaring or paying any cash dividends on our Ordinary Shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of state law affecting the payment of dividends and distributions to shareholders, and any other factors or considerations the board of directors deems relevant.

We do not plan to pay, as of the date of this prospectus, any further dividends out of our retained earnings after the consummation of this offering and the listing of our Ordinary Shares on Nasdaq.

Generally, and under BVI law, the board of directors may only authorize the payment of a dividend or another distribution if the directors are satisfied on reasonable grounds that, immediately after the dividend or other distribution is paid, the value of the company’s assets will exceed its liabilities, and the company will be able to pay its debts as they fall due. The resolution of directors authorizing the payment of the dividend or other distribution must contain a statement that, in the directors’ reasonable opinion, the company will satisfy these two tests immediately after the payment of the dividend or other distribution. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

If we determine to pay dividends on our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, CTRL Media. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Regulations — Regulations related to Hong Kong taxation.”

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2024, presented on:

•        An actual basis; and

•        a pro forma as adjusted basis to give further effect to the issuance and sale of the 2,000,000 Shares by us in this offering at an assumed initial public offering price of US$4.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and non-accountable expenses to the underwriters and other estimated offering expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our ordinary shares. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2024 (Presented in US$(1))
	Actual	Adjusted (Over-allotment option not exercise)	Adjusted (Over-allotment option in full)
Share capital
Ordinary shares, no par value, unlimited number of shares authorized as of March 31, 2024; 13,000,000 shares issued and outstanding as of March 31, 2024; and 15,000,000 shares issued and outstanding and assuming the over-allotment option is not exercised on an as adjusted basis; and 15,300,000 ordinary shares issued and outstanding and assuming the over-allotment option is exercised in full on an as adjusted basis	9,903	7,609,662	8,851,662
Contributed surplus	2,555	2,555	2,555
Translation reserve	549	549	549
Retained earnings	334,633	334,633	334,633
Total shareholders’ equity	347,640	7,947,399	9,189,399
Total capitalization	347,640	7,947,399	9,189,399

____________

(1)      Conversions of amounts in this section from HK$ into US$ as of and for the year ended March 31, 2024 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.8259 as of Mach 31, 2024, as published in H.10 statistical release of the United States Federal Reserve Board.

DILUTION

Our net tangible book value was US$280,937 as of March 31, 2024, and our net tangible book value per Ordinary Share was approximately US$0.022 as of March 31, 2024. Net tangible book value per ordinary share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of ordinary shares outstanding. Pro forma net tangible book value per ordinary share is calculated after giving effect to the Forward Stock-Split. Pro forma, as adjusted net tangible book value per ordinary share is calculated after giving effect to the Forward Stock-Split and the Company’s initial public offering. Dilution is determined by subtracting pro forma net tangible book value per ordinary share from the assumed public offering price per ordinary share.

Without taking into account any other changes in such net tangible book value after March 31, 2024, other than to give effect to our issuance and sale of 2,000,000 Ordinary Shares in this offering at an assumed initial public offering price of $4.50 per Ordinary Share, the midpoint of the estimated public offering price range, and after deduction of underwriting discounts and commissions and estimated offering expenses payable by us (assuming the over-allotment option is not exercised), our pro forma as adjusted net tangible book value as of March 31, 2024 would have been $0.525 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.606 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of approximately $3.975 per Ordinary Share to purchasers of Ordinary Shares in this offering. The following table illustrates such dilution:

Assumed initial public offering price per ordinary share	$4.50
Net tangible book value per ordinary share as of March 31, 2024	$0.022
Increase in pro forma as adjusted net tangible book value per ordinary Share attributable to payments by new investors	$0.606
Pro forma as adjusted net tangible book value per ordinary share after the public offering as of March 31, 2024	$0.525
Amount of dilution in net tangible book value per ordinary share to new investors in the offering(1)	$3.975

____________

(1)      In the event that the underwriters’ overallotment option is exercised in full, pro forma net tangible book value per ordinary share after the public offering would be $0.654 per share, with $3.846 of dilution in net tangible book value per ordinary share to new investors in the offering.

An increase (decrease) in the assumed initial public offering price of our Ordinary Shares would increase (decrease) our net tangible book value after giving effect to the Offering assuming no change to the number of our Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting estimated expenses payable by us.

The following table summarizes, on a pro forma basis as of March 31, 2024, the differences between the shareholders as of March 31, 2024 and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid at an assumed initial public offering price of $4.50 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses.

Over-allotment option not exercised	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	13,000,000	86.7%	10,000	0.1%	$0.0
New investors	2,000,000	13.3%	9,000,000	99.9%	$4.50
Total	15,000,000	100%	9,010,000	100%	$0.6

Over-allotment option exercised in full	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	13,000,000	85.0%	10,000	0.1%	$0.0
New investors	2,300,000	15.0%	10,350,000	99.9%	$4.50
Total	15,300,000	100%	10,360,000	100%	$0.68

The discussion and table above also assume no exercise of any outstanding stock options outstanding as of the date of this prospectus. As of the date of this prospectus, there were no ordinary shares issuable upon exercise of outstanding stock options, and there were no ordinary shares available for future issuance upon exercise of future grants under our share incentive policies and plans. To the extent that any of these options are exercised, there will be further dilution to new investors.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a BVI business company limited by shares. We are incorporated in the BVI because of certain benefits associated with being a BVI corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of Hong Kong, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed The Crone Law Group as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel to the laws of the BVI, and Long An & Lam LLP (“Long An & Lam”), our counsel to Hong Kong law, have advised us that there is uncertainty as to whether the courts of the BVI or of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be recognized and enforceable in the BVI. We have also been advised by Ogier that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the BVI courts.

Long An & Lam has further advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to: (1) that the foreign judgment is a final judgment conclusive upon the merits of the claim; (2) the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges; (3) the proceedings in which the judgment was obtained were not contrary to natural justice; and (4) the enforcement of the judgment is not contrary to public policy of Hong Kong. Further, such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules that are applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Factors that could cause or contribute to such differences include those identified below and those discussed in the section titled “Risk Factors” and other parts of this prospectus. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

We are an integrated marketing and advertising services provider in Hong Kong specializing in mobile games promotion for the local market. We mainly provide services to mobile game developers, principally developers of mobile gaming applications, or “apps,” that the gamers download from the developer’s websites and applicable mobile operation system, such as Apple Store or Android Google Play Store. We principally make use of digital media such as online social media platforms, websites and search engines over the Internet to broadcast the advertising campaigns.

We provide one-stop advertising services to our clients throughout the entire advertising process, which comprises the planning, creating, launching, managing and performance monitoring of the advertisements. We have our in-house design and production team to design, create, edit and produce the art and design of various kinds of advertisement materials in different layouts and formats. Alongside the provisioning of mainstream advertising services in the market, we also provide other value-added services such as creative design of advertising theme and content, local adaption of advertising materials, to post-publication advertising performance monitoring to our clients during the course of advertisement placement.

We have a financial year-end date of March 31. For the year ended March 31, 2024, our revenue decreased 14.5% year-over-year from the year ended March 31, 2023, from approximately HK$47.5 million for the year ended March 31, 2023, to approximately HK$40.7 million (US$5.2 million) for the year ended March 31, 2024. We generated a net income of approximately HK$1.9 million (US$0.2 million) and approximately HK$2.7 million for the years ended March 31, 2024 and 2023, respectively.

Factors Affecting Our Performance

We believe that the future success of our business depends on many factors, including the factors described below. While some of these factors present significant opportunities for our business, they also pose important challenges that we must successfully address in order to continue to grow profitably while maintaining positive cash flow.

Growth and infrastructure development of the mobile gaming ecosystem

Our business and results of operations will be impacted by industry factors that drive the overall performance of the mobile gaming ecosystem. The mobile gaming ecosystem has grown rapidly in recent years with technological advancement alongside an increase in the number and variety of mobile apps befitting for gaming application. We expect that the acceleration, or, conversely, decline of this remarkable growth would continue to affect our business and the results of operations. In addition, even if the mobile app ecosystem continues to grow at its current rate, our ability to position ourselves within the market will impact our business and results of operations.

Large third-party internet platforms such as YouTube, Apple App Store and Google Play Store, among others, predominate the distribution of online mobile games. Likewise, advertising agents target users of mobile games by launching advertising campaigns in third-party media platforms, such as social media websites. We expect this trend to continue for the foreseeable future. Some of these third-party platforms have significant market power and discretion to set platform fees and constraints over the dissemination of permissible content over their domains. All of these platform fees and constraints affect mobile game developers’ operations and profitability, and in turn, could have repercussions on their advertising spendings with us. In addition, the imposition by these third-party platforms of constraints over permissible content could affect our ability to target users with personalized advertising materials and allocate marketing campaigns in an efficient and cost-effective manner. Significant changes to the policies of these third-party platforms could drive rapid change across the mobile gaming ecosystem. Further, new tools for gaming developers, industry standards, and platforms may also emerge in the future.

We have made, and expect to continue to make, considerable investments of management resources in responding to emerging technologies, especially those pertaining to advancement in internet digital technologies and mobile app utilization, in order to respond to rapid technological changes with the mobile gaming ecosystem. These include the deployment of our internal and financial resources, including our management’s time and effort, to explore the technological infrastructure and evaluate its suitability for application in our business models.

We may also need to partner with new media platforms and incur further expense outlays such as the hiring of additional staff workforce or consultants of technical expertise to harness the application of new technologies. While our investments in innovations may not result in revenue in the near term, we believe these investments have allowed us to adapt our business model to emerging trends and enable us to maintain competitiveness in the changing marketplace.

New developments in PRC laws and regulations regarding the public use of mobile games in the country

We have benefited in the past from the tightening of the rules and regulations in the PRC concerning the public’s use of mobile games in the country. As the mobile gaming developers and operators in the PRC sought after alternative revenue channels through the new launching of mobile games in our local market in Hong Kong, they require corresponding advertising services for their marketing campaigns and, we believe, afforded us promising opportunities to grow our client portfolio.

There are significant uncertainties regarding the future direction that new developments in PRC legislation regarding the use of mobile games may assume. These legislative developments, if materialized, are beyond our control and could turn out to be either advantageous or detrimental to our future business prospects. Some of the mobile gaming developers responding to these changes may decide to seek alternative revenue channels by opening up overseas markets outside of our local market and allocate their advertising budget to these regions, thus reducing their spending with us. Our ability to navigate these changes and grow our business over time depends on our being able to capture new opportunities and respond to challenges arising from these new developments in a timely and adequate manner.

Our local market in Hong Kong will continue to have overriding significance for our business. At the same time, we serve to reduce our heavy reliance on our local market by diversifying our business to specific East Asian countries. Our proposed use of proceeds from this offering includes funding appropriations to enter these overseas markets, including the establishment of several overseas offices and the hiring of staff for the overseas operation; however, we have yet to adopt specific plans or formulate detailed funding appropriation regarding these new business ventures.

Retain and grow our existing clients in our local market

We derive a significant portion of our revenue from the provisioning of advertising services to recurrent clients with a preceding business relationship. For the years ended March 31, 2024 and 2023, approximately 76.1% and 75.8%, respectively, of our revenue were derived from recurrent customers who have done business with us in the past two fiscal years. As such, we rely on recurring service requests from existing clients to maintain our business volume and profitability. In the past, many of our clients have made recurring service requests for advertising campaigns and also referred new clients to us and, as a result, the growth in business from existing business clients has been a primary driver of our revenue growth.

We must continue to retain our existing clients and expand their spending with us over time to continue to grow our revenue, increase profitability, and increase cash flow. As the overall market for mobile gaming expands, we believe there are still plenty of opportunities for us to further expand our business relationships with these clients. We believe we must continue to offer a comprehensive range of advertising services at competitive pricing and deploy sufficient resources to maintain our quality of service to the satisfaction of our existing clients.

Manage our pricing for advertising services and profit margin

The margin of our advertising services is derived from the service fees we charged our clients less the cost of services incurred, which included, importantly, the fees we paid to media publishers for accessing advertising traffic over their platforms and procurement of advertising inventories. Each of these factors varies according to the market conditions.

We formulate the pricing for our advertising services based on an equitable mark-up on our estimated cost to execute the advertising campaign, having regard to the results of price negotiation with our clients, prevailing market trends and industry information available to us. We determine our service fee on a case-by-case basis, taking into account many factors including: the nature of advertising services required; the scale and complexity of the advertising campaign and the timeframe involved; the specific media channels for deploying the advertisement placement and the associated advertising traffic costs.

While we have begun to establish our market niche with mobile gaming advertising in our local market, the competition within the advertising industry is intense. We not only face direct competition from other advertising agencies, but also competition from other conventional marketing channels in the marketplace that could potentially replace us. Intensified competition from existing and new entrants into the market aspiring to capture market share could result in price cutting, which could erode our profit margin and profitability.

We strive to maintain our competitiveness and market position by providing a comprehensive range of advertising solutions, outstanding quality of customer services, and complementary value-added solution packages. To maintain our profit margin, we must continue to deploy management and financial resources to maintain our competitive advantage and consolidate our market position.

Solicit and retain clients from new business ventures

As we successfully established market prominence in our local market in Hong Kong, we plan to capture new business opportunities by opening up the overseas market in specific East Asian countries, including the establishment of several overseas offices in these countries. The future success of these foreign business ventures depends in part on our ability to acquire new business clients in the overseas markets and harness the foreign operating environments, so as to offer attractive advertising packages and quality services to our prospective clients’ satisfaction, to potentially retain and transform them into recurring clients.

We also see business opportunities outside of our traditional business in advertising and we intend to expand our business downstream by entering into the acquisition of operation rights with upcoming mobile games in the local Hong Kong market. To successfully harness these new business ventures, we must navigate the competitive and fast-moving mobile gaming market environment in a proactive manner to adequately assess their profiles and stay competitive.

As each of our founders, who are also our executive directors, has prior work experience in the mobile gaming industry, and have accumulated extensive industry knowledge and in-depth understanding of the mobile gaming market, we believe we are primed to harness these new business ventures. As we seek further scale by downstream expansion, the necessary investments in management and financial resources could impact our profitability in the near term. We believe these additional business ventures nevertheless open up broader revenue channels by enabling us to become the direct market player in the mobile gaming industry.

Continue to obtain favorable commercial terms of service from our media publishers

Our business viability and future growth will depend on our ability to maintain long-term cooperative relationships with media publishers to procure suitable advertisement inventories at competitive pricing terms for placing advertisements on behalf of our clients.

Our relationships with the media publishers are mainly governed by contractual agency agreements which provide for, among other things, the pricing for advertisement inventories and credit periods offered to us. These agency agreements typically have a term of one year and are subject to renewal upon expiry. The commercial terms under the agency agreements are subject to renegotiation when they are renewed. Our contracts with media publishers usually provide that they retain the right to terminate our authorized agency relationship at their discretion.

If a media publisher terminates its cooperative relationship with us or we fail to negotiate service terms that are favorable to us, we may lose access to the relevant advertising channels and sustain advertisers’ deflection, as a result, our revenue, results of operations and financial condition may be adversely affected.

In addition, the pricing discounts we obtain from media publishers depend in part on the bulk volume of transactions we laid down for them. If our business declines and we are not able to obtain the current level of pricing discounts, we may need to pass on the price escalation to our clients as less competitive advertising packages or our profitability will be affected.

We believe we have established business relationships with a wide network of local media publishers covering various media channels, which mitigate our exposure to the termination of business relationships with one or more media publishers. We also intend to enter into strategic acquisitions of media publishers in the local market for upstream integration, which will provide us further control over the media publishing operation at our disposal. However, we do not have definitive agreements or commitments for any material acquisitions at this time. We believe the investment and operation of these new acquisitions will add operating overheads for ourselves, which may impact our profitability.

Navigate the impact of the COVID-19 Pandemic

Since the outbreak of COVID-19 at the beginning of 2020, the pandemic has not adversely affected our business to a significant extent, as we benefitted from a tightening of rules and regulations in the PRC, which resulted in an increase in the number of mobile gaming developers and operators in the PRC seeking alternative revenue channels outside the country, including our local market in Hong Kong. We understand that the international markets with Chinese-developed mobile games have undergone impressive growth partly due to the same development. According to the 2022 China Gaming Industry Report, Chinese-developed mobile games recorded a continuous growth figure in international markets, reaching HK$136.2 billion (US$17.4 billion) in 2022.

Notwithstanding the absence of significant adverse impact, we have, and will be required to, continually adapt our advertising strategy to the COVID-19 development. For online advertising, the broadcast of advertising content in digital media typically does not require physical interaction. Accordingly, access to these channels is not impaired by the imposition of social-distancing measures to contain the spread of the virus. On the other hand, some of our offline advertising requires broadcasting advertising content in physical medium. Because the social-distancing measures discouraged open social interaction in public venues, these advertising campaigns may encounter moderation of perceived effectiveness. We will therefore be required to continually adjust the relative proportion of online versus offline advertising to accommodate the changing environment, with a correspondent effect on our cost structure.

The extent of the impact of COVID-19 on our results of operations and financial condition will depend on the virus’ future developments, including the duration and spread of the outbreak and the impact on our customers, which are still uncertain and cannot be reasonably estimated at this point of time. Our operations could be disrupted as a result and our results of operations could be adversely affected. The prolonged pandemic outbreak may also impair our financial performance to the extent that it adversely affects the overall economy in Hong Kong and the advertising industry in particular. See the section titled “Risk Factors — Impact of the Covid-19 Pandemic” for additional information.

Components of Results of Operations

Revenue

We generate revenue from fees paid by our clients who are mainly developers of mobile games looking to launch their marketing campaigns in our local market. Our primary source of revenue is providing marketing solutions, which are generally deployed as package bundles of advertising content and materials produced by ourselves in various designs, layouts and formats for broadcast and publication across various medial channels. Our revenue is primarily affected by the demand for advertising services from local and overseas advertisers and the rate of service fees we charge.

Our business contracts are generally short-term and expire at the end of each advertising campaign. We generally agree with our customers a fixed fee, which is payable in instalments, before the commencement of our service, and our contracts with customers generally do not encompass a significant variable component of revenue.

The service fees stipulated in our advertising contracts depend on various factors, the most important of which includes the scale of the advertising campaign, adverting frequency and duration, and the specific media channels for deploying the advertisement placement. Competition from other advertising agencies in the local market also affects the service fee to a significant extent, as our advertising solutions are able to be replicated and we have to compete with the fees offered by our competitors in order to stay competitive.

Our advertising fees are generally not affected by the availability of advertising inventories with specific media publishers. We have established business relationships with a wide range of local media publishers covering various media channels, which enables us to adapt to fluctuations in the availability of advertising inventories and mitigate such impacts by adjusting our advertising strategies and choosing from the alternative pool of resources.

We seek to broaden our base of advertisers and maximize revenue by providing a comprehensive solution package to our clients which promotes efficient allocation of resources with their advertising operations and enables them to address their marketing challenges.

Because of our market visibility and capacity to offer a comprehensive range of advertising solutions, we see multiple opportunities to gain new business clients and increase spending from existing clients, as we help them grow their businesses and make them more successful. Many of our clients have made recurring service requests for advertising campaigns and also periodically refer new clients to us. As such, we derived a substantial proportion of our revenue from marketing services to recurrent clients with a preceding business relationship.

Cost of Services

Cost of services consists primarily of media cost and influencer service cost.

Media cost, which is our most significant cost component, represents costs incurred to obtain access to advertising traffic in various media platforms. For online advertisement placement in digital media, media cost principally includes our payments to media publishers and operators of websites, social media platforms and search engines for the procurement of advertising inventories. For offline advertising in public venues, media cost principally includes our payments to the owners or operators of the physical medium for the leased use of premises to broadcast advertising contents.

Influencer service cost, our second most significant cost component, principally includes the media promotion fees paid to YouTubers, KOL, hard-core gamers and local celebrities to film introductory gaming videos for broadcast in their personal blogs and social media platforms. These payments encompass a notional component for the transfer of the underlying copyrights to the gaming videos. This cost category also includes, to a lesser extent, outsourced production costs and consultation fees paid to marketing service providers for the availing of market data.

In addition to the foregoing, cost of services also includes our own production cost. These are mainly staff salaries who are operation staff directly involved in content creation for our clients’ advertisements and who liaise with our clients and media publishers to coordinate the launching of advertising campaigns. Our own production cost also include, to a lesser extent, overhead incurred in setting up live promotional events such as cosplay and such items as cost of materials, venue set-up, audio, video, lighting, and related matters.

We expect our cost of services to increase in absolute amounts over the long term as we grow our business and revenue. We also expect our cost of services as a percentage of revenue to fluctuate period-over-period. The fluctuations in the cost of sales components are mainly dependent on the types of media channels we utilize in launching the advertising campaigns for the respective years.

Operating Expenses

Operating expenses consist primarily of costs incurred to support our business operations, including reimbursable business expenses of our officers, directors and employees as well as officer and employee salaries and benefits, professional services fees for legal and accounting services, insurance, travel, office facility overhead and information technology costs.

Other income, net

Other income, net, represents interest income earned from cash and cash equivalents, principally maintained as bank deposits. It is net of interest expense incurred on outstanding debt, which consists primarily of bank overdrafts we draw down from time to time in insignificant denominations. For the year ended March 31, 2023, other income, net, also includes government grants. The government grants were generally non-recurring in nature and were granted by the Hong Kong government authorities as incentives to support local enterprises meeting specific government mandates. There was no grant of government subsidy to the Company for the year ended March 31, 2024.

Income tax

The Company is incorporated in the BVI and is not subject to taxation. In addition, upon payments of dividends, if any, no BVI withholding tax is expected to be imposed. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our common shares in the foreseeable future. Please refer to the section “DIVIDEND POLICY” for further details.

Our principal operating subsidiary, CTRL Media, was incorporated in Hong Kong and is subject to Hong Kong profits tax. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect in Hong Kong, under which profits tax is chargeable at the tax rate of 8.25% for assessable profits on the first HK$2.0 million and 16.5% for any assessable profits in excess of HK$2.0 million. Hong Kong entities which are not qualified or selected under the two-tier tax rate are chargeable at the tax rate of 16.5% for any assessable profits. For the years ended March 31, 2024 and 2023, CTRL Media did not select the two-tier tax rate for income tax provision and a tax rate of 16.5% is applicable on all assessable profits.

On December 18, 2023, the Company set up a branch office in Taiwan. The corporate income tax of Taiwan is 20%. There is no assessable profit during the year for the branch office and no corporate income tax was imposed for the year ended March 31, 2024.

Our effective tax rate varies based on the amount of pre-tax income or loss for a particular period and the deferred tax adjustments arising out of timing differences between when the tax was accrued and when it is due to be paid. Additionally, our effective tax rate will vary depending on the future changes in tax laws, the valuation of our deferred tax assets and liabilities, impacts from potential acquisitions that may ensue.

Consolidated Results of Operations

The following table sets forth a summary of our consolidated results of operations for the years presented. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus.

Comparison of year ended March 31, 2024 with year ended March 31, 2023

	For the years ended March 31,			Variance	% of variance
	2023	2024	2024
	HK$	HK$	US$	HK$
Revenue
Independent Third Parties	45,213,089	39,208,696	5,010,120	(6,004,393)	(13.3)%
Related Parties	2,309,578	1,446,200	184,797	(863,378)	(37.4)%
	47,522,667	40,654,896	5,194,917	(6,867,771)	(14.5)%

Cost of services
Independent Third Parties	(30,671,473)	(26,975,360)	(3,446,933)	(3,696,113)	(12.1)%
Related Parties	(7,346,748)	(4,516,008)	(577,059)	(2,830,740)	(38.5)%
	(38,018,221)	(31,491,368)	(4,023,992)	(6,526,853)	(17.2)%
Gross profit	9,504,446	9,163,528	1,170,925	(340,918)	(3.6)%

Operating Expenses	(6,660,184)	(6,180,703)	(789,776)	(479,481)	(7.2)%
Income from operation	2,844,262	2,982,825	381,149	138,563	4.9%

Other income (expenses)
Other income, net	503,240	36,065	4,608	(467,175)	(92.8)%
Other gain (loss)	164,471	(100,288)	(12,815)	(264,759)	(161.0)%
Interest expense	—	(319,692)	(40,851)	319,692	N/A
Total other income (expenses), net	667,711	(383,915)	(49,058)	(1,051,626)	(157.5)%

Profit before tax	3,511,973	2,598,910	332,091	(913,063)	(26.0)%
Income tax	(777,962)	(699,250)	(89,352)	(78,712)	(10.1)%
Net income	2,734,011	1,899,660	242,739	(834,351)	(30.5)%

Revenue

The following table sets forth the breakdown of our revenue by major revenue type for the years ended March 31, 2024 and 2023, respectively:

	For the years ended March 31,				% of variance
	2023	2024	2024	Variance
	HK$	HK$	US$	HK$
Online advertising	26,149,977	14,609,390	1,866,800	(11,540,587)	(44.2)%
Offline advertising and web banner marketing	17,895,200	22,595,715	2,887,299	4,700,515	26.3%
Provisioning of strategic planning services	2,115,833	661,731	84,557	(1,454,102)	(68.7)%
Other services	1,361,657	2,788,060	356,261	1,426,403	104.8%
Total revenue	47,522,667	40,654,896	5,194,917	(6,867,771)	(14.5)%

Revenue decreased by approximately HK$6.9 million (US$0.9 million), or approximately 14.5%, to approximately HK$40.7 million (US$5.2 million) for the year ended March 31, 2024, compared to the year ended March 31, 2023. The reduced revenue is primarily the result of the decline in demand for online advertising services during the year, as many of our clients allocated a larger portion of their advertising budget to offline media channels.

Because offline advertising generally requires the deployment of physical mediums such as podium platforms with public transportation for the broadcast of advertising content, given the reduced public exposure under social-distancing constraints to contain the spread of the COVID-19 pandemic, there was a decline in the demand for offline advertising services in the preceding years for the perceived compromise in effectiveness with offline advertising during the episode of the COVID-19 outbreak. Beginning in early 2023, however, the government in our local market in Hong Kong started to scrap or relax some of the previously implemented social-distancing measures, and with the revival of open social interaction and public exposure, many of our clients have chosen to allocate a larger portion of their advertising budget to offline media channels and, correspondingly, cut down their advertising spending on online media channels resulting in a lower online advertising revenue derived by ourselves. In addition, during the year under review, some of our clients have allocated a larger part of their advertising budget to overseas territories outside of our principal market in Hong Kong. As a result, a higher proportion of online advertising packages we catered to during the year are of lower contract value, further contributing to the decline in revenue.

Conversely, offline advertising revenue grew by approximately HK$4.7 million (US$0.6 million), or approximately 26.3%, to approximately HK$22.6 million (US$2.9 million) for the year ended March 31, 2024, compared to the year ended March 31, 2023. As discussed, with the adverse implications of the COVID-19 outbreak subsiding, there was a rebound in market demand for offline advertising. Further, specific developers of mobile games in China have taken advantage of this period of revival in market sentiment to launch some of their more noteworthy gaming applications in the market. As the features and market profile of these new gaming applications are in better accord with offline broadcasting, we have accordingly employed offline media channels for their promotion in the interests of maximizing advertising exposure. Because of these factors, and as offline advertising packages typically ascribe a higher contract value due to the deployment of various physical media, there was a pronounced growth in offline advertising revenue during the year under review. For the same reasons, in contrast to the year ended March 31, 2023, the revenue from the service category of offline advertising surpasses that of online advertising, which we consider to be the business norm before the COVID-19 outbreak.

Amongst all service categories, the provision of strategic planning services reflected the most significant 68.7% decrease in revenue. During the year under review, there was a reduction in the number of mobile gaming applications soliciting these services. Further, these services are typically rendered on a periodic basis over a contractual tenure and some of our clients decided not to continue with renewal of the service contract upon expiry, and instead continue business with us on the basis of a one-off advertising package, as they found it easier to manage their advertising effort on a project basis rather than over an interim service term.

On the other hand, other services reflected the most pronounced growth amongst all service categories. The revenue increased by approximately HK$1.4 million (US$0.2 million), or approximately 104.8%, to approximately HK$2.8 million (US$0.3 million) for the year ended March 31, 2024. These services are typically rendered on a per-task basis and tend to be ad-hoc, with relatively pronounced year-to-year fluctuations in clients’ demand. This is a relatively new services category and as we fostered an increasingly steadfast working relationship with our clients over the years, their request for our services became more consistent and further contributed to the growth in revenue.

Cost of services

The following table sets forth the breakdown of cost of services for the years ended March 31, 2024 and 2023, respectively:

	For the years ended March 31,				% of variance
	2023	2024	2024	Variance
	HK$	HK$	US$	HK$
Online advertising fee	18,187,923	9,558,944	1,221,450	(8,628,979)	(47.4)%
Offline advertising fee	14,419,984	16,737,034	2,138,672	2,317,050	16.1%
Consultation fee	1,209,169	6,000	767	(1,203,169)	(99.5)%
Staff cost	3,471,164	3,789,922	484,279	318,758	9.2%
Others	729,981	1,399,468	178,824	669,487	91.7%
Total Cost of services	38,018,221	31,491,368	4,023,992	(6,526,853)	(17.2)%
Percentage of revenue	80.0%	77.5%	77.5%

Cost of services decreased by approximately HK$6.6 million (US$0.8 million) or approximately 17.2% to approximately HK$31.5 million (US$4.0 million) for the year ended March 31, 2024, compared to the year ended March 31, 2023. The decrease in the cost of services was generally in line with our reduced total revenue derived during the year.

Amongst all cost of services components, online advertising fees reflected the most significant decrease in monetary amounts because during the year, some of our clients reallocated their advertising budgets from online to offline advertising and also to overseas territories outside of our principal market in Hong Kong, as discussed. Correspondingly, we incurred less advertising fees for the reduced business volume with online advertising. Further, a higher proportion of online advertising packages we catered to during the year is of lower contract value, for which the scope of service was relatively abridged with a lower level of associated cost, while in the preceding year, there was a higher proportion of advertising campaigns that required us to incur additional cost for the appointment of local celebrities to appear in the introductory gaming videos to bolster promotional effectiveness. Also, during the year, a media publisher with an online social media platform of notable market positioning ceased operation and, as we shifted to other counterparties with lower advertising rates as replacement, it further contributed to the decrease in online advertising fees.

In contrast, offline advertising fees reflected the most prominent increase in monetary amounts because, as discussed, with the adverse implications of the COVID-19 outbreak subsiding, there was a rebound in market demand for offline advertising, and we incurred higher offline advertising fee to cater to the growth in business with this service category. As compared to the approximately 26.3% growth in offline advertising revenue, offline advertising fees reflected a less-than-proportionate increase of 16.1% because, while the sales of mobile games are relatively unaffected by the overall sentiment of the economy, the increased interest rates and other concerns over the future economic outlook during this period have affected the overall demand for advertising in our local market in Hong Kong and contributed to a diminished advertising rate, which in turn translated as the less-than-proportionate increase in offline advertising fees incurred by ourselves. In addition, during the year, we catered to a higher proportion of offline advertising campaigns of small-scale promotional events and for these pursuits, we principally rendered our in-house expertise to organize the events without the deployment of substantial offline media resources and did not incur expenditures to the equivalent extent.

Consultation fees markedly decreased by approximately HK$1.2 million (US$0.2 million), or 99.5% for the year ended March 31, 2024, mainly because with the hiring of additional workforce, we undertook most of the previously subcontracted tasks ourselves rather than solicit external parties for their execution. For the same reason, staff costs for the year ended March 31, 2024 increased because of the hiring of an additional workforce to cater to, amongst other things, the evaluation of overseas markets and, secondarily, these previously subcontracted tasks.

Other costs reflected the most prominent percentage increment. It increased by approximately HK$0.7 million (US$88,000), or 94.8% to approximately HK$1.4 million (US$0.2 million), for the year ended March 31, 2024, compared to the year ended March 31, 2023, as we incurred considerable higher cost to cater to the expanded business with other services, which, incidentally, grew by a substantial equivalent of 104.8% during the year.

Cost of services as a percentage of revenue decreased from 80.0% for the year ended March 31, 2023, to 77.5% for the year ended March 31, 2024, which is primarily the effect of the change in relative proportion of online versus offline advertising on our cost structure. In particular, while offline advertising and web banner marketing reflected the most prominent revenue growth amongst all service categories, the associated offline advertising fees did not increase proportionately for the reasons discussed and, in turn, contributed to a lower cost of services as a percentage of revenue percentage.

Online advertising fee

Online advertising fee includes payments to media publishers and operators of websites, social media platforms and search engines for the procurement of advertising inventories, as well as the media promotion fees and patronage paid to YouTubers, KOL, hard-core gamers and local celebrities to film introductory gaming videos for broadcast in their personal blogs and social media platforms.

Offline advertising fee

Offline advertising fee principally includes payments to the owners or operators of the physical medium for the leased use of premises to broadcast advertising contents.

Consultation fee

Consultation fee mainly represents art outsourcing fee for graphics used in advertisements and mobile games artwork, such as, concept art, game characters design and in-games environment fashioning.

Staff cost

Staff cost mainly consists of operational staff salaries directly involved in content creation for our clients’ advertisements and liaising with our clients and media publishers to coordinate the launching of advertising campaigns.

Others

Others mainly represent miscellaneous expenses related to the production of advertisement or videos, media boosting costs and other expenses incurred from the Company’s other services.

Gross profit

	For the years ended March 31,				% of variance
	2023	2024	2024	Variance
	HK$	HK$	US$	HK$
Gross profit	9,504,446	9,163,528	1,170,925	(340,918)	(3.6)%
Gross profit margin	20.0%	22.5%	22.5%

Gross profit decreased by approximately HK$0.3 million (US$44,000), or approximately 3.6%, to approximately HK$9.2 million (US$1.2 million) for the year ended March 31, 2024, compared to the year ended March 31, 2023. The decrease in our gross profit is less-than-proportionate as compared to the decline in our overall revenue because of the improved gross profit margin, as described below.

Gross profit margin increased from 20.0% for the year ended March 31, 2023, to 22.5% for the year ended March 31, 2024. During the year, despite the decline in our overall revenue, a higher proportion of online advertising packages we undertook is of the lower contract value, for which the scope of service was relatively abridged, and we incurred a lower level of associated cost to cater to these businesses. In addition, we benefited from the lower advertising rate for offline advertising which prevailed in our local market in Hong Kong during the year. The marked growth in revenue with our other services also contributed to a higher gross profit margin because, as compared to our principal service categories of online and offline advertising, these services generally entail the deployment of significantly fewer financial resources. Nevertheless, as the revenue contribution from these lesser service categories was in minority proportion, the uplifting effect on gross profit margin was finite. We consider the fluctuation in gross profit margin to be within normal business fluctuation.

General and administrative expenses

	For the years ended March 31,				% of variance
	2023	2024	2024	Variance
	HK$	HK$	US$	HK$
General and administrative expenses	6,660,184	6,180,703	789,776	(479,841)	(7.2)%
Percentage of revenue	14.0%	15.2%	15.2%

General and administrative expenses decreased by approximately HK$0.5 million (US$61,000), or approximately 7.2%, for the year ended March 31, 2024, compared to the year ended March 31, 2023. The decrease was mainly due to the decrease in personnel-related expenses as we paid a yearly bonus to all directors and staff in the preceding year as a token of appreciation for their contribution to the growth of our business. The ratio of general and administrative expenses as a percentage of revenue percentage of revenue remains fairly consistent over the years presented.

Other income, Other gain(loss), net

	For the years ended March 31,				% of variance
	2023	2024	2024	Variance
	HK$	HK$	US$	HK$
Other income, net	503,240	36,065	4,608	(467,175)	(92.8)%
Percentage of revenue	1.1%	0.1%	0.1%

Other income, net, for the year ended March 31, 2024, mainly represented the one-off grant of subsidy received by our principal operating subsidiary from the Hong Kong government. The government subsidy grant was made to various local small business enterprises in Hong Kong with a view to, amongst other things, mitigate the negative impact of the business downturn and escalating unemployment rate during the COVID-19 outbreak by providing incentives to continue the employment of their workforce. Other income, net, for the year ended March 31, 2024, was considerably lower compared to the year ended March 31, 2023, as we did not receive further grants of subsidy from the Hong Kong government and the amount primarily represents interest income on cash and cash equivalents, principally maintained as bank deposits.

Other gain (loss)

	For the years ended March 31,				% of variance
	2023	2024	2024	Variance
	HK$	HK$	US$	HK$
Other gain (loss)	164,471	(100,288)	(12,815)	(264,759)	(161.0)%
Percentage of revenue	0.3%	(0.2)%	(0.2)%

Other gain and loss represented principally the exchange gain and loss arising from the translation of foreign currency denominated balances, designated in United States Dollars, into Hong Kong Dollars, which is our reporting currency. An exchange loss was realized for the year ended March 31, 2024, as there was a depreciation of the United States Dollars against Hong Kong Dollars during the year, and our bank deposits in United States Dollars also depreciated in value from the exchange rate fluctuation.

Income tax

	For the years ended March 31,				% of variance
	2023	2024	2024	Variance
	HK$	HK$	US$	HK$
Current income tax	738,298	705,839	90,193	(32,459)	(4.4)%
Deferred income tax	39,664	(6,589)	(841)	(46,253)	(116.6)%
Total income tax	777,962	699,250	89,352	(78,712)	(10.1)%
Percentage of revenue	1.6%	1.7%	1.7%

Taxation consisted principally of Hong Kong profits tax, which is an income tax chargeable on profits arising in business carried on in Hong Kong and deferred tax derived from the difference between the financial statements and tax bases of deferred tax assets and abilities at the applicable tax rates. The income tax presented is net of deferred tax adjustments arising out of timing differences between when the tax was accrued and when it is due to be paid. The income taxes decreased by approximately HK$79,000 (US$10,000), or approximately 10.1%, for the year ended March 31, 2024, compared to the year ended March 31, 2023, because we recorded lower profitability from operations during the year. Conversely, income tax as a percentage of revenue increased from 1.6% for the year ended March 31, 2023, to 1.7% for the year ended March 31, 2024, mainly because in the preceding year there was a receipt of a one-off grant of subsidy from the Hong Kong government, which is not taxable.

Dividend

No dividend was declared by the Company for the year ended March 31, 2024. On May 2, 2023, the Company declared a dividend of HK$300 (US$38.33) per share, or an aggregate of HK$3,000,000 (US$383,341), to its shareholders of record as of March 31, 2023, and the dividend was settled on May 16, 2023. As of March 31, 2024 and 2023, there are no outstanding dividends payable.

Liquidity and Capital Resources

Cash Flows and Working Capital

As of Mach 31, 2024, we had cash of approximately HK$4.4 million (US$0.6 million). We believe that our current cash, cash to be generated from our operations, and access to capital market will be sufficient to meet our working capital needs for at least the next twelve months. We do not have any amounts committed to be provided by our related party. We are also not dependent upon future financing to meet our liquidity needs for the next twelve months. In order to implement our growth strategies, we plan to apply the net proceeds from this offering in the manner set out in the section titled “Use of Proceeds”.

As of March 31, 2024, we had an outstanding bank borrowing balance of HK$9.0 million (US$1.2 million) that is ten years repayable at an annual interest rate of 3.6%, which is 2.5% below the prime lending rate for Hong Kong, under a loan agreement signed on March 7, 2023 with The Bank of East Asia. The original loan agreement’s annual interest rate of 3.4% was revised on July 31, 2023 to 3.6% and became effective on September 16, 2023. According to the repayment schedule, the principal amount is repayable by 120 unequal monthly instalments and the first 12 months is only repaying interest. All outstanding amounts (including any remaining balance of principal, accrued interest and any other sums) shall be fully repaid on March 16, 2033. The loan was secured by (a) a personal guarantee from Mr. Shum Tsz Chung, and (b) the SME Financing Guarantee Scheme operated by HKMC Insurance Limited. The bank borrowing has been drawn down and utilized as working capital for our operation.

Comparison of Years Ended March 31, 2024 and 2023

The following table sets forth a summary of our cash flows for the years indicated:

	For the years ended March 31,
	2023	2024	2024
	HK$	HK$	US$
Net cash generated from operating activities	493,687	1,913,610	244,521
Net cash provided by investing activities	541,827	—	—
Net cash provided by (used in) financing activities	5,513,332	(6,123,250)	(782,432)
Net increase (decrease) in cash	6,548,846	(4,209,640)	(537,911)
Cash, beginning of year	2,025,416	8,574,262	1,095,626
Translation difference	—	4,293	549
Cash, end of year	8,574,262	4,368,915	558,264

Operating activities

Net cash provided by operating activities amounted to approximately HK$1.9 million (US$245,000) for the year ended March 31, 2024, mainly derived from (i) net income of approximately HK$1.9 million (US$243,000) for the year ended March 31, 2024 (ii) impairment loss of HK$0.2 million (US$25,000), which is not as cash flow item; netted of (iii) changes in operating assets and liabilities of approximately HK$0.3 million (US$32,000). Changes in operating assets and liabilities mainly included (i) an increase in accounts receivables of approximately HK$0.8 million (US$0.1 million) as some of our customers lagged behind with settlement of payments due to us for advertising services; (ii) an increase in deposits, prepayments and other receivables of approximately HK$1.2 million (US$0.2 million) due to payment in advance of listing expenses to professional parties involved in our US listing; netted of (iii) an increase in amounts due to related parties of approximately HK$1.6 million (US$0.2 million) as we accrued payments in arrears for advertising services solicited from these parties.

Net cash provided by operating activities amounted to approximately HK$0.5 million for the year ended March 31, 2023, mainly derived from (i) net income of approximately HK$2.7 million for the year ended March 31, 2023; netted of (ii) changes in operating assets and liabilities of approximately HK$2.3 million. Changes in operating assets and liabilities mainly included (i) a decrease in amounts due to related parties of approximately HK$1.4 million as we settled payments in arrears for advertising services solicited from these parties; (ii) a decrease in contract liabilities of approximately HK$1.5 million as the related payments in advance from clients were released as related contracts progressed towards completion; and (iii) a decrease in income tax payable of approximately HK$1.8 million resulted from lower assessable profits for the year and the receipt of a grant of subsidy that is non-taxable; netted of (iv) a decrease in accounts receivables of approximately HK$2.5 million as we generated less revenue for the year and our clients settled payment in arrears.

Investing activities

There was no cash flow from investing activities for the year ended March 31, 2024.

Net cash generated from investing activities amounted to approximately HK$0.5 million for the year ended March 31, 2023, which represented (i) the acquisition of a motor vehicle of approximately HK$0.4 million and offset by (ii) repayment from a director of approximately HK$0.5 million and (iii) repayment from shareholders of approximately HK$0.4 million.

Financing activities

Net cash used in financing activities amounted to approximately HK$6.1 million (US$0.8 million) for the year ended March 31, 2024, which represented (i) dividends paid of approximately HK$3.0 million (US$0.4 million); and (ii) repayment of advance from a shareholder of the Company of approximately HK$3.1 million (US$0.4 million).

Net cash generated from financing activities amounted to approximately HK$5.5 million for the year ended March 31, 2023, which represented (i) an advance from a shareholder of approximately HK$3.1 million; (ii) new bank borrowing raised of approximately HK$9,000,000; offset by (iii) dividends paid of approximately HK$6.9 million.

Contractual Obligations

The following table summarizes our contractual obligations as of the dates indicated:

	As of March 31, 2024
	Total	2025	2026	2027	2028	2029	More than five years
	HK$	HK$	HK$	HK$	HK$	HK$	HK$
Accounts payable	1,779,240	1,779,240	—	—	—	—	—
Amount due to related parties	1,876,577	1,876,577	—	—	—	—	—
Amount due to a director	—	—	—	—	—	—	—
Amount due to a shareholder	3	3	—	—	—	—	—
Accruals and other payables	314,213	314,213	—	—	—	—	—
Operating lease liabilities	544,000	408,000	136,000	—	—	—	—
Bank borrowings	10,561,273	1,173,480	1,173,480	1,173,480	1,173,480	1,173,480	4,693,873
Total	15,075,306	5,551,513	1,309,480	1,173,480	1,173,480	1,173,480	4,693,873

	As of March 31, 2024
	Total	2025	2026	2027	2028	2029	More than five years
	US$	US$	US$	US$	US$	US$	US$
Accounts payable	227,353	227,353	—	—	—	—	—
Amount due to related parties	239,791	239,791	—	—	—	—	—
Amount due to a director	—	—	—	—	—	—	—
Amount due to a shareholder	—	—	—	—	—	—	—
Accruals and other payables	40,150	40,150	—	—	—	—	—
Operating lease liabilities	69,513	52,135	17,378	—	—	—	—
Bank borrowings	1,349,527	149,948	149,948	149,948	149,948	149,948	599,787
Total	1,926,334	709,377	167,326	149,948	149,948	149,948	599,787

Off-balance sheet arrangements

We did not have during the years presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Inflation

Inflation does not materially affect the business or the results of operations of our principal operating subsidiary.

Related Parties and Material Related Party Transactions

(a)    Due from related parties

As of March 31, 2024 and 2023, the balances of amounts due from related parties was as follows:

	Note	March 31,
		2023	2024	2024
		HK$	HK$	US$
Act Media Co. Limited	(1)	74,575	103,000	13,161
Pump Studio Limited	(2)	—	190,000	24,279
		74,575	293,000	37,440

____________

(1)      The balance represented the account receivable from Act Media Co. Limited, which were advertising service that the Company provided. The amount was trade in nature, unsecured, interest-free and within general credit period.

(2)      The balance represented the account receivable from Pump Studio Limited, which were other service that the Company provided. The amount was trade in nature, unsecured, interest-free and within general credit period.

(b)    Due to related parties, director and shareholder

As of March 31, 2024 and 2023, the balances of amounts due to related parties, director, and shareholder were as follows:

	Note	March 31,
		2023	2024	2024
		HK$	HK$	US$
Mr. Lam Kai Kwan	(1)	279,000	—	—
Mr. Shum Tsz Cheung	(2)	3,123,253	3	—
Act Media Co. Limited	(3)	17,188	1,670,702	213,484
I am Media Limited	(4)	—	205,875	26,307
		3,419,441	1,876,580	239,791

____________

(1)      The balance represented the advance from the director. The amount was unsecured, interest-free and repayable on demand.

(2)      The balance represented the advance from the shareholder. The amount was unsecured, interest-free and repayable on demand.

(3)      The balance represented the account payable from Act Media Co. Limited, which were advertising service that provided to the Company. The amount was trade in nature, unsecured, interest-free and within general credit period.

(4)      The balance represented the account payable from I am Media Limited, which were advertising service that provided to the Company. The amount was trade in nature, unsecured, interest-free and within general credit period.

(c)     Related party transactions

For the years ended March 31, 2024 and 2023, we had related party transactions as follows:

	Note	For the years ended March 31,
		2023	2024	2024
		HK$	HK$	US$
Advertising service fee paid to Act Media Co. Limited	1	5,974,873	3,934,433	502,745
Celebrity fee paid to Act Media Co. Limited	2	—	28,200	3,603
Advertising service fee paid to I am Media Limited	1	256,875	535,875	68,475
Advertising service fee paid to Pump Studio Limited	1	—	17,500	2,236
Celebrity fee paid to Pump Studio Limited	2	1,115,000	—	—
Consultant fee paid to Pump Studio Limited	3	196,000	—	—
Staff cost paid to Leung Shuk Hing		345,000	—	—
Advertising services fee received from Act Media Co. Limited	4	1,666,128	46,000	5,878
Celebrity fee received from Act Media Co. Limited	5	—	1,045,200	133,557
Advertising services fee received from Pump Studio Limited	4	643,450	165,000	21,084
Other services fee received from Pump Studio Limited	6	—	190,000	24,278

____________

Notes:

1.       Act Media Co. Limited, I am Media Limited and Pump Studio Limited provided online and offline advertising and web banner services to us and the related parties charged an advertising fee for providing such services. The fee was agreed upon between both parties and the advertising service was charged with reference to the market price of the advertising service. The advertising service was recorded as advertising fee in our cost of services.

2.       Act Media Co. Limited and Pump Studio Limited charged us for a fee for soliciting celebrities to promote the customers’ advertising campaigns. The amount was recorded in our cost of services.

3.       Pump Studio Limited charged the Company for a consulting service of the Company. The amount was recorded in our general and administrative expense.

4.       The Company mainly provided online advertising service for Act Media Co. Limited and Pump Studio Limited and the Company charged a fee for the service. The online advertising fee was recorded as revenue.

5.       The Company solicited celebrities for Act Media Co. Limited to promote the customers’ advertising campaigns. The celebrity fee was recorded as revenue.

6.       The Company provided administrative services for Pump Studio Limited to promote the customers’ advertising campaigns. The other services were recorded as revenue.

Significant Accounting Policies

The consolidated financial statements of us have been prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP, and on a going-concern basis.

The following descriptions of significant accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.

Revenue Recognition

We applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all years presented.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.

The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

We have elected to apply the practical expedient in paragraph ASC 606-10-50-14 and do not disclose information about remaining performance obligations that have original expected durations of one year or less.

We enter into contracts with customers that include promises to transfer various products and services, which are generally capable of being distinct and accounted for as separate performance obligations. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate. Revenue is recognized when the promised services are transferred to customers, in an amount that reflects the consideration allocated to the respective performance obligation.

We are engaging in the one-stop advertising services to customers in Hong Kong. Our principal revenue stream includes:

(a)    Online advertising

For revenue generated through the online placement of advertisements, our performance obligation is fulfilled at the point in time when the advertisement content is broadcasted in the digital media and the marketing publication is publicly released, or the transfer of the broadcasting right to the customer is made.

In the event the contract with the customer further entitles us to a one-off licensing fee for granting the customer the intellectual property right attached to the advertising contents and materials, we concluded that such licensing fee is integral to but not distinct or separated from the overall advertising solution package.

The entire transaction price of the advertising contract, inclusive of the online advertising fee and the licensing fee, is attributed as a single performance obligation and revenue is recognized at the point in time when our contractual obligation is completed that is the broadcast of the advertisement content and transfer of the intellectual property right are simultaneously fulfilled.

(b)    Offline advertising and web banner marketing

For revenue generated through the offline and web banner placement, we performed our services over a specific tenure set out in the advertising contract. The performance obligation is fulfilled over this pre-determined period when the agreed-upon action is completed or when the advertisement is displayed in the relevant medium to the public or target audience.

We recognize the revenue over the pre-determined contract period, generally the advertising period, during which our services are rendered to the advertiser and satisfied the relevant performance obligation. We enter a distinct contract with our customers. We concluded that each of the respective services (1) is distinct and (2) meets the criteria for recognizing revenue over time. In addition, the nature of services provided for each successive period are substantially similar and result in the transfer of substantially the same benefit to the customers. Therefore, we concluded that the periodic services fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation.

(c)     Provisioning of strategic planning services

Revenue generated from the provisioning of strategic planning services is recognized over time as we successively fulfill our performance obligation over the contractual service period and the advertiser simultaneously receives and consumes the benefits provided by our service performance.

We concluded that each of the respective services (1) is distinct and (2) meets the criteria for recognizing revenue over contractual service period. In addition, the nature of services to be provided for each successive period are substantially similar and result in the transfer of substantially the same benefit to the customers. That is, the benefit consumed by the clients is substantially similar for each month, even though the exact volume of services may vary. Therefore, we concluded that the periodic services fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation.

(d)    Other services

Other services rendered to our clients include the provision of (i) administrative services; and (ii) strategic planning on a profit-sharing fee basis.

Our administrative services generally, including delivery costs and prop making, are typically rendered on a per-task basis, for which we enter into an individual contract with the client for the performance of a specific service with a corresponding distinct performance obligation. For these services, we will charge a service fee which is normally determined as a particular mark-up percentage of the budgeted cost of the services. Revenue from the provisioning of administrative services is recognized at a point in time when the service delivery was made and the performance obligation is fulfilled.

Our profit-sharing with strategic planning services is governed by a relevant framework agreement incepted with the client, according to which we are entitled to a profit-sharing determined as a specific percentage of the client’s net profit derived during the pre-determined contractual period from the underlying mobile games. Revenue generated from the provision of these services is recognized at the point in time when the client ascertained the underlying mobile games’ net profit and confirmed our entitled profit-sharing amount.

Contract Assets

Our contract assets represent revenue rendered in executing contract performances with related benefits transferred to the customer that is not yet unconditional under the contractual terms of service. The amount will be recognized as accounts receivable when all conditional precedent has been fulfilled.

Contract Liabilities

Our contract liabilities include payments received in advance of performance under offline advertising and web banner marketing service contracts which will be recognized as revenue as we executed the advertising services with customers under the contract.

Contract Liabilities are recognized when the customers pay consideration before we recognize the related revenue. Contract Liabilities would also be recognized if we have an unconditional right to receive consideration before we recognize the related revenue. In such cases, a corresponding receivable would also be recognized.

Cost of Services

Our cost of services is primarily comprised of the subcontract costs of online advertising, offline advertising cost, consultation fee, staff costs and other direct costs associated with providing other services, including delivery costs, discount and production costs. These costs are expensed as incurred.

Income Taxes

We account for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the years including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax in the years incurred.

Recently Issued Accounting Standards, not yet Adopted by the Company

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

INDUSTRY

The Company uses market data throughout this registration statement. The Company has obtained certain market data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there is no assurance that any of the projections or forecasts will be achieved. The Company believes that the surveys and market research others have performed are reliable, but the Company has not independently verified this information.

Overview of Advertising Industry in Hong Kong

According to an independent industry market research report (the “Euromonitor Report”) prepared by Euromonitor International Limited, a London-based research firm and independent third party, Hong Kong’s advertising industry showed a continuing revenue growth from HK$29.4 billion (US$3.8 billion) in 2017 to HK$31.9 billion (US$4.1 billion) in 2018. However, the outbreak of the Covid-19 pandemic at the beginning of 2020 and the imposition of strict social distance measures by Hong Kong’s Government negatively impacted Hong Kong’s economy. To cope with the worsening economic and business environment, companies cut unnecessary spending and the demand for advertising dropped dramatically. As a result, the advertising revenue declined by more than 30% to HK$20.9 billion (US$2.7 billion) in 2020. With the weakening impact of the pandemic, the Hong Kong entertainment and media advertising industry gradually recovered with increasing consumption activities and recorded a revenue of HK$26.9 billion (US$3.4 billion) in 2022, according to the Euromonitor Report.

We expect company spending on advertising campaigns to increase with the recovery of consumer expenditure power as consumers have slowly adapted to the pandemic and post-pandemic environment. According to Euromonitor International Limited, the advertising industry revenue is forecasted to grow from HK$29.8 billion (US$3.8 billion) in 2022 to HK$39.6 billion (US$5.0 billion) in 2027, with a five-year aggregate compound annual growth rate (“CAGR”) of 7.3%.

According to the research from Euromonitor, online marketing is expected to increase dramatically from HK$14.9 billion (US$1.9 billion) in 2023 to HK$23.0 billion (US$2.9 billion) in 2027, representing a five-year CAGR of 11.4%. The growth is mainly attributable to technological advancement, or the 5G application, of the prevalence of mobile phones and other electronic devices and changes in customer behavior during the pandemic lockdowns. With increasing social media usage, companies have refined their marketing strategies and digital advertising is steadily outpacing traditional advertising. Hence, the marketing in Hong Kong using outdoor, print and television and radio are forecasted to record a lower five-year CAGR of 9.7%, -5.0% and -0.1%, respectively. By 2027 as indicated in the PwC Global Entertainment and Media Outlook 2023-2027 (the “PwC Report”), online media is expected to contribute approximately 68.1% of the advertising industry in Hong Kong and become the major platform for advertisers to stay connected to the consumers.

Hong Kong and Worldwide Advertising Budget Rapid Growth Along with the increasing Mobile Gaming Market Size

Hong Kong’s video and mobile game industry had a steady growth from 2017 to 2019, which is in line with the global market. In general, the quality of the game products is considered one of the major factors that tend to influence user “stickiness” and willingness to purchase. As per capita disposable income continues to grow, game players have shown increasing willingness to pay for attractive and meaningful in-game content. As reported in the PwC Report, the video and mobile game industry revenue is expected to grow with a five-year CAGR of 4.5% from 2022 to 2027.

Among all segments, mobile games had demonstrated accelerated growth from 2017 to 2021. Mobile games global revenue is predicted to show a five-year CAGR of 2.58%, resulting in a projected income of HK$722.2 billion (US$92.0 billion) by 2027, according to Sensor Tower, a leading provider of market and consumer data. The expansion of the mobile games market is mainly driven by the introduction of 5G and rising penetration of mobile phones. The launch of mobile phones with faster processor capability, better graphics and fluid controls, while also providing more affordable pricing, widens the user base and increases the demand for causal mobile game play. In addition, we believe the console free, easy-to-access and free download features draw interest from all walks of life and continues to boost the popularity of mobiles games.

To help standout from other mobile games developers, we believe some game publishers are eager to increase development and distribution budgets for promoting existing and newly released mobile games. According to Statista, a leading provider of market and consumer data, worldwide advertising expenditures on mobile gaming is projected to increase from HK$0.4 billion (US$0.1 billion) in 2021 to HK$1.0 billion (US$0.1 billion) in 2025.

Hong Kong Mobile Gaming Market Increase While China-developed Mobile Games Oversea Expansion

Amid slowing growth and gaming regulation in the PRC, we believe PRC gaming companies are looking to expand markets overseas. Chinese-developed mobile games have recorded impressive growth figures in international markets from HK$20.6 billion (US$2.6 billion) in 2015 to HK$136.2 billion (US$17.3 billion) in 2022, according to a 2022 China Gaming Industry Report published by Mobikok (Shenzhen) Internet Technology Ltd. A press release published by CITC Securities reports that Chinese-developed mobile gaming revenue is predicted to increase to HK$257.7 billion (US$32.9 billion) by 2025 with a four-year CAGR of 20%. With almost 90% of smartphone penetration and a strong consumer power, we believe Hong Kong is a market for mobile gaming with significant material growth potential. We believe PRC gaming companies are willing to launch mobile games in Hong Kong as an initial step to expansion in and penetration of the international market.

BUSINESS

Our Business

We are an integrated marketing and advertising services provider in Hong Kong specializing in mobile games promotion for the local market. We provide services to mobile game developers, principally developers of mobile gaming applications or “apps” that gamers download from the developers’ websites and applicable mobile operating systems, such as Apple Store or Android Google Play Store. The market for specialized mobile game advertising in Hong Kong is occupied by a few market players who compete with one another. Based on our knowledge and understanding of our market position, we consider ourselves a major player in the industry with a significant market share. Our prominent market share and proven track record are indicative of our audience reach and engagement, as well as our relevance to advertisers in our local markets.

Although our clients are primarily from China and our advertising market is in Hong Kong, none of our business, operations or subsidiary is located in mainland China and the Company is not a Chinese operating company.

We provide one-stop advertising services to our clients throughout the entire advertising process, which comprises the planning, creating, launching, managing and performance monitoring of the advertisements. We set out advertising plans for clients based on their mobile games’ unique features and market profile, while making reference to the prevailing trend of the design of comparable advertisements. Based on the advertising plan, we develop the overall marketing concepts and ideas for promoting the mobile games and tailored our advertising campaign with innovative themes to capture the attention of the target audience and maximize the advertising exposure and volume of impressions.

We have our in-house design and production team to design, create, edit and produce the art and design of various kinds of advertisement materials in different designs, layouts and formats, which include principally digital content such as videos, animations and photographs. We directly involve ourselves in concept development, storyboard creation, script writing, casting, shooting, and post-production works. At times we also engage freelance talent for some of our shooting works. Alongside the provisioning of mainstream advertising services in the market, our other value-added services provided to our clients during the course of advertisement placement include the creative design of advertising themes and content; local adaption of advertising materials; social media management services; post-publication advertising performance monitoring; costume tailoring services for cosplay shows with mobile games’ fictional characters; and advisory on the latest market trend and fashion.

Because we have an in-depth understanding of the local market preferences, we are able to implement local adaption of advertising materials by endowing them with images and slang, etc., of local taste that appeals to our primary market in Hong Kong. This competitive advantage is especially relevant to advertisers from mainland China and overseas countries looking to explore our primary market in Hong Kong. For these clients outside of Hong Kong, we consummate the advertising process by autonomously administering the advertising plans and enhancing their operational efficacy for an offshore advertising campaign.

We principally make use of digital media such as online social media platforms, websites and search engines over the Internet to broadcast the advertising campaigns, for which we directly engage ourselves in the procurement of advertising space and advertisement placement with the digital media channels. We launch the advertising campaigns by deploying local media publishers of various advertising channels. We select the media publishers for advertisement placements based on the values they could contribute to the advertising chain according to their specific nature and functionalities to precisely reach the target audience of particular interests. We pay these media publishers and advertising agencies mainly based on advertising exposure frequency and behavioral parameters such as the number of clicks into the advertisement, which is indicative of the response made by the target audience to the advertisements.

In addition to the media publishers specializing in the advertising business, we also contract with YouTuber, KOL and local celebrities to film introductory gaming videos for broadcast in their personal blogs and social media platforms such as YouTube and Instagram to generate interest in their network of followers. We work with these social personalities principally on an ad-hoc basis and pay them mainly per-project patronage for their contribution. Besides these online means of broadcasting, we also make use of physical media such as podium platforms with transportation terminals and public venues to broadcast advertising campaigns. We also assist clients to plan and prepare their exhibition booths in the Animation-Comic-Game Hong Kong events and other offline marketing events such as cross-industry cooperation events to capture the target audiences, whereby we direct the event production from set-up to execution by gathering the design briefs from our clients and formulating interactive and innovative event concepts through a combination of performance, visual and audio effects in an event setting.

We gauge the effectiveness of advertising results mainly through the mobile game’s induced actual sales and other experiential parameters indicative of personal involvement from the target audience, such as activating or registering as the users of the mobile games. We believe our comprehensive mobile gaming advertising services contribute to the achievement of advertising results which satisfy our clients and help establish what we believe is our strong market position.

We have a financial year-end date of March 31. For the year ended March 31, 2024, our revenue decreased 14.5% year-over-year from the year ended March 31, 2023, from approximately HK$47.5 million for the year ended March 31, 2023, to approximately HK$40.7 million (US$5.2 million) for the year ended March 31, 2024. We generated a net income of approximately HK$1.9 million (US$0.2 million) and approximately HK$2.7 million for the years ended March 31, 2024 and 2023, respectively.

Competitive Strengths

We believe many of our customers are inclined to solicit our advertising services mainly due to:

Our integrated, one-stop marketing service enables our clients to realize advertising efficiency and cost-effectiveness.

Our integrated business model and scale of operations enable us to focus on addressing the overall marketing needs of the advertisers by delivering a broad spectrum of marketing materials and content in a cost-efficient manner. We have our own design team to devise and prepare creative design proposals, production team to develop the marketing content and materials, and marketing team to execute and manage advertisement placement in various media. The ability to deliver a one-stop solution through devising, managing and coordinating the multiple aspects of a marketing project, enables our clients to address their marketing challenges in an efficient manner.

Because of our capacity to offer a comprehensive range of integrated marketing solutions and implement cross-media marketing activities, we can achieve synergies among the various marketing activities and deliver our services to the advertisers in a manner that promotes efficient allocation of resources and maximize the economies of scale of the advertising operation. With our integrated teams of talents, we are able to directly manage the different aspects of an advertising campaign and efficiently deliver services of quality to the satisfaction of our clients.

Our capacity to access the diversity of media publishers available in the market and directly liaise with them improves the advertiser’s operational efficiency and cost-effectiveness by reducing the time and costs involved with the solicitation and coordination of these media. We directly liaise and contract with local media publishers and other advertising agents and pay for our clients in advance to procure advertisement inventories. The advertiser is relieved from the burden of having to solicit multiple service providers from different disciplines that operate in a vertical but non-integrated fashion, while benefiting from our expertise to oversee and monitor the diverse activities comprising the marketing campaign.

We believe our ability to provide a one-stop integrated marketing service enables the advertisers to realize greater efficiency in allocating their marketing budgets and promoting their mobile gaming products by reducing the time and resources required in campaign coordination and implementation.

Our established local client base provides us with a solid platform to grow our business.

We have an established local client base in Hong Kong, our principal base of operations and from which we generate a substantial proportion of our revenue. We believe our capacity to expand our client base in Hong Kong is mainly attributable to our integrated marketing services and our capacity to tailor advertising campaigns that appeal to the local market. In recognition of our high-quality service, many of our clients have laid down recurring service requests for advertising campaigns and also refer new clients to us from time to time. For the years ended March 31, 2024 and 2023, approximately 76.1% and 75.8%, respectively, of our revenue was from the provision of marketing services to recurrent clients who have done business with us in the past two years fiscal years.

As we maintain a continual business relationship with our clients, we familiarize ourselves with their mobile game profiles, advertising budgets and preferences, which enhances our ability to better manage their expectations and offer them services that best suit their needs. We believe that our client base will continue to expand and transform into recurring clients. We believe that with our further development in client base and business expansion, we are well positioned to benefit from the increasing local market demand for marketing services specializing in mobile gaming.

We believe our established market position confers us with market visibility and competitive advantages to capture future business opportunity.

The market for specialized mobile game advertising in Hong Kong is occupied by a few market players who compete with one another. Based on our knowledge and understanding of our market positioning, we consider ourselves a major player in the industry, attributing a prominent market share. Compared with our entrenched market position, few local marketing services providers in Hong Kong specialize in advertising for mobile games. Other market competitors generally have fewer resources of industry expertise and workforce capacity. While the market has numerous media publishers with distinctive profiles and functions, given their confined client base and limited resources, they may encounter more impediments to accessing the suitable media publisher for making advertisement placements on their own. We believe this competitive landscape allows us to gain a more significant market share in terms of advertising expenditures in our local market than what is generally achieved by our peers.

We believe that our established market position confers us with market visibility and competitive advantages that enable us to drive captive local audiences and capture business opportunities. Our prominent client base and comprehensive range of marketing solutions afford us the opportunity to better present our services to advertisers, cross-sell services and more directly influence their advertising expenditure decisions. We can better maintain close relationships with other players in the market and attract potential clients as well as media publishers interested in catering for mobile games advertising. The recognition of our favorable market positioning also helps us attract talents and consolidate our competitiveness by furthering our service quality and growing our business over time.

We are able to implement regional adaption of advertising content to enhance market penetration with local target audiences.

Because we cater to advertisers who make up the majority proportion of the local mobile gaming market, we are in the vantage position to gain an in-depth understanding of the local preferences and keep abreast of the emerging trends and fashion in the local mobile gaming market. Equipped with the local expertise, we are able to endow advertising content and materials with tailor-made and innovative designs of images and slang, etc., of local taste and flair that appeal to the local market and, in particular, the generation of youngster gamer group marked by their attentiveness on the latest trendy whims and peer influence in the gaming circle.

Our competitive advantage is especially relevant to advertisers from China and overseas countries looking to explore the local market in Hong Kong. For these advertisers, language, cultural differences and lack of expertise in the local mobile gaming market could impede their practical marketing efforts. Our in-depth understanding of the local preferences and ability to create engaging advertising content endowed with local taste and flair enhances the mobile game’s perceived image and connection to the local market by promoting rapport with the local target audiences. In turn, the regionally adapted advertising material reinforces acceptance in the local market and enhances market penetration for the advertiser’s advertising campaign.

We are able to provide a comprehensive range of value-added services that optimize our client’s advertising budget.

As compared to the conventional advertising companies catering to advertisers from diverse fields, our specialization in the mobile games advertising and integrated business model enables us to focus on addressing the overall marketing needs of the advertisers by delivering a full spectrum of value-added services that optimize our client’s advertising budget. These range from creative design of advertising theme and content, local adaption of advertising materials, to post-publication advertising performance monitoring.

We are able to advise the mix and match of the best media channels for maximizing the target audience exposure based on the mobile game’s profile and budget constraint specified by the advertisers. Our in-house design and production team is able to produce advertising content of the same design in altered formats for applications across diverse media channels, thus optimizing the range of applications within the confines of the advertiser’s budget. Advertisers resorting to non-specialized conventional advertising companies may need to solicit another advertising agent or incur extra costs if they request comparable add-on services, adding to their advertising budget and burden in liaising with several service provider.

Our variety of value-added services enables us to better present our advertising solutions to potential clients and multiply cross-selling business opportunities.

Because of the variety of value-added services we provide, the advertiser will likely find one or a few of our auxiliary services pertinent to its advertising needs. In particular, our capacity to implement local adaption of advertising materials is especially relevant to advertisers from China and overseas countries looking to explore our primary market in Hong Kong. These auxiliary services readily become the stepping stone for introducing and cross-selling our other services to advertisers outside Hong Kong.

In many instances, our initial provisioning of singular auxiliary services develops into the incisive meeting point for the beginning of a business relationship with the advertiser. The burgeoning relationship affords us opportunities to present our other services to the advertiser and further promote an overall package of comprehensive advertising solutions. We expand upon the first provisioning of an auxiliary service to enhance our perceived value to the client for potentially adding value to their business by autonomously executing the entire advertising process and enhancing their operational efficacy. Given our variety of value-added services that complement one another, we believe that we are well positioned to capture market opportunities with cross-selling efforts.

Our established market position enables us to advise our clients with market intelligence for informed decisions on strategic investment and advertising expenditure.

Because we account for a prominent market share with our local market niche, we are in a advantageous position to closely follow the latest market development by virtue of being intimately involved with the new launching of the overriding majority of mobile games in the local market, which enables us to reach an in-depth understanding of the local gaming market profile through collecting and analyzing market data. Our competitors of smaller scale generally do not possess updated market data and knowledge to the equivalent extent. Leveraging on our market intelligence, we are able to offer our clients advice on the latest market trend and fashion and performances of various media publishers, which enables them to make an informed choice regarding their advertising decisions.

Advertisers are then better informed to determine the media format and advertising budget which best suit their advertising needs with reference to the updated market data. Further, the up-to-date market knowledge backs up our clients’ informed decisions regarding their strategic direction with product development of new mobile games and investment options. By equipping our clients with updated market intelligence, we go beyond the usual role of the conventional advertising agency and partake as business associates with an advisory role, contributing to the establishing of a long-term relationship with our clients.

We have established business relationships with a comprehensive coverage of local media publishers.

In general, besides entertaining the clients, the business of advertising also revolves around relations with the media publishers. Advertising agencies like us work on a continual basis to provide suitable advertisement inventories at competitive pricing in order to attend to the client’s requirement, which is dependent on our relations with the media publishers. We have established business relationships with a wide range of local media publishers covering various media channels, including those rendering advertising space on social media platforms, websites, mobile sites, search engines and public venues.

Leveraging on the relationships with our network of media publishers and advertising agents, we are able to access first-hand information regarding the available advertising inventories and resources, which we secure for the benefit of our clients. We have established interconnections with numerous exclusive YouTuber and cosplayers who work with us on an intermittent, project basis. Also, we have established business relationships with various local celebrities who work with us on a project basis to maximize advertisement exposure. The extensive network of partners enables us to choose from the diversified pool of resources, offer tailor-made marketing and advertising solutions that best suit the subject mobile game’s profile, and maximize the advertising exposure to the target audience.

We directly liaise and contract with the local media publishers and pay them to procure advertisement inventories. Our direct involvement saves our clients’ time and effort in identifying and dealing with different media publishers to implement their marketing strategies. The direct involvement with various media publishers from diverse advertising channels equipped us with the aptitude to evaluate their strengths and weakness, as well as the capacity to monitor their execution of the marketing campaigns. Also, by drawing on a pool of media publishers and advertising agents, we buffer ourselves against a singleton media publisher’s malpractice and mitigate our business risk out of reliance on the media publisher’s performance.

Our established market position enables us to bargain for favorable commercial terms with media publishers.

Marketing, advertising and promotional firms usually procure advertisement inventories in bulk volume. In return, media publishers typically offer pricing discounts to them for the importance of their business. The scale of such pricing discounts may increase with the increasing transaction volume and value according to the terms and conditions offered by different media publishers. Endowed with what we believe is our prominent market share and recognition as the core advertiser for the niche market of mobile games advertising, we are in a vantage position to liaise for better pricing terms or preferential discounts for the higher volume of transactions.

In contrast, as our competitors in the local market usually have limited advertising budgets and generally spread their budgets over several media publishers for advertisement placements, they may be faced with more challenges to obtain commercial terms as favorable as those offers to ourselves.

Our established market position also allowed for more business referral opportunities from ourselves to the media publishers, which in turn strengthens our business relationships with them and allows us to obtain more favorable pricing terms. With the lower advertising traffic costs available to us from different media publishers, we are able to in turn pass on the pricing discount received to our clients through offering competitive advertising packages.

Our experienced management team and responsive and creative employees.

We are led by our founders, who are also our directors, namely, Mr. Lam Kai Kwan and Mr. Siu Chun Pong, and our Chief Executive Officer Mr. Lau Chi Fung, each of whom has prior work experience in the mobile gaming industry or advertising industry and has accumulated over 10 years of experience in the marketing and advertising for mobile games since the founding of our company. We are of the view that the vision of our management team has been fundamental to our success. For biographical details of our directors and senior management, please refer to the section headed “Management” in this prospectus.

Our management team is supported by our responsive and creative working teams comprised of our employees. With a majority of the target audience falling within the generation of youngster gamer group, we strive to promote a corporate culture that encourages our employees to be proactive and innovative in responding to the needs of our clients and their target audience. Our directors closely involve themselves in daily interaction with the operational teams, equipping them with the necessary job-specific skills, socializing with them to promote team cohesiveness, and adapting them to our work culture. We have also adopted internal policies which set out various guidelines, instructions and operational rules to guide our employees and ensure our services’ quality.

We believe that our management team’s extensive experience, industry knowledge and in-depth understanding of the mobile gaming market enable us to assess the competitive and fast-moving market environment with mobile game advertising and provide specialized services of high quality. Also, our management and working team directly work with our clients throughout the entire advertising process, and their personal involvement in attending to our client’s demands furthers a long-term working relationship with them.

Our Suppliers

Our advertisement suppliers provide advertising services such as YouTube video, television, web banner and outdoor. Other than the sales and distribution agreements described below, CTRL Media has not entered into any long-term supply agreements with material suppliers and purchases are made on a project-by-project basis.

CTRL Media maintains a list of internally approved advertisement suppliers. CTRL Media generally does not depend on any of the specific advertisement suppliers, as it has a number of alternative advertisement suppliers for all the marketing champaigns. During the financial years ended March 31, 2024 and 2023, CTRL Media neither had any disputes with the advertisement suppliers, nor encountered any material difficulties in procuring services, and it had not experienced any significant delays in publishing the advertisement by its advertisement suppliers causing significant disruption of its projects.

Material Agreements and Form Agreements

Form of Cosplayer Agreement between CTRL Media and its individual cosplayers

The Company engages with cosplayers from time-to-time to promote the Company’s designated gaming products. The form of Cosplayer Agreement provides that cosplayer counter-parties promote the Company’s games through online live streaming, online video broadcasts and participating in game competitions and conventions. The terms of these agreements are typically two years and subject to automatic renewal 30 days before the end of term for additional one-year terms. Our contracted cosplayers agree to work exclusively with the Company for gaming promotion.

The Company does not believe any individual Cosplayer Agreement or group of individual Cosplayer Agreements are material to the Company’s aggregate results of operations. The foregoing description of the Form of Cosplayer Agreement is qualified in its entirety by the full text of the Form of Cosplayer Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Form of Game Exclusive Cooperation Contract

The Company engages with YouTube channel and online influencers from time-to-time pursuant to its form of Exclusive Cooperation Contract to engage in the marketing activities and related work of the mobile game designated by CTRL Media in Hong Kong and Macau.

During the term of the agreement, our counter-party YouTube channel and online influencers agree to work exclusively with CTRL Media with respect to all work related to mobile games, which must be assigned by CTRL Media and given priority over any other third-party’s needs. CTRL Media agrees to pay such influencers 100% of the total cost of developing mobile games or projects within 30 days after project completion. The form of Exclusive Cooperation Contract contains typical mutual confidentiality provisions.

The form of Exclusive Cooperation Contract typically has an initial term of one year, which is automatically renewed at the end of the initial term for an additional 365 days.

The Company does not believe any individual Exclusive Cooperation Contract or group of individual Exclusive Cooperation Contracts are material to the Company’s aggregate results of operations. The foregoing description of the form of Exclusive Cooperation Contract is qualified in its entirety by the full text of the form Exclusive Cooperation Contract, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Marketing Outsourcing Cooperation Framework Agreement between CTRL Media and Efun Company Limited

On January 1, 2023, the Company entered into a Marketing Outsourcing Cooperation Framework Agreement with Efun Company Limited to promote the Company’s designated gaming products including mobile gaming apps and multiplayer online games (including, but not limited to, online advertising and offline promotion) in Hong Kong and Macau.

The term of the collaboration was from January 1, 2023 to December 31, 2023. The Company agreed to provide a portion of its leased office space to Efun Company Limited during the term of the collaboration. Under the agreement, Efun Company Limited was responsible for creating and executing marketing plans and promotional events including securing Facebook and Google advertisements. The Company agreed to pay Efun Company Limited for each game covered by the agreement. In addition, Efun Company Limited was entitled to a portion of the net profits attributable to each game covered by the agreement. Each party retained ownership of its own technology, documents, copyrights, trademarks, business secrets or other intellectual property.

The Marketing Outsourcing Cooperation Framework Agreement contained typical mutual confidentiality obligations. CTRL Media could not transfer or assign its rights under the Marketing Outsourcing Cooperation Framework Agreement without the consent of Efun Company Limited, which would have immediately terminated the agreement in the case of any unauthorized assignment or other breach of contract.

All disputes are subject to, first, negotiation and, second, arbitration administered by the Hong Kong International Arbitration Center.

The foregoing description of the Marketing Outsourcing Cooperation Framework Agreement is qualified in its entirety by the full text of the Marketing Outsourcing Cooperation Framework Agreement, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Rent Sharing Agreement

On July 2, 2020, CTRL Media and Efun Company Limited entered into a Rent Sharing Agreement for the property located at Unit F, 12/F, Kaiser Estate, No. 41, Man Yue Street, Kowloon, Hong Kong (the “Property”). Pursuant to the Rent Sharing Agreement, CTRL Media agrees to pay HK$25,000 per month of the total of HK$45,000 per month rent, as well as any other expenses associated with the property (including, but not limited to, water and electricity). Efun Company Limited will pay HK$20,000 per month in rent and not be responsible for any other expenses associated with the Property.

October 15, 2022, CTRL Media and Efun Company Limited entered into a supplement agreement for the Rent Sharing Agreement, whereby CTRL Media agreed to pay HK$33,000 per month of the total of HK$45,000 per month aggregate rent, as well as any other expenses associated with the property (including but not limited to water and electricity). Efun Company Limited will pay HK$12,000 per month in rent and not be responsible for any other expenses associated with the Property.

July 15, 2023, CTRL Media and Efun Company Limited entered into a new Rent Sharing Agreement, whereby CTRL Media agreed to pay HK$34,000 per month of the total of HK$46,000 per month aggregate rent, as well as any other expenses associated with the property (including but not limited to water and electricity). Efun Company Limited will pay HK$12,000 per month in rent and not be responsible for any other expenses associated with the Property.

If either party violates the provisions of the agreement, such party must pay 2% of the annual rent of the Property to the non-breaching party as liquidated damages. All disputes are subject to, first, negotiation and, second, arbitration administered by the Hong Kong International Arbitration Center.

Efun Company Limited is party to the lease underlying the Rent Sharing Agreement. The Rent Sharing Agreement’s term is from July 16, 2020 through July 15, 2025, provided if the lease between Efun Company Limited is terminated, the Rent Sharing Agreement is also automatically terminated.

The foregoing description of the Rent Sharing Agreement is qualified in its entirety by the full text of the Rent Sharing Agreement, which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Development and Expansion Strategy

We intend to achieve our future growth and solidify our position in the industry by pursuing the following strategies:

Expanding Asia game advertising market

Our management considered that as more Chinese mobile games expand abroad to international markets to take advantage of the global industry growth, it is a good opportunity to expand our one-stop advertising services to South-east Asia markets, such as Taiwan, Malaysia and Singapore, by establishing local offices and recruiting local staff. We will take into consideration factors such as the potential client base, culture differences of the advertising audience and advertisement methodology, thereby expanding our overseas business and making it an important source of our revenue and profit.

Becoming a mobile game operator

According to the CITC Securities report, Chinese-developed mobile gaming revenue is predicted to increase to HK$257.7 billion (US$32.9 billion) by 2025 with a four-year CAGR of 20%. Considering our deep understanding of the mobile game, the experience that we gained from our mobile game operator customer, and our involvement in the advertisement process, our management determined that we have the abilities to become a mobile game operator to capturing the mobile game market. Our management will establish relationship with the developer and identify potential quality mobile game. Our management also believes that our game advertising can definitely complement the mobile game operation in obtaining more profitability and achieving a synergistic effect. As of the date of this prospectus, we have not identified any potential mobile game and established relationship with publisher.

Acquisition of potential media companies

A portion of net proceeds will be reserved for potential strategic investments and acquisitions. To expand our comparative advantage in the advertising industry, we intend to acquire a downstream online media production company in Hong Kong, Macau or Taiwan. We have not identified any specific investments or acquisition opportunities as of the date of this prospectus. Acquisitions can provide synergistic effects which enable the Company to expand our customer base for different industries and decrease our advertising costs. We will evaluate the target online media company based on their media channel (online or offline), type of customers, potential growth, and views of their online videos.

Intellectual Property

The Company is the registrant of the domain: https://ctrl-media.com. The Company typically retains temporary (usually three-months) proprietary rights over any video productions created by its independent contractors.

Employees

As of March 31, 2024, we employed a total of 20 full-time and zero part-time employees in the following functions: marketing, business development, art design, production, accounting and administration. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. As of the date hereof, neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.

Facilities, Property, Plants, and Equipment

Real Property

As of the date of the date of this prospectus, we do not own any real property. We have entered into a lease agreement with an independent third party, the details of which are set out below.

Address	Gross Floor Area	Use of the Property	Lease Term
Unit F, 12/F, Kaiser Estate Phase 1, 41 Man Yue Street, Hunghom, Kowloon, Hong Kong	approximately 420 square meters	Office	July 15, 2023 — July 15, 2025

See “Material Agreements and Form Agreements — Rent Sharing Agreement” above for additional details regarding the rent sharing arrangement.

Our Corporate History and Structure

CTRL Group is a BVI business company limited by shares, incorporated in the BVI on May 13, 2022, and which, immediately prior to this offering, holds 100% of the outstanding common stock of its wholly owned Hong Kong subsidiary, CTRL Media. CTRL Media is a limited company incorporated on June 6, 2014 under the laws of Hong Kong. Substantially all of our operations are conducted under CTRL Media, our wholly-owned Hong Kong operating subsidiary.

The following diagram illustrates our corporate legal structure and identifies the operating subsidiary upon completion of this Offering, assuming (a) no exercise of the over-allotment option (for purpose of the illustration of this diagram only, and (b) that the Selling Shareholders do not sell any Shareholders Ordinary Shares upon closing of this offering).

Our Reorganization

On January 6, 2023, the Company consummated a series of transactions with shareholders of CTRL Media (the “Reorganization”), resulting in CTRL Group becoming the sole owner and holding company of CTRL Media.

On January 6, 2023, Mr. Shum Tsz Cheung, as the legal and beneficial owner of 10,200 shares of CTRL Media (representing approximately 51% of the aggregate outstanding shares of CTRL Media), transferred 10,200 shares of CTRL Media to the Company for cash consideration of HK$1 (one Hong Kong Dollar). Mr. Shum is the holder and beneficial owner of 51% of the outstanding Shares of CTRL Group.

Also on January 6, 2023, Mr. Lam Kai Kwan, as the legal and beneficial owner of 7,600 shares of CTRL Media (representing 38% of the aggregate outstanding shares of CTRL Media), transferred 7,600 shares of CTRL Media to the Company for cash consideration of HK$1 (one Hong Kong Dollar). Mr. Lam is the holder and beneficial owner of 38% of the outstanding Shares of CTRL Group.

Also on January 6, 2023, Mr. Siu Chun Pong, as the legal and beneficial owner of 2,200 shares of CTRL Media (representing 11% of the aggregate outstanding shares of CTRL Media), transferred 2,200 shares of CTRL Media to the Company for cash consideration of HK$1 (One Hong Kong Dollar). Mr. Siu is the holder and beneficial owner of 11% of the aggregate outstanding Shares of CTRL Group.

Upon the completion of Reorganization detailed above, CTRL Media became the wholly-owned direct subsidiary of CTRL Group effective January 6, 2023.

Corporate Information

Our principal executive offices are located at Unit F, 12/F, Kaiser Estate, Phase 1, 41 Man Yue Street, Hunghom, Kowloon, Hong Kong, and our phone number is +852-3107-4887. We maintain a corporate website at: www.ctrl-media.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

REGULATION

We are a BVI holding company with one operating subsidiary as of the date of this prospectus. Our operating subsidiary is a one-stop advertising service provider in Hong Kong. Below sets out a summary of material aspects of the Hong Kong legal and regulatory environment in which our operating subsidiary operates and conducts its business.

Regulations Related to our Business Operation in Hong Kong

CTRL Media is an integrated marketing and advertising services provider in Hong Kong specializing in mobile games promotion for the local market.

Below sets out a summary of certain aspects of the Hong Kong laws and regulations which are relevant to our operation and business. As this is a summary, it does not contain detailed analysis of the Hong Kong laws which are relevant to our business.

Regulations related to business registration

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business within one month after the commencement of business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for 1 year.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (the “EO”) is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Under the EO, the wage period in respect of which wages are payable under a contract of employment shall be deemed to be 1 month, until the contrary is proved. Wages shall become due on the expiry of the last day of the wage period and shall be paid as soon as is practicable but in any case not later than 7 days thereafter. In the case where wages are not paid within 7 days after which they become due and payable, interest will be imposed at a rate fixed by the Chief Justice in the Hong Kong Special Administrative Region Gazette under Section 50 of the District Court Ordinance (Chapter 336).

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (the “ECO”) is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. The ECO establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (the “MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (the “MPF Schemes”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme within the first 60 days of employment. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme.

An employer who, without reasonable excuse, fails to comply with the requirement imposed on employers in relation to arrange for its employees to become scheme members, commits an offence and is liable on conviction to a fine of $350,000 and to imprisonment for 3 years, and to a daily penalty of $500 for each day on which the offence is continued.

An employer who, without reasonable excuse, fails to comply with the requirements in relation to making mandatory contributions to the MPF Scheme commits a criminal offence and is liable on conviction to a maximum fine of HK$50,000 and imprisonment for six months on the first conviction and maximum fine of HK$100,000 and imprisonment for one year on each subsequent conviction.

Regulations related to Hong Kong taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (the “IRO”), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital gains and profit tax

The IRO provides, among other things, that profits tax shall be charged on every person carrying on a trade, profession or business in Hong Kong in respect of his or her assessable profits arising in or derived from Hong Kong at the standard rate, which stood at 8.25% on assessable profits up to $2,000,000 and 16.5% on any part of assessable profits over $2,000,000 for corporate taxpayers as of the date of this prospectus. The IRO also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations of capital assets.

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty currently charged at the ad valorem rate of 0.13% (commencing from 1 August 2021) on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Estate duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is payable by shareholders in relation to the shares owned by them upon death.

Regulations related to anti-competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance that commenced full operation on December 14, 2015 (i) prohibits conduct that prevents, restricts or distorts competition in Hong Kong; (ii) prohibits mergers that substantially lessen competition in Hong Kong; and (iii) provides for incidental and connected matter.

The “First Conduct Rule” prohibits anti-competitive agreements, practices and decisions. It provides that an undertaking must not (i) make or give effect to an agreement; (ii) engage in a concerted practice; or (iii) as a member of an association of undertakings, make or give effect to a decision of the association, if the object or effect of the agreement, concerted practice or decision is to prevent, restrict or distort competition in Hong Kong. Serious anti-competitive conduct includes (i) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (ii) allocating sales, territories, customers or markets for the production or supply of goods or services; (iii) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; and (iv) bid-rigging.

The “Second Conduct Rule” prohibits the abuse of market power. It provides that an undertaking that has a substantial degree of market power in a market must not abuse such power by engaging in conduct that has as its object or effect the prevention, restriction or distortion of competition in Hong Kong. This conduct may in particular, constitute an abuse of such market power if it involves predatory behavior towards competitors or limiting production, markets or technical development to the prejudice of consumers. Matters that may be taken into consideration when determining whether an undertaking has a substantial degree of market power in a market include (i) the market share of the undertaking; (ii) the undertaking’s power to make pricing and other decisions; (iii) any barriers to entry to competitors into the relevant market; and (iv) any other relevant matters specified in the guidelines issued in accordance with the Competition Ordinance.

The First Conduct Rule and the Second Conduct Rule apply to all sectors of the Hong Kong economy, including marketing and advertising services providers. Therefore, our business is subject to Competition Ordinance generally.

In the event of contravention of a competition rule, the Competition Tribunal may (i) on application by the Competition Commission, impose pecuniary penalty of any amount it considers appropriate subject to a maximum of 10% of the turnover of the undertaking concerned for each year in which the contravention occurred for each single contravention (if the contravention occurred in more than three years, 10% of the turnover of the undertaking for the three years that saw the highest, second highest and third highest turnover); (ii) on application by the Competition Commission, make an order disqualifying a person from being a director of a company or from otherwise being concerned in the affairs of a company; (iii) make orders it considers appropriate, including but not limited to prohibiting an entity from making or giving effect to an agreement, requiring modification or termination of an agreement, requiring payment of damages to a person who has suffered loss or damage as a result of the contravention.

Laws in Relation to Intellectual Property Rights

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

The Copyright Ordinance currently in force in Hong Kong came into effect on June 27, 1997. The Copyright Ordinance as reviewed and revised from time to time provides comprehensive protection for recognized categories of literary, dramatic, musical and artistic works, as well as for sound recordings, films, television broadcasts and cable programs.

In the course of preparing interior design proposals, we may create original artistic works (such as drawings) or literary works (such as text) or videos that qualify for copyright protection without registration. Infringement of copyright is civilly actionable.

Regulations related to anti-money laundering and counter-terrorist financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The Anti-Money Laundering and Counter-Terrorist Financing Ordinance (the “AMLO”) imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong)

The Drug Trafficking (Recovery of Proceeds) Ordinance (the “DTROP”) contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe, it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong)

The Organized and Serious Crimes Ordinance (the “OSCO”) empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the Hong Kong courts jurisdiction to confiscate the proceeds from organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance (the “UNATMO”), provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

MANAGEMENT

Set forth below is information concerning our directors, executive officers and other key employees. The following individuals are members of the Board and executive management of the Registrant.

Name	Age	Position(s)
Lau Chi Fung	43	Chief Executive Officer
Mok Ka Wah	47	Chief Financial Officer nominee
Lam Kai Kwan	39	Director
Siu Chun Pong	39	Director
Chan Ka Man	45	Director (nominee)
Ip Ka Hang	43	Director (nominee)
Lai Ho Yin	47	Director (nominee)

The following is a brief biography of each of our executive officers and directors:

Executive Officers:

Mr. Lau Chi Fung, 43, has been Chief Executive Officer of CTRL Media since June 4, 2014. He was the Manager of the Marketing Department of Changyou.com Gamepower (HK) Limited, a subsidiary of the Changyou.com (NasdaqGS: CYOU), from 2013 to 2014, managing the business development department and marketing department, collaborating with its Chinese mainland parent company to develop business in Hong Kong and Taiwan, and expanding the Southeast Asia market. He was previously the Manager of the Marketing Department of Cayennetech (Hong Kong) Ltd. from 2011 to 2013. From 2010 to 2011, he was the Business Development Manager of Gameone Interactive.com Inc. From 2002 to 2006, Mr. Lau was the Assistant Promotion Officer in Gameone Entertainment Group Ltd. Mr. Lau was an editor in PC Game Weekly from 2000 to 2002. Mr. Lau graduated from the St. Peter Secondary School in Hong Kong in 1998. We believe that Mr. Lau should serve as a Chief Executive Officer and Director due to the perspective and experience he brings as our founder, Director, and principal executive officer, and as our second largest and controlling shareholder.

Mr. Mok Ka Wah, 47, is the Chief Financial Officer nominee of the Company. From November 2021 through present, he has been the senior accountant of ML Interactive Limited, where he reviews monthly financial statement, management account, cash flow statement and budgeting of the group companies, liaise with bankers, investment banks, potential investors and external auditors. From July 2020 through October 2021, he was senior accountant with Lab Partners Limited, where he prepared the company’s monthly financial statements and budgets, supervised and manage the accounting team, reviewed and recommended modifications to accounting systems and procedures, performed the treasury function and prepared the company tax returns, among other functions. From February 2016 through May 2020, he was assistant financial controller of Top Express Infrastructure Limited, a private company in Hong Kong and one of the subsidiaries of Top Express Group. Previously, Mr. Mok served in various accounting and financial roles with Smart Faith Management Limited, BEL International Logistics Limited, Shilat Collection Limited, and Chang, Leung, Hui and Li CPA Limited. He received his Bachelor of Business Administration with a specialty in accounting from Hong Kong Baptist University in 2000. We believe Mr. Mok is qualified to serve as our Chief Financial Officer due to his over two decades of experience in the preparation of financial statements and in various accounting and financial roles.

Directors:

Mr. Lam Kai Kwan, 39, has served as a Director of the Company since inception; previously, Mr. Lam served as a director of CTRL Media since June 2014. Mr. Lam has over 16 years of experience in the online and mobile gaming industry and has previously been involved in the launch, operations or promotion of over 500 games. Mr. Lam is a co-founder of CTRL Media Limited and Marketing Director since June 2014. From 2012 to 2014, he worked at Changyou.com (NasdaqGS: CYOU) as a Senior Marketing Executive. From 2010 to 2012, he was a Senior Marketing Executive at Cayennetech (Hong Kong) Ltd. From 2008 to 2011, Mr. Lam was the Product Manager in Centurysoft International Ltd, and from 2006 to 2008, he worked at Run Up Game Distribution Limited Ltd.as a Senior Customer Service Officer. Mr. Lam graduated from Helen Liang Memorial Secondary School(Shatin) in Hong Kong in June, 2002. We believe Mr. Lam is qualified to serve as a Director given his extensive experience in the gaming industry, including at another Nasdaq-listed company, and his involvement as a co-founder of the Company.

Mr. Siu Chun Pong, 39, has served as a Director of the Company since inception; previously, Mr. Siu served as a director of CTRL Media since June 2014. Mr. Siu has over 14 years of experience in the online and mobile gaming industry and has previously been involved in the launch, operations or promotion of over 500 games. He is a co-founder and has served as product director of CTRL Media Limited since June 2014. From 2012 to 2014, he worked at Changyou.com (NasdaqGS: CYOU) as a product and operations manager. From 2010 to 2012, he was a product manager in Run Up Game Distribution Limited. From 2007 to 2010, he was a Senior Game Editor at Creative Publication Limited. We believe Mr. Siu is qualified to serve as a Director given his extensive experience in the gaming industry, including at another Nasdaq-listed company, and his involvement in the development and commercialization of over 500 mobile games.

Ms. Chan Ka Man (Carmen), 45, is a Director nominee to serve as Director upon the consummation of our initial public offering. Ms. Chan is an experienced accounting professional with experience with certified public accounting firms and in private practice. From August 2021 to the present, Ms. Chane has served as Chief Financial Officer of ML Interactive Limited, a game and software development company. Previously, she served as Chief Financial Officer from October 2019 to February 2021 of Impact Entertainment (International) Limited, a concert organization and production company, where she also served as a financial consultant in 2019. From April 2019 through September 2019, she served as project leader of Big Success Consulting Ltd, a consulting firm. Ms. Chan served as a senior manager in the audit and assurance department of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Shenzhen Branch, from September 2006 to February 2019. She served as Senior Accountant III in Audit & Assurance Department of Deloitte Touche Tohmatsu from September 2001 through August 2006. Ms. Chan graduated from Hong Kong Baptist University in 2001 with Bachelor of Business Administration with honors and certification as a public accountant from the Hong Kong Institute of Certified Public Accountants in 2012. We believe Ms. Chan is qualified to serve as a Director in light of her extensive experience as a certified public accountant, financial consultant and accounting professional.

Mr. Ip Ka Hang, 43, is a Director nominee to serve as Director upon the consummation of our initial public offering. Mr. Ip is an experienced executive in the computer gaming industry in Hong Kong. From 2018 through the present, he has been a director of Beyond Block Ltd. From 2017 through the present, he has been an Executive Director of Gamecosys Ltd. From 2009 through the present, he has been Executive Director of Act Productions Co. Ltd. He has held a variety of positions with gaming companies including Mamo Games Ltd., Monster Inc. Mr. Ip graduated from British Columbia Institute of Technology, in British Columbia, Canada with a diploma of technology in Mechanical Engineering Technology (Mechanical Design Option) in 2003. We believe Mr. Ip is qualified to serve as a Director in light of his significant experience as a director and executive with a variety of companies in the Asian online and mobile gaming industry.

Mr. Lai Ho Yin, 47, is a Director nominee to serve as Director upon the consummation of our initial public offering. He has been an agency manager from March 2016 through the present with FTLife Insurance Company Limited, a Bermuda company offering medical and life insurance throughout Hong Long. From January 2022 through the present, Mr. Lai has been a Master Trainer with Dynamix Coaching and Consulting, a Hong Kong-based personal growth educational and social organization. Mr. Lai has worked in the digital entertainment industry as a professional game designer since 2000. He is an expert in designing interactive and online games and his work is well known in Hong Kong and throughout southeast Asia. He is a founding member of the Hong Kong Game Industry Association, an executive committee member of the Hong Kong Game Developer Association and director of the Hong Kong Block Chain Game Association. He also was the chief editor of PC Game Weekly, Online Game Weekly in 1999. We believe Mr. Lai is qualified to serve as a Director in light of his significant experience as professional online game designer with what we believe is a recognizable presence in Hong Kong and throughout southeast Asia.

Director Term

Pursuant to our articles of association as amended, the minimum number of directors shall consist of not less than one person unless otherwise determined by the shareholders in a general meeting. Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if any is held. At any annual general meeting held, our directors will be elected by a majority vote of shareholders eligible to vote at that meeting. At each annual general meeting, each director so elected shall hold office until the annual general meeting following their appointment, unless they are removed prior to such meeting.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

We expect our board of directors will consist of five directors upon the consummation of this offering, three of which will be “independent” as defined by the rules of the SEC and Nasdaq.

Duties of Directors

Under BVI law, our directors have a duty to act honestly and in good faith and in what the director believes to be in our best interests. Our directors also have a duty to exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances when exercising powers or performing duties as a director. In fulfilling their duty of care to us, our directors must ensure compliance with our company memorandum and articles of association (“M&A”). We have the right to seek damages if a duty owed by our directors is breached.

A director must exercise his powers as a director for a proper purpose and must not act, or agree to us acting, in a manner that contravenes the BCA or the M&A. When exercising his powers or performing his duties as a director, a director is entitled to rely upon the register of members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given to him. However, such reliance is subject to the director acting in good faith, making proper enquiry where indicated by the circumstances and having no knowledge that reliance on the matter is not warranted. Under the BCA, our directors have all the powers necessary for managing, and for directing and supervising, our business and affairs, including but not limited to exercising the borrowing powers of the company and mortgaging the property of the company, as well as executing checks, promissory notes and other negotiable instruments on behalf of the company.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Terms of Directors and Executive Officers

Each of our directors holds office for the term, if any, fixed by the resolution of shareholders or the resolution of directors which appointed them or until their earlier, death, resignation or removal. A director may be appointed by a resolution of shareholders or a resolution of directors. A director may be removed from office:

(a)     with or without cause, by a resolution of shareholders passed by at least 75% of the votes of shareholders entitled to vote; or

(b)    with cause, by a resolution of directors passed at a meeting of directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Committees of the Board of Directors

We intend to establish an audit committee, a compensation committee and a nominating and governance committee prior to consummation of this offering. Each of the committees of the board of directors shall have the composition and responsibilities described below.

Audit Committee

Each of Ms. Chan and Messrs. Ip and Lai are members of our Audit Committee, where Ms. Chan shall serve as the chair. All proposed members of our Audit Committee satisfy the independence standards promulgated by the SEC and by Nasdaq as such standards apply specifically to members of audit committees.

We intend to adopt and approve a charter for the Audit Committee prior to consummation of this offering. In accordance with our Audit Committee Charter, our Audit Committee shall perform several functions, including:

•        evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

•        approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

•        monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•        reviews the financial statements to be included in our Annual Report on Form 20-F and Quarterly Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

•        oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board of directors;

•        reviews and approves in advance any proposed related-party transactions and report to the full board of directors on any approved transactions; and

•        provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to the board of directors regarding corporate governance issues and policy decisions.

The Audit Committee has determined that Ms. Chan possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

Each of Ms. Chan and Messrs. Ip and Lai are members of our Compensation Committee and Mr. Lai serves as the chair. All members of our Compensation Committee are qualified as independent under the current definition promulgated by Nasdaq. We intend to adopt a charter for the Compensation Committee prior to consummation of this offering. In accordance with the Compensation Committee’s Charter, the Compensation Committee shall be responsible for overseeing and making recommendations to the board of directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Governance Committee

Each of Ms. Chan and Messrs. Ip and Lai are the members of our Nominating and Governance Committee where Mr. Ip serves as the chair. All members of our Nominating and Governance Committee are qualified as independent under the current definition promulgated by Nasdaq. The board of directors intend to adopt and approve a charter for the Nominating and Governance Committee prior to consummation of this offering. In accordance with the Nominating and Governance Committee’s Charter, the Nominating and Corporate Governance Committee shall be responsible to identity and propose new potential director nominees to the board of directors for consideration and review our corporate governance policies.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and Nasdaq rules.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for the years ended March 31, 2024 and 2023 earned by or paid to our chief executive officer nominee and our chief financial officer nominee and each director of the Company (the “named executive officers”).

Name and Principal Position	Years ended March 31,	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total
		(HK$)	(HK$)	(HK$)	(HK$)	(HK$)	(HK$)	(HK$)	(HK$)
Lau Chi Fung,	2024	600,000	175,500	—	—	—	—	—	775,500
Chief Executive Officer	2023	265,000	112,500	—	—	—	—	—	377,500
Lam Kai Kwan	2024	420,000	123,000	—	—	—	—	—	543,000
Director	2023	370,000	75,000	—	—	—	—	—	445,000
Siu Chun Pong	2024	396,000	116,000	—	—	—	—	—	512,000
Director	2023	150,000	70,000	—	—	—	—	—	220,000
Mok Ka Wah	2024	—	—	—	—	—	—	—	—
Chief Financial Officer Nominee	2023	—	—	—	—	—	—	—	—
Chan Ka Man (Carmen)	2024	—	—	—	—	—	—	—	—
Director Nominee	2023	—	—	—	—	—	—	—	—
Ip Ka Hang	2024	—	—	—	—	—	—	—	—
Director Nominee	2023	—	—	—	—	—	—	—	—
Lai Ho Yin	2024	—	—	—	—	—	—	—	—
Director Nominee	2023	—	—	—	—	—	—	—	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of the Prospectus by:

•        Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;

•        Each of our director, director nominees and named executive officers; and

•        All directors and named executive officers as a group.

In addition, the following table assumes that the over-subscription option has not been exercised.

The number and percentage of Ordinary Shares beneficially owned before the offering are based on 13,000,000 Ordinary Shares issued and outstanding as of the date of the prospectus. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Shares beneficially owned by a person listed below and the percentage ownership of such person, Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of the prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Shares shown as beneficially owned by them.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering Assuming Closing of Maximum Offering Amount
	Number	Percent	Number	Percent
Directors and Named Executive Officers
Lam Kai Kwan	2,080,000	16.0%	2,080,000	13.6%
Siu Chun Pong	1,430,000	11.0%	1,430,000	9.3%
Lau Chi Fung	2,860,000	22.0%	2,860,000	18.7%
Total Directors and Named Executive Officers	6,370,000	49.0%	6,370,000	41.6%

5% stockholders
ALT CO LTD(1)	4,880,000	37.53%	4,880,000	31.9%
Total 5% stockholders	4,880,000	37.53%	4,880,000	31.9%

____________

(1)      ALT CO LTD, a Seychelles limited company, is wholly-owned by Mr. Shum Tsz Cheung, a former shareholder of the Company and the former majority shareholder of CTRL Media. Mr. Shum is the director of ALT CO LTD and controls the voting power of the company. The registered address of ALT CO LTD is: Vistra Corporate Services Centre, Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahe, Republic of Seychelles.

RELATED PARTY TRANSACTIONS

Since 2015 through the present, Act Media Co. Limited, whose sole director and shareholder is our shareholder, Mr. Shum Tsz Cheung, has been a supplier of television, web banner and outdoor advertising services for the Company (mainly outdoor). The total transaction value was HK$3,934,433 (US$502,745), HK$5,974,873 and HK$13,394,358 for the years ended March 31, 2024, 2023 and 2022, respectively.

Since 2015 through the present, Act Media Co. Limited, whose sole director and shareholder is our shareholder, Mr. Shum Tsz Cheung, has been a supplier of CTRL Media mainly in providing the performance fee of our celebrities. The total transaction value was HK28,200 (US$3,603), HK$ nil and HK$ nil for the years ended March 31, 2024, 2023 and 2022, respectively.

Since 2015 through the present, Act Media Co. Limited, whose sole director and shareholder is our shareholder, Mr. Shum Tsz Cheung, has been a customer of CTRL Media in purchasing celebrity influencer online advertising services. The total transaction value was HK$1,045,200 (US$133,557), HK$1,666,128 and HK$2,461,276 for the years ended March 31, 2024, 2023 and 2022, respectively.

Since 2015 through the present, Act Media Co. Limited, whose sole director and shareholder is our shareholder, Mr. Shum Tsz Cheung, has been a customer of CTRL Media in purchasing celebrity influencer services. The total transaction value was HK$46,000 (US$5,878), HK$ nil and HK$ nil for the years ended March 31, 2024, 2023 and 2022, respectively.

Since 2017 through the present, I am Media Limited, whose sole director and shareholder is our shareholder, Mr. Shum Tsz Cheung, has been a supplier of CTRL Media in providing advertising services (mainly outdoor). The total transaction value was HK$535,875 (US$68,475), HK$256,875 and HK$798,750 for the years ended March 31, 2024, 2023 and 2022, respectively.

Since 2017 through the present, Pump Studio Limited, whose director and sole shareholder is our Chief Executive Officer, Mr. Lau Chi Fung, has been a supplier of CTRL Media mainly in providing the performance fee of our celebrities. The total transaction value was HK$ nil (US$ nil), HK$1,115,000 and HK$280,000 for the years ended March 31, 2024, 2023 and 2022, respectively.

Since 2017 through the present, Pump Studio Limited, whose director and sole shareholder is our Chief Executive Officer, Mr. Lau Chi Fung, has been a supplier of television, web banner and outdoor advertising services. The total transaction value was HK$17,500 (US$2,236), HK$ nil and HK$ nil for the years ended March 31, 2024, 2023 and 2022, respectively.

Since 2017 through the present, Pump Studio Limited, whose director and sole shareholder is our Chief Executive Officer, Mr. Lau Chi Fung, has been a customer of CTRL Media in providing advertising services (mainly outdoor). The total transaction value was HK$165,000 (US$21,084), HK$643,450 and HK$ nil for the years ended March 31, 2024, 2023 and 2022, respectively.

Since 2017 through the present, Pump Studio Limited, whose director and sole shareholder is our Chief Executive Officer, Mr. Lau Chi Fung, has been a customer of CTRL Media in providing other services (mainly outdoor). The total transaction value was HK$190,000 (US$24,279), HK$ nil and HK$ nil for the years ended March 31, 2024, 2023 and 2022, respectively.

Since 2017 through the present, Pump Studio Limited, whose sole director and shareholder is our Chief Executive Officer, Mr. Lau Chi Fung, has been a consultant of CTRL Media in providing consulting services. The total transaction value was HK$ nil (US$ nil), HK$196,000 and HK$336,000 for the years ended March 31, 2024, 2023 and 2022, respectively.

Since 2017 through the present, Pump Studio Limited, whose sole director and shareholder is our Chief Executive Officer, Mr. Lau Chi Fung, has been a supplier of CTRL Media Limited in providing website building services. The total transaction value was HK$ nil (US$ nil), HK$ nil and HK$160,000 for the years ended March 31, 2024, 2023 and 2022, respectively.

Since 2019 through the present, Ms. Leung Shuk Hing, who is the spouse of our Chief Executive Officer, Mr. Lau Chi Fung, has been an employee of CTRL Media. The total transaction value was HK$ nil (US$ nil), HK$345,000 and HK$421,700 for the years ended March 31, 2024, 2023 and 2022, respectively.

On March 16, 2023, Ctrl Media Limited borrowed a non-revolving term loan of HK$9.0 million (US$1.1 million) as working capital for 10 years at an annual interest rate of 3.4%, which is 2.5% below the prime lending rate for Hong Kong under the loan agreement with The Bank of East Asia signed on March 7, 2023. The original loan agreement’s annual interest rate of 3.4% was revised on July 31, 2023 to 3.6% and became effective on September 16, 2023. The loan was secured by personal guarantees including that of Mr. Shum Tsz Chung, the Company’s majority stockholder. As of March 31, 2024, the amounts outstanding under the loan was HK$9.0 million (US$1.2 million).

DESCRIPTION OF SHARES

General

We are authorized to issue an unlimited number of Ordinary Shares with no par value. As of the date of this prospectus, there were 13,000,000 Ordinary Shares with no par value issued and outstanding.

Ordinary Shares

General

All of our issued shares are fully paid and are issued in registered form. There are no limitations imposed by our M&A on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our M&A governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BCA, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the Company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the Company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors (if any), subject to the BCA and our M&A.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the M&A. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Liquidation

As permitted by the BCA and our M&A, we may be voluntarily liquidated under Part XII of the BCA by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the number of shares held by them.

General Meetings of Shareholders

Under our M&A, a copy of the notice of any meeting of shareholders shall be given not less than 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the record date set by the directors when the meeting is called. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our M&A to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Inspection of Books and Records

Under the BCA, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its M&A (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A member of the company is also entitled, upon giving written notice to us, to inspect (i) our M&A, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Summary of Certain Significant Provisions of the BVI Business Companies Act, 2004 (“BCA”)

The BCA differs from laws applicable to US corporations and their shareholders. Set forth below is a summary of certain significant provisions of the BCA applicable to us (save to the extent that such provisions have been, to the extent permitted under the BCA, negated or modified in our M&A in accordance with the BCA).

Mergers, Consolidations and Similar Arrangements.    The BCA provides for mergers as that expression is understood under US corporate law. Common law mergers are also permitted outside of the scope of the BCA. Under the BCA, two or more companies may either merge into one of such existing companies, or the surviving company, or consolidate with both existing companies ceasing to exist and forming a new company, or the consolidated company. The procedure for a merger or consolidation between our Company and another company (which need not be a BVI company) is set out in the BCA. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which must also be authorized by a resolution of shareholders (and the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if the memorandum or articles of association so provide or if the plan of merger or consolidation contains any provisions that, if contained in a proposed amendment to the memorandum or articles, would entitle the class to vote on the proposed amendment as a class) of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BCA to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The BVI company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the BVI, or the Registrar. If the surviving company or the consolidated company is to be incorporated under the laws of a jurisdiction outside BVI, it shall file the additional instruments required under Section 174(2)(b) of the BCA. The Registrar then (if he or she is satisfied that the requirements of the BCA have been complied with) registers, in the case of a merger, the articles of merger or consolidation and any amendment to the M&A of the surviving company and, in the case of a consolidation, the M&A of the new consolidated company and issues a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the BCA in respect of the merger or consolidation). The merger or consolidation is effective on the date that the articles of merger or consolidation are registered by the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.

As soon as a merger or consolidation becomes effective (inter alia), (a) the surviving company or consolidated company (so far as is consistent with its amended M&A, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the M&A of any surviving company are automatically amended to the extent, if any, that changes to its amended M&A are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by the merger or consolidation, but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the shareholder, director, officer or agent thereof, as the case may be or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted foregoing except in so far as the laws of the other jurisdiction otherwise provide.

The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this shall not apply to a foreign company).

If the directors determine it to be in the best interests of us, it is also possible for a merger to be approved as a court approved plan of arrangement or as a scheme of arrangement in accordance with (in each such case) the BCA. The convening of any necessary shareholders meetings and subsequently the arrangement must be authorized by the BVI court. A scheme of arrangement requires the approval of 75% of the votes of the shareholders or class of shareholders, 75% in value of the creditors or class of creditors, as the case may be. If the effect of the scheme is different in relation to different shareholders, it may be necessary for them to vote separately in relation to the scheme, with it being required to secure the requisite approval level of each separate voting group. Under a plan of arrangement, a BVI court may determine what shareholder approvals are required and the manner of obtaining the approval.

Continuation into a Jurisdiction Outside the BVI.    In accordance with, and subject to, our M&A, the Company may by resolution of Shareholders or by a resolution of the directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. Where a company is continued under the laws of a jurisdiction outside the BVI, (a) the Company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the Company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the Company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (d) service of process may continue to be effected on the registered agent of the Company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the BCA.

Directors.    In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the directors are elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office until his disqualification, death, resignation or removal; (c) a director may be removed from office by resolution of directors or resolution of shareholders; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BCA; and (e) a director is not required to hold Ordinary Shares as a qualification to office.

TAXATION

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non U.S. tax laws, state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of The Crone Law Group, our U.S. Tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of Long An & Lam LLP, our HK counsel, insofar as it relates to legal conclusions with respect to matters of HK taxation below.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Hong Kong Taxation

The taxation of income and capital gains of holders of ordinary shares is subject to the laws and practices of Hong Kong and of jurisdictions in which holders of ordinary shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions under Hong Kong law is based on current law and practice and is subject to changes therein and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in the ordinary shares. Accordingly, each prospective investor should consult its own tax advisor regarding the tax consequences of an investment in the ordinary shares. There is no reciprocal tax treaty in effect between Hong Kong and the United States.

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the ordinary shares).

Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax.

As from year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

Tax on Dividends

Under Hong Kong tax laws, our Hong Kong subsidiary are exempted from Hong Kong income tax on its foreign-derived income. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” for further details on our dividend policy.

British Virgin Islands Taxation

Under BVI law as currently in effect, there is no tax applicable to a holder of Ordinary Shares who is not a resident of the BVI on dividends paid with respect to the Ordinary Shares and none of the holders of Ordinary Shares are liable to the BVI for income tax on gains realized during that year on sale or disposal of such shares. The BVI does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BCA.

There are no capital gains, gift or inheritance taxes levied by the BVI on companies incorporated or re-registered under the BCA or persons not resident in the BVI. In addition, shares of companies incorporated or re-registered under the BCA are not subject to transfer taxes, stamp duties or similar charges.

Except to the extent that we have any interest in real property in the BVI, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the BVI.

There is no income tax treaty currently in effect between the United States and the BVI or between Hong Kong and the BVI.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAXADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAXCONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to mark-to-market;

•        U.S. expatriates;

•        tax-exempt entities;

•        persons liable for alternative minimum tax;

•        persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% or more of our voting shares (including by reason of owning our Ordinary Shares);

•        persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or

•        persons holding our Ordinary Shares through partnerships or other pass-through entities.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the NYSE MKT. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for (a) reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), (b) higher tax rates of 20% (for individuals in the 39.6% tax bracket) or (c) 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•        at least 75% of its gross income is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq. If the Ordinary Shares are regularly traded on the Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING

In connection with this offering, we plan to enter into an underwriting agreement (the “Underwriting Agreement”) with R.F. Lafferty & Co., Inc., as the representative of the underwriters, in this offering (the “Representative”). The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The underwriters plan to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus and subject to the terms and conditions of the Underwriting Agreement:

Name of Underwriter	Number of Ordinary Shares
R.F. Lafferty & Co., Inc.
Revere Securities LLC
Total

The underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The underwriters are not obligated to purchase the Ordinary Shares covered by the underwriters’ over-allotment option to purchase Ordinary Shares as described below. The underwriters are offering the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the Underwriting Agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

Pursuant to the Underwriting Agreement, we have agreed to grant to the underwriters an option to purchase from us up to an additional 300,000 Ordinary Shares, representing 15% of the Ordinary Shares sold in the offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts. The underwriters may exercise this option any time during the 45-day period after the closing date of the offering, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Fees, Commissions and Expense Reimbursement

We will pay the underwriters a fee/commission equivalent to seven percent (7%) of the gross proceeds of this offering. The underwriters propose initially to offer the Ordinary Shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the Ordinary Shares offered by us are not sold at the offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the underwriters, assuming an initial public offering price of $4.50 per share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus):

	Per Ordinary Share		Total Without Over-Allotment Option		Total With Full Over-Allotment Option
Public offering price	$	[•]	$	[•]	$	[•]
Underwriting fees and commissions (7.0%)(1)	$	[•]	$	[•]	$	[•]
Proceeds, before expenses, to us	$	[•]	$	[•]	$	[•]

____________

(1)      The fees do not include the expense reimbursement as described below.

We agreed to pay to the Representative non-accountable expenses equal to one percent (1%) of the gross proceeds raised in the offering. We have also agreed to reimburse the Representative for certain accountable expenses not to exceed the total amount of $230,000 (of which $30,000 has been paid upon the execution of the engagement letter with the Representative), including the Representative’s legal fees, background check expenses, and all other expenses related to the offering. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $1.3 million.

The underwriters intend to offer our Ordinary Shares to their retail customers only in states in which we are permitted to offer our Ordinary Shares. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on a National Securities Exchange are “covered securities.” If we were unable to meet listing standards of a National Securities Exchange, we would be unable to rely on the covered securities exemption to blue sky registration requirements. In such case, we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this offering unless we meet a National Securities Exchange’s listing requirements and our application to list on the exchange is approved.

The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement. A form of the Underwriting Agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Lock-Up Agreements

We will agree in the Underwriting Agreement that, without the prior written consent of the Representative, we and any successors of the us will not, for a period of three (3) months from the closing of this offering, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC any registration statement relating to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, each of our directors, officers and holders of 5% or more of Ordinary Shares on a fully diluted basis immediately prior to the consummation of this offering, excluding the Selling Shareholders, has agreed for a period of six months from the commencement of sales of this offering, without the prior written consent of the Representative, and subject to certain exceptions, they will not, directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, whether now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; (iii) make any demand for or exercise any right with respect to the registration of any such securities; or (iv) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any such securities.

Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•        Stabilizing transactions permit the underwriters to make bids or purchases for the purpose of pegging, fixing or maintaining the price of the Ordinary Shares, so long as stabilizing bids do not exceed a specified maximum.

•        Over-allotment involves sales by the underwriters of the Ordinary Shares in excess of the number of Ordinary Shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Ordinary Shares over-allotted by the underwriters is not greater than the number of Ordinary Shares that they may purchase in the over-allotment option. In a naked short position, the number of Ordinary Shares involved is greater than the number of Ordinary Shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing Ordinary Shares in the open market.

•        Syndicate covering transactions involve purchases of Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Ordinary Shares to close out the short position, the underwriters will consider, among other things, the price of our Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase Ordinary Shares through the over-allotment option. If the underwriters sell more Ordinary Shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•        In passive market making, market makers in the Ordinary Shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of our Ordinary Shares until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Ordinary Shares or preventing or retarding a decline in the market price of Ordinary Shares. As a result, the price of Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Stock Market or otherwise, and, if commenced, may be discontinued at any time.

Determination of Offering Price

We determined the public offering price of the Ordinary Shares we are offering in consultation with the underwriters based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the underwriters. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments, and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments. In addition, the underwriters and their respective affiliates may at any time hold, or recommend to clients that they should acquire, long and short positions in such assets, securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities. In the opinion of the Securities and Exchange Commission, we have been advised that indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Application for Nasdaq Listing

We have applied to have our Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “MCTR.” We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.

If the application is approved, trading of our Ordinary Shares on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee and the NASDAQ Capital Market listing fee, all amounts are estimates.

US$
Securities and Exchange Commission Registration Fee	$2,606
NASDAQ Capital Market Entry and Listing Fee	$55,000
FINRA Filing Fee	$3,538
Printing and Engraving Expenses	$30,388
Legal Fees and Expenses	$438,728
Accounting Fee and Expenses	$30,000
Financial Advisory Expenses	$750,000
Miscellaneous Expenses	$10,684
Total Expenses(1)	$1,320,944

____________

(1)      Among these total expenses, US$607,310 have been incurred by the Company as of March 31, 2024 and US$581,005 were capitalized as “deferred offering cost” on the Company’s audited consolidated balance sheet and recorded US$ 26,305 as expense on the Company’s audited consolidated statement of income as of that date and additional US$33,393 has further capitalized as of the date of this prospectus. Remaining US$680,241 is expected to further be incurred by the Company for this offering.

These expenses will be borne by us.

LEGAL MATTERS

The validity of certain legal matters in connection with this offering as to BVI law will be passed upon for us by Ogier, our counsel as to BVI law. Certain legal matters as to United States Federal and New York State law in connection with this offering will be passed upon for us by The Crone Law Group, P.C. Legal matters as to Hong Kong law will be passed upon for us by Long An & Lam LLP. The underwriters are being represented by VCL Law LLP with respect to certain legal matters as to United States federal securities and New York State law.

EXPERTS

The consolidated financial statements for the years ended March 31, 2024 and 2023 included in this prospectus have been so included in reliance on the report of Kreit & Chiu CPA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Kreit & Chiu CPA is located at 733 Third Avenue, Floor 16, #1014, New York, NY 10017.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (File No. 333-277979) on March 15, 2024 including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus, as well as the Ordinary Shares, as amended. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

CTRL GROUP LIMITED AND SUBSIDIARY
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
CTRL Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CTRL Group Limited and its subsidiaries (the “Company”) as of March 31, 2024 and 2023, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the period ended March 31, 2024 and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the year in the periods ended March 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kreit & Chiu CPA LLP

We have served as the Company’s auditors since 2022.

Los Angeles, California

September 6, 2024

Ctrl Group Limited and Subsidiary
Consolidated Balance Sheets
As of March 31, 2024 and 2023

	At March 31,
	2023	2024	2024
	HK$	HK$	US$
Assets
Current assets
Cash and Cash Equivalents	8,574,262	4,368,915	558,264
Accounts receivable	5,239,063	5,880,737	751,445
Amounts due from a related party	74,575	293,000	37,440
Deposits, prepayments and other receivables	3,497,058	4,679,238	597,917
Income tax recoverable	551,617	233,104	29,786
Total current assets	17,936,575	15,454,994	1,974,852
Non-current assets
Property and Equipment	338,413	268,396	34,296
Right-of-use assets	130,636	522,011	66,703
Total non-current assets	469,049	790,407	100,999
Total assets	18,405,624	16,245,401	2,075,851
Liabilities and Shareholders’ Equity
Current liabilities
Contract liabilities	26,995	—	—
Accounts payable	1,020,763	1,779,240	227,353
Amounts due to related parties	17,188	1,876,577	239,791
Amount due to a director	279,000	—	—
Amount due to a shareholder	3,123,253	3	—
Operating lease liabilities	130,636	421,002	53,796
Accruals and other payables	951,796	314,213	40,150
Bank borrowing	—	861,449	110,077
Total current liabilities	5,549,631	5,252,484	671,167
Non-current liabilities
Operating lease liabilities	—	101,009	12,907
Bank borrowing	9,000,000	8,138,551	1,039,951
Deferred tax liabilities	39,351	32,762	4,186
Total liabilities	14,588,982	13,524,806	1,728,211
Shareholders’ equity
Ordinary shares, authorized to issue an unlimited number of ordinary shares of no par value, 13,000,000 issued and outstanding as of March 31, 2024 and 2023, respectively*	77,500	77,500	9,903
Capital reserve	19,997	19,997	2,555
Translation reserve	—	4,293	549
Retained earnings	3,719,145	2,618,805	334,633
Total shareholders’ equity	3,816,642	2,720,595	347,640
Total liabilities and shareholders’ equity	18,405,624	16,245,401	2,075,851

____________

*        Giving retroactive effect to the 1 for 1,300 share split effected on February 27, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

Ctrl Group Limited and Subsidiary
Consolidated Statements of Income
For the Years Ended March 31, 2024 and 2023

	For the years ended March 31,
	2023	2024	2024
	HK$	HK$	US$
Revenue
Independent Third Parties	45,213,089	39,208,696	5,010,120
Related Parties	2,309,578	1,446,200	184,797
	47,522,667	40,654,896	5,194,917
Cost of services
Independent Third Parties	(30,671,473)	(26,975,360)	(3,446,933)
Related Parties	(7,346,748)	(4,516,008)	(577,059)
	(38,018,221)	(31,491,368)	(4,023,992)
Gross Profit	9,504,446	9,163,528	1,170,925
Operating Expenses
General and Administrative expense	(6,660,184)	(6,180,703)	(789,776)
Income from operation	2,844,262	2,982,825	381,149

Other income (expenses)
Other income, net	503,240	36,065	4,608
Other gain (loss)	164,471	(100,288)	(12,815)
Interest expense	—	(319,692)	(40,851)
Total other income (expenses), net	667,711	(383,915)	(49,058)

Profit before tax	3,511,973	2,598,910	332,091
Income tax	(777,962)	(699,250)	(89,352)
Net income	2,734,011	1,899,660	242,739

Weighted average shares outstanding – basic and diluted	13,000,000	13,000,000	13,000,000

Earnings per share – basic and diluted	0.21	0.15	0.02

The accompanying notes are an integral part of these consolidated financial statements.

Ctrl Group Limited and Subsidiary
Consolidated Statements of Changes in Shareholders’ Equity
For the Years Ended March 31, 2024 and 2023

	Number of Shares	Amount	Capital Reserve	Translation Reserve	Retained Earnings	Total
		HK$	HK$	HK$	HK$	HK$
Balance at March 31, 2022	13,000,000	77,500	19,997	—	985,134	1,082,631

Net income	—	—	—	—	2,734,011	2,734,011
Balance at March 31, 2023	13,000,000	77,500	19,997	—	3,719,145	3,816,642

Net income	—	—	—	—	1,899,660	1899,660
Dividend	—	—	—	—	(3,000,000)	(3,000,000)
Translation reserve	—	—	—	4,293	—	4,293
Balance at March 31, 2024	13,000,000	77,500	19,997	4,293	2,618,805	2,720,595
		US$	US$	US$	US$	US$
Balance at March 31, 2024	13,000,000	9,903	2,555	549	334,633	347,640

The accompanying notes are an integral part of these consolidated financial statements.

Ctrl Group Limited and Subsidiary
Consolidated Statements of Cash Flows
For the Years Ended March 31, 2024 and 2023

	For the years ended March 31,
	2023	2024	2024
	HK$	HK$	US$
Cash flows from operating activities:
Net income	2,734,011	1,899,660	242,739
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	11,669	70,017	8,947
Deferred tax asset	313	—	—
Deferred tax liabilities	39,351	(6,589)	(842)
Bad Debt Expenses	—	49,161	6,282
Impairment loss on trade receivables	—	151,287	19,332
Operating cash flows before movements in working capital	2,785,344	2,163,536	276,458
Accounts receivable	2,501,977	(842,122)	(107,607)
Deposits, prepayments and other receivables	(791,576)	(1,182,180)	(151,061)
Amounts due from (to) related parties	(1,368,577)	1,640,964	209,684
Amounts due from directors	—	(279,000)	(35,651)
Contract assets	185,454	—	—
Accounts payable	(448,323)	758,477	96,919
Accruals and other payables	923,715	(637,583)	(81,472)
Contract liabilities	(1,488,580)	(26,995)	(3,449)
Income tax payable	(1,805,747)	318,513	40,700
Net cash provided by operating activities	493,687	1,913,610	244,521
Cash flows from investing activities:
Acquisition of property and equipment	(350,082)	—	—
Repayment from a director of the Company	455,305	—	—
Repayment from shareholders of the Company	436,604	—	—
Net cash provided by investing activities	541,827	—	—
Cash flows from financing activities:
Advance from a director of the Company	279,000	—	—
Advance from (repayment to) a shareholder of the Company	3,123,253	(3,123,250)	(399,091)
New bank borrowings raised	9,000,000	—	—
Dividend paid	(6,888,921)	(3,000,000)	(383,341)
Net cash provided by (used in) financing activities	5,513,332	(6,123,250)	(782,432)
Net increase (decrease) in cash	6,548,846	(4,209,640)	(537,911)
Cash, beginning of year	2,025,416	8,574,262	1,095,626
Translation difference	—	4,293	549
Cash, end of year	8,574,262	4,368,915	558,264

Supplemental information
Cash received (paid) for interest, net	4,238	(293,943)	(37,560)
Cash paid for income tax	2,544,045	387,326	49,493

The accompanying notes are an integral part of these consolidated financial statements.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

1. Organization and Business Description

Organization and Nature of Operations

Ctrl Group Limited (“Ctrl Group”) is a limited liability company established under the laws of the British Virgin Islands on May 13, 2022. Ctrl Group’s registered office is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and its principal place of business is situated at Unit F, 12/F, Kaiser Estate Phase 1, 41 Man Yue Street, Hunghom, Kowloon, Hong Kong. Ctrl Group is a holding company with no business operation and its principal operating subsidiary is Ctrl Media Limited (“Ctrl Media”) which is principally engaged in one-stop game advertising. Ctrl Group owns 100% of Ctrl Media which was incorporated in Hong Kong on June 6, 2014.

Reorganization

On January 6, 2023, Ctrl Group acquired 20,000 shares of the Ctrl Media from Mr. Shum Tsz Cheung, Mr. Lam Kai Kwan and Mr. Siu Chun Pong for the reorganization. After the reorganization, Ctrl Media became a directly wholly owned subsidiary of Ctrl Group.

Pursuant to the reorganization detailed above, Ctrl Group has become the holding company of the Ctrl Media on January 6, 2023.

Ctrl Group and its subsidiary (the “Company”) resulting from the reorganization has been under the common control of the same controlling shareholders for the years ended March 31, 2024 and 2023 or since their respective dates of incorporation or acquisition, where there is a shorter period, and is regarded as a continuing entity. The consolidation of the Company has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary and all intercompany transactions and balances have been eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

2. Summary of Significant Accounting Policies (cont.)

Use of Estimates and Assumptions (cont.)

the reporting period. These estimates and judgments are based on historical information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, the allowance for credit losses, useful lives of property and equipment, deferred income taxes, the realization of deferred tax assets, revenue recognition and other provisions and contingencies. Actual results could differ from those estimates.

Foreign Currency Translation

The Company uses Hong Kong Dollar (“HK$”) as its reporting currency. The functional currency of the Company in British Virgin Islands and its subsidiary in Hong Kong is HK$. The functional currency is the currency of the primary economic environment in which an entity operates as stated by ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the income statements during the year in which they occur.

Convenience Translation

Translations of amounts in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from HK$ into US$ as of and for the year ended March 31, 2024 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.8259, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 820 defined fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1	—	Quoted prices (unadjusted) in active markets for identical assets and liabilities.
Level 2	—	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly in the market place.
Level 3	—	Unobservable inputs that are supported by little or no market.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash, accounts receivable, amounts due from/(to) related parties, amount due to a director, deposits and other receivables, accounts payable, amount due to a shareholder, accruals and other payables, operating lease liabilities and bank borrowings are approximate the fair value of the respective assets and liabilities as of March 31, 2024 and 2023 owing to their short-term nature or present value of the assets and liabilities.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

2. Summary of Significant Accounting Policies (cont.)

Cash and Cash Equivalents

Cash comprise cash at banks and on hand which includes deposits with original maturities of three months or less with commercial banks in Hong Kong. As of March 31, 2024 and 2023, the Company did not have any cash equivalents. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected up to HK$500,000 per account holder in each bank which is a member of the Hong Kong Deposit Protection Scheme.

Accounts Receivable

Accounts receivable mainly represent amounts due from clients for advertising services which are recorded net of allowance for credit losses. The Company grants general credit term of 30 days to its customers in the normal course of business. The management considers various factors such as historical collection record, customer’s current creditworthiness, customer’s concentration, the age of the accounts receivable balance both individually and aggregately and general economic conditions to determine the collectability of the accounts receivable balances.

On April 1, 2023, the Company adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”). ASC 326 requires the application of a credit loss model based prospectively on current expected credit losses (CECL), and replaces the previous model based retrospectively on past incurred losses. The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost, of which the Company reported only accounts receivable as of March 31, 2023. Results for reporting periods beginning April 1, 2024 are presented under ASC 326.

The Company carries accounts receivable at the face amounts less a reserve for estimated credit losses. As of March 31, 2023, the Company did not record any credit losses related to accounts receivable. The Company estimated its reserve for credit losses using relevant available information from internal and external sources relating to past events, current conditions and reasonable and supportable forecasts. During the years ended March 31, 2024, the Company recorded HK$151,287 (US$19,332) adjustments for credit losses on the consolidated financial statement related to accounts receivable. As of March 31, 2024, the reserve for credit losses was HK$151,287 (US$19,332).

Deposits, prepayments and other receivables

Deposits represent deposit paid to service providers such as utilities and office rental. Prepayments represent (i) advance payments made to the service providers for the advertising services and the vendors for certain prepaid services such as insurance; and (ii) deferred IPO costs of direct expenses paid to attorneys, consultants, underwriters, and other parties related to the Company’s IPO. The balance of deferred IPO costs will be offset with the proceeds received at the closing of IPO. Deposits, prepayments and other receivables are unsecured and are reviewed periodically to determine whether their carrying value have become impaired. As of March 31, 2024 and 2023, the management believes that the Company’s deposits, prepayments and other receivables are not impaired.

Lease

On January 1, 2019, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB, using the modified retrospective transition method and elected the transition option to use an effective date of January 1, 2019 as the date of initial application. The adoption of Topic 842 resulted in the presentation of right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheet. See Note 7 for additional information.

The lease standard provides practical expedients for an entity ongoing accounting. The Company elected to apply the short-term lease exception for lease arrangements with a lease term of 12 months or less at commencement. Lease terms used to compute the present value of lease payments do not include any option to extend, renew or terminate the lease that the Company is not able to reasonably certain to exercise upon the lease inception. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

2. Summary of Significant Accounting Policies (cont.)

Lease (cont.)

The Company did not adopt the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management and utilities. It separates the non-lease components from the lease components to which they relate.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The ROU assets also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets and lease liabilities when it is reasonably certain that the Company will exercise that option. Lease expenses for lease payments are recognized on a straight-line basis over the lease term.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation are provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Office equipment	4 years
Leasehold improvements	4 years
Motor vehicles	5 years

Expenditures for maintenance and repairs are expensed as incurred. Expenditures for major renewals and improvements which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income in other income, net.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended March 31, 2024 and 2023.

Revenue Recognition

The Company applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all years presented.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

2. Summary of Significant Accounting Policies (cont.)

Revenue Recognition (cont.)

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.

The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Company enters into contracts with customers that include promises to transfer various services, which are generally capable of being distinct and accounted for as separate performance obligations. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate. Revenue is recognized when the promised services are transferred to customers, in an amount that reflects the consideration allocated to the respective performance obligation.

The Company is engaging in the one-stop advertising services to customers in Hong Kong. The Company’s principal revenue stream includes:

(a)    Online advertising

For revenue generated through the online placement of advertisements, the Company’s performance obligation is fulfilled at the point in time when the advertisement content is broadcasted in the digital media and the marketing publication is publicly released, or the transfer of the broadcasting right to the customer is made.

In the event the contract with the customer further entitles the Company to a one-off licensing fee for granting the customer the intellectual property right attached to the advertising contents and materials, the Company concluded that such licensing fee is integral to but not distinct or separated from the overall advertising solution package.

The entire transaction price of the advertising contract, inclusive of the online advertising fee and the licensing fee, is attributed as a single performance obligation and revenue is recognized at the point in time when the Company’s contractual obligation is completed that is the broadcast of the advertisement content and transfer of the intellectual property right are simultaneously fulfilled.

(b)    Offline advertising and web banner marketing

For revenue generated through the offline and web banner placement, the Company performed its services over a specific tenure set out in the advertising contract. The performance obligation is fulfilled over this pre-determined period when the agreed-upon action is completed or when the advertisement is displayed in the relevant medium to the public or target audience.

The Company recognizes the revenue over the pre-determined contract period, generally the advertising period, during which its services are rendered to the advertiser and satisfied the relevant performance obligation. The Company enters a distinct contract with its customers. The Company concluded that each of the respective services (1) is distinct

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

2. Summary of Significant Accounting Policies (cont.)

Revenue Recognition (cont.)

(b)    Offline advertising and web banner marketing (cont.)

and (2) meets the criteria for recognizing revenue over time. In addition, the nature of services provided for each successive period are substantially similar and result in the transfer of substantially the same benefit to the customers. Therefore, we concluded that the periodic services fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation.

(c)     Provisioning of strategic planning services

Revenue generated from providing strategic planning services is recognized over time as the Company successively fulfils its performance obligation over the contractual service period and the advertiser simultaneously receives and consumes the benefits provided by the Company’s service performance.

The Company concluded that each of the respective services (1) is distinct and (2) meets the criteria for recognizing revenue over contractual service period. In addition, the nature of services provided for each successive period are substantially similar and result in the transfer of substantially the same benefit to the customers. That is, the benefit consumed by the clients is substantially similar for each month, even though the exact volume of services may vary. Therefore, we concluded that the periodic services fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation.

(d)    Other services

Other services rendered by the Company to its clients include provision of (i) administrative services; and (ii) strategic planning on a profit-sharing fee basis.

The Company’s administrative services generally, including delivery costs and prop making, are typically rendered on a per-task basis, for which the Company enters into an individual contract with the client for the performance of a specific service with a corresponding distinct performance obligation. For these services, the Company will charge a service fee which is normally determined as a particular mark-up percentage of the budgeted cost of the services. Revenue from the provision of administrative services is recognized at a point in time when the service delivery was made and the performance obligation is fulfilled.

The Company’s profit-sharing with strategic planning services is governed by a relevant framework agreement incepted with the client, according to which the Company is entitled to a profit-sharing determined as a specific percentage of the advertiser’s net profit derived during the pre-determined contractual period from the underlying mobiles games. Revenue generated from the provision of these services is recognized at a point in time when the advertiser ascertains the underlying mobile games’ net profit and confirmed our entitled profit-sharing amount.

The following table presents disaggregated information of revenues by major service lines for the years ended March 31, 2024 and 2023, respectively:

	For the years ended March 31,
	2023	2024	2024
	HK$	HK$	US$
Online advertising	26,149,977	14,609,390	1,866,800
Offline advertising and web banner	17,895,200	22,595,715	2,887,299
Provisioning of strategic planning services	2,115,833	661,731	84,557
Other services	1,361,657	2,788,060	356,261
	47,522,667	40,654,896	5,194,917

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

2. Summary of Significant Accounting Policies (cont.)

Revenue Recognition (cont.)

(d)    Other services (cont.)

Revenue disaggregated by timing of revenue recognition for the years ended March 31, 2024 and 2023 is disclosed in the table below:

	For the years ended March 31,
	2023	2024	2024
	HK$	HK$	US$
Point in time	26,971,941	17,078,624	2,182,321
Over time	20,550,726	23,576,272	3,012,596
	47,522,667	40,654,896	5,194,917

The Company also selected to apply the practical expedients allowed under ASC Topic 606 to omit the disclosure of remaining performance obligations for contracts with an original expected duration of one year or less. As of March 31, 2024 and 2023, all contracts of the Company were with an original expected duration within one year.

Contract Assets

The Company’s contract assets represent revenue rendered in executing contract performances with related benefits transferred to the customer that is not yet unconditional under the contractual terms of service. The amount will be recognized as accounts receivable when all conditional precedent has been fulfilled.

Contract Liabilities

The Company’s contract liabilities include payments received in advance of performance under offline advertising and web banner marketing service contracts which will be recognized as revenue as the Company executed the advertising services with customers under the contract.

Contract Liabilities are recognized when the customers pay consideration before the Company recognizes the related revenue. Contract Liabilities would also be recognized if the Company has an unconditional right to receive consideration before the Company recognizes the related revenue. In such cases, a corresponding receivable would also be recognized.

Other Income, net

Government subsidies primarily relate to one-off entitlement granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund. Employers participating in ESS were required to undertake and warrant that they would: (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to their employees. If an employer fails to use all the subsidies received to pay the wages of his/her employees, the Hong Kong Government will claw back the unspent balance of the subsidy. If the total number of employees on the payroll in any one month of the subsidy period is less than the “committed headcount of paid employees”, the employer will have to pay a penalty to the Hong Kong Government. As confirmed by the directors, the Company has (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to its employees. There was no unfulfilled conditions nor other contingencies attached to the ESS funding. Government subsidies received and recognized as other income totaled HK$ nil (US$ nil) and HK$499,002 for the years ended March 31, 2024 and 2023, respectively.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

2. Summary of Significant Accounting Policies (cont.)

Cost of Services

The Company’s cost of services is primarily comprised of the subcontract costs of online advertising, offline advertising cost, consultation fee, staff costs and other direct costs associated with providing other services, including delivery costs, discount and production costs. These costs are expenses as incurred.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax in the year incurred.

Segment reporting

The Company operates and manages its business as a single segment, in accordance with ASC 280, Segment Reporting. The Company’s chief operating decision maker (“CODM”) is the Chairman and directors. The Company’s CODM reviews the consolidated results when making decision as a whole. The Company generates substantially all of its revenues from clients in Hong Kong. Accordingly, no geographical segments are presented. Substantially all of the Company’s long-lived assets are located in Hong Kong.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of March 31, 2024 and 2023, there were no dilutive shares.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

2. Summary of Significant Accounting Policies (cont.)

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Significant Risks

Currency Risk

The Company’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Company considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and accounts receivable. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

As of March 31, 2024 and 2023, the Company’s deposits its cash with banks located in Hong Kong and Taiwan. In Hong Kong, Deposit Protection Scheme is in place which protects eligible deposits held with banks in Hong Kong. Hong Kong Deposit Protection Board will compensate up to a limit of HK$500,000 to each depositor if the bank which hold eligible deposits fails. In Taiwan, Deposit Insurance provided by the Central Deposit Insurance Corporation are in place which protects eligible deposits held with financial institutions in Taiwan. Central Deposit Insurance Corporation will compensate up to a limit of NT$3 million to each depositor if the financial institution which hold eligible deposits fails. The Company believes that no significant credit risk exists and has not incurred any losses related to such deposits as of March 31, 2024 and 2023.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the directors.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

2. Summary of Significant Accounting Policies (cont.)

Significant Risks (cont.)

Concentration and Credit Risk (cont.)

For the years ended March 31, 2024 and 2023, all of the Company’s assets and liabilities were primarily located in Hong Kong and all of the Company’s revenue and cost of services were derived from its subsidiary located in Hong Kong. The Company does not allocate its assets located and expenses incurred outside Hong Kong to its Taiwan branch because these assets and activities are managed at a corporate level. The Company has a concentration of its revenue and accounts receivable with specific customers and cost of sales and accounts payable with specific suppliers.

For the year ended March 31, 2024, one customer, Customer O, accounted for 16.7% of the Company’s total revenue. No other single customer accounted for more than 10% of the Company’s total revenues for the year ended March 31, 2024.

For the year ended March 31, 2023, two customers, Customer B and Customer H, accounted for 14.3% and 11.3% of the Company’s total revenue, respectively. No other single customer accounted for more than 10% of the Company’s total revenues for the year ended March 31, 2023.

As of March 31, 2024, two customers’ accounts receivable, Customer O and Customer P accounted for 36.2% and 13.2% of the total accounts receivable, respectively. No other single customer accounted for more than 10% of the Company’s total accounts receivable as of March 31, 2023.

As of March 31, 2023, four customers’ accounts receivable, Customer L, Customer H, Customer M and Customer N accounted for 23.1%, 17.7%, 15.1% and 13.1% of the total accounts receivable, respectively. No other single customer accounted for more than 10% of the Company’s total accounts receivable as of March 31, 2023.

For the year ended March 31, 2024 and 2023, Supplier A, which is the related party of the Company, accounted for approximately 14.3% and 17.3% of the Company’s total cost of service, respectively.

As of March 31, 2024, two suppliers’ accounts payable, Supplier A and Supplier L, accounted for 45.7% and 10.1% of the total accounts payable, respectively. No other single supplier accounted for more than 10% of the Company’s total accounts payable as of March 31, 2024.

As of March 31, 2023, two suppliers’ accounts payable, Supplier I and Supplier J, accounted for 24.9% and 21.7% of the total accounts payable, respectively. No other single supplier accounted for more than 10% of the Company’s total accounts payable as of March 31, 2023.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Recently Issued Accounting Standards, not yet Adopted by the Company

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosure, which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expense categories that are regularly provided to the chief operating decision maker and included in each reported measure of a segment’s profit or loss. The

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

2. Summary of Significant Accounting Policies (cont.)

Recently Issued Accounting Standards, not yet Adopted by the Company (cont.)

update also requires all annual disclosures about a reportable segment’s profit or loss and assets to be provided in interim periods and for entities with a single reportable segment to provide all the disclosures required by ASC 280, Segment Reporting, including the significant segment expense disclosures. This standard will be effective for the Company on April 1, 2024 and interim periods beginning in fiscal year 2025, with early adoption permitted. The updates required by this standard should be applied retrospectively to all periods presented in the financial statements. The adoption of ASU 2023-07 did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The adoption of ASU 2023-09 did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In March 2024, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The adoption of ASU 2023-09 did not have a material impact on the Company’s consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and statements of cash flows.

3. Accounts Receivable

Accounts receivable consisted of the following as of March 31:

	2023	2024	2024
	HK$	HK$	US$
Accounts receivable	5,239,063	6,081,185	777,059
Provision of credit losses	—	(151,287)	(19,332)
Bad debt expenses		(49,161)	(6,282)
Total Accounts receivable	5,239,063	5,880,737	751,445

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

4. Contract Assets and Liabilities

The Company’s contract assets typically represent advertising services, such as TV, web banner and other offline advertising, that the Company has performed and transferred to a customer while the contractual advertising period has not finished. When the pre-determined advertising period is completed, accounts receivable will be recognized with invoices issued.

Contract assets consisted of the following as of March 31:

	2023	2024	2024
	HK$	HK$	US$
Contract assets	—	—	—

The Company’s contract liabilities include payments received in advance of performance under offline advertising and web banner service contracts which will be recognized as revenue as the Company executed the one-stop advertising services with customers under the contract.

None of the contract liabilities is expected to be recognized as income after more than one year recognized as revenue, respectively.

Contract liabilities consisted of the following as of March 31:

	2023	2024	2024
	HK$	HK$	US$
Balance as of April 1, 2022 and 2023	1,515,575	26,995	3,449
Additions	26,995	—	—
Revenue recognized	(1,515,575)	(26,995)	(3,449)
Balance as of March 31, 2023 and 2024	26,995	—	—

5. Deposits, Prepayments and Other Receivables

Deposits, prepayments and other receivables consisted of the following as of March 31:

	2023	2024	2024
	HK$	HK$	US$
Rental deposits	17,000	15,000	1,917
Prepayments
– Deferred IPO Cost	3,029,936	4,546,890	581,005
– Prepayments for services	449,386	116,446	14,880
Other receivables	736	902	115
	3,497,058	4,679,238	597,917

6. Property and Equipment, net

Property and equipment, stated at cost less accumulated depreciation, consisted of the following as of March 31:

	2023	2024	2024
	HK$	HK$	US$
Office equipment	14,488	14,488	1,851
Leasehold improvements	246,332	246,332	31,477
Motor Vehicles	350,082	350,082	44,734
Less: accumulated depreciation	(272,489)	(342,506)	(43,766)
Net book value	338,413	268,396	34,296

Depreciation expense of property and equipment totaled HK$70,017 (US$8,947) and HK$11,669 for the years ended March 31, 2024 and 2023, respectively.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

7. Leases

The Company leases office under non-cancelable operating lease agreement. Per the new lease standard ASC 842-10-55, this lease is treated as operating leases. Management determined the incremental borrowing rate was 5.9% for the lease that began in 2023 according to the Hong Kong bank best lending rate. This lease is on a fixed payment basis. None of the leases include contingent rentals.

Description of lease	Lease term
Office at Hung Hom, Hong Kong	3 years from July 16, 2020 to July 15, 2023
Office at Hung Hom, Hong Kong	2 years from July 16, 2023 to July 15, 2025

(a) Amounts recognized in the consolidated balance sheets:

	2023	2024	2024
	HK$	HK$	US$
Right-of-use assets	130,636	522,011	66,703

Operating lease liabilities – current	130,636	421,002	53,796
Operating lease liabilities – non-current	—	101,009	12,907
	130,636	522,011	66,703

Weighted average remaining lease term (in years)	0.3	1.3
Weighted average discount rate (%)	5.0	5.9

For the years ended March 31, 2024 and 2023, the Company incurred total operating lease expense of HK$457,000 (US$58,396) and HK$348,000, respectively.

(b) The following table sets forth the remaining contractual maturities of the Company:

	HK$	US$
For the year ended March 31,
2025	408,000	52,135
2026 (remaining 4 months)	136,000	17,378
Total future lease payments	544,000	69,513
Less: imputed interest	(21,989)	(2,810)
Present value of lease liabilities	522,011	66,703

8. Accruals and other payables

Components of accruals and other payables are as follows as of March 31:

	2023	2024	2024
	HK$	HK$	US$
Accruals	928,978	311,396	39,790
Other payables	22,818	2,817	360
	951,796	314,213	40,150

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

9. Bank borrowing

Components of bank borrowing is as follows as of March 31:

	2023	2024	2024
	HK$	HK$	US$
The Bank of East Asia Limited (a)	9,000,000	9,000,000	1,146,511
Total	9,000,000	9,000,000	1,146,511
Less: bank borrowing – current	—	(861,449)	(110,077)
Bank borrowing – non-current	9,000,000	8,138,551	1,039,951

____________

(a)      On March 16, 2023, Ctrl Media borrowed a non-revolving term loan of HK$9.0 million (US$1.1 million) as working capital for ten years at an annual interest rate of 3.4% which is 2.5% below the prime lending rate for Hong Kong under the loan agreement with The Bank of East Asia signed on March 7, 2023. According to the repayment schedule, the principal amount is repayable by 120 unequal monthly instalments and all amounts (including any remaining balance of principal, accrued interest and any other sums) outstanding on March 16, 2033 shall be fully repaid on that day. The loan was secured by 1) personal guarantees of Mr. Shum Tsz Chung and 2) the SME Financing Guarantee Scheme operated by HKMC Insurance Limited.

Interest expenses pertaining to the above bank borrowings for the years ended March 31, 2024 and 2023 amounted to HK$319,692 (US$40,851) and HK$ nil, respectively. The weighted average annual interest rate for the years ended 31 March 31, 2024 and 2023 was 3.6% and 3.4%, respectively.

Maturities of the bank borrowings were as follows:

	2023	2024	2024
	HK$	HK$	US$
For the year ended March 31,
2024	303,756	—	—
2025	1,160,952	1,173,480	149,948
2026	1,160,952	1,173,480	149,948
2027	1,160,952	1,173,480	149,948
2028	1,160,952	1,173,480	149,948
More than five years	5,804,705	5,867,353	749,733
Total bank borrowing payments	10,752,269	10,561,273	1,349,525
Less: imputed interest	(1,752,269)	(1,561,273)	(199,497)
Total	9,000,000	9,000,000	1,150,028

10. Income Tax

(a)    Income Tax

British Virgin Islands

Under the current and applicable laws of BVI, the Company is not subject to tax on income or capital gains.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Hong Kong entities which are not qualified or selected under the two-tier tax rate are chargeable at the tax rate of 16.5% on any assessable profits.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

10. Income Tax (cont.)

(a)    Income Tax (cont.)

Taiwan

In accordance with the relevant tax laws and regulations of Taiwan, a company registered in Taiwan is subject to a corporate income tax rate of 20%.

For the years ended March 31, 2024 and 2023, CTRL Media did not select the two-tier tax rate for income tax provision and a tax rate of 16.5% is applicable on all assessable profits.

The components of the income tax provision are as follows:

	For the years ended March 31,
	2023	2024	2024
	HK$	HK$	US$
Current income tax	738,298	705,839	90,193
Deferred income tax	39,664	(6,589)	(841)
	777,962	699,250	89,352

Reconciliation between the provision for income tax computed by applying the Hong Kong Profits Tax rate of 16.5% to income before income tax and the actual provision of income tax is as follows:

	For the years ended March 31,
	2023	2024	2024
	HK$	HK$	US$
Profit before income tax	3,511,974	2,598,909	332,091
Hong Kong Profits Tax rate	16.5%	16.5%	16.5%
Income tax computed at Hong Kong Profits Tax rate	579,476	428,820	54,795

Reconciling items:
Tax effect of income that is not taxable	(75,939)	815,476	104,202
Tax effect of expenses that is not deductible	—	24,193	3,091
Tax effect of different tax rates in other jurisdiction	280,489	(495,059)	(63,259)
Over provision for pervious year	—	(71,241)	(9,103)
Tax concession	(6,000)	(3,000)	(383)
Others	(64)	61	9
Income tax	777,962	699,250	89,352

(b)    Deferred Tax Liabilities

The Company measures deferred tax liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets and liabilities are as follows:

	For the years ended March 31,
	2023	2024	2024
	HK$	HK$	US$
Deferred tax liabilities:
– Depreciation of property and equipment	39,351	32,762	4,186

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

10. Income Tax (cont.)

(c)     Uncertainty of Tax Position

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2024 and 2023, the Company did not have any recognized potential tax benefits nor potential underpaid income tax from any interests and penalties and is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated. The Company believes there are no uncertain tax positions as at March 31, 2024 and 2023, and did not expect its assessment regarding unrecognized tax positions will materially change over the next 12 months.

11. Other income, net

Other income, net consisted of the following for the year ended March 31:

	2023	2024	2024
	HK$	HK$	US$
Bank interest income, net	4,238	31,864	4,071
Government grant	456,000	—	—
Others	43,002	4,201	537
	503,240	36,065	4,608

12. Other gain (loss)

Other gain (loss) consisted of the following for the year ended March 31:

	2023	2024	2024
	HK$	HK$	US$
Exchange gain and loss, net	164,471	(100,288)	(12,815)

13. Related Party Balance and Transactions

a.      Due from related parties

The following is a list of related party which the Company has balance with:

(a)     Act Media Co. Limited, controlled by shareholder, Mr. Shum Tsz Cheung, of the Company.

(b)    Pump Studio Limited, controlled by CEO, Mr. Lau Chi Fung, of the Company.

As of March 31, 2024 and 2023, the balances of amounts due from related parties was as follows:

		2023	2024	2024
		HK$	HK$	US$
Act Media Co. Limited (a)	(1)	74,575	103,000	13,161
Pump Studio Limited (b)	(2)	—	190,000	24,279
		74,575	293,000	37,440

____________

(1)      The balance represented the account receivable from Act Media Co. Limited which were advertising service that the Company provided. The amount was trade in nature, unsecured, interest-free and within general credit period.

(2)      The balance represented the account receivable from Pump Studio Limited which was other service that the Company provided. The amount was trade in nature, unsecured, interest-free and within general credit period.

b.      Due to related parties, a director and a shareholder

The following is a list of related parties which the Company has balances with:

(a)     Mr. Lam Kai Kwan, a director and shareholder of the Company.

(b)    Mr. Shum Tsz Cheung, a shareholder of the Company.

(c)     Act Media Co. Limited, controlled by shareholder, Mr. Shum Tsz Cheung, of the Company.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

13. Related Party Balance and Transactions (cont.)

b.      Due to related parties, a director and a shareholder (cont.)

(d)    I am Media Limited, controlled by shareholder, Mr. Shum Tsz Cheung, of the Company.

As of March 31, 2024 and 2023, the balances of amounts due to related parties were as follows:

		2023	2024	2024
		HK$	HK$	US$
Mr. Lam Kai Kwan (a)	(1)	279,000	—	—
Mr. Shum Tsz Cheung (b)	(2)	3,123,253	3	—
Act Media Co. Limited (c)	(3)	17,188	1,670,702	213,484
I am Media Limited (d)	(4)	—	205,875	26,307
		3,419,441	1,876,580	239,791

____________

(1)      The balance represented the advance from the director. The amount was unsecured, interest-free and repayable on demand.

(2)      The balance represented the advance from the shareholder. The amount was unsecured, interest-free and repayable on demand.

(3)      The balance represented the account payable from Act Media Co. Limited which were advertising service that provided to the Company. The amount was trade in nature, unsecured, interest-free and within general credit period.

(4)      The balance represented the account payable from I am Media Limited which were advertising service that provided to the Company. The amount was trade in nature, unsecured, interest-free and within general credit period.

c.      Related party transactions

The following is a list of related parties which the Company has transactions with:

(a)     Act Media Co. Limited, controlled by shareholder, Mr. Shum Tsz Cheung, of the Company.

(b)    I am Media Limited, controlled by shareholder, Mr. Shum Tsz Cheung, of the Company.

(c)     Pump Studio Limited, controlled by CEO, Mr. Lau Chi Fung, of the Company.

(d)    Ms. Leung Shuk Hing, spouse of CEO, Mr. Lau Chi Fung.

For the years ended March 31, 2024 and 2023, the related party transactions were as follows:

		2023	2024	2024
	Note	2023	2024	2024
		HK$	HK$	US$
Advertising service fee paid to Act Media Co. Limited (a)	(1)	5,974,873	3,934,433	502,745
Celebrity fee paid to Act Media Co. Limited (a)	(2)	—	28,200	3,603
Advertising service fee paid to I am Media Limited (b)	(1)	256,875	535,875	68,475
Advertising service fee paid to Pump Studio Limited (c)	(1)	—	17,500	2,236
Celebrity fee paid to Pump Studio Limited (c)	(2)	1,115,000	—	—
Consultant fee paid to Pump Studio Limited (c)	(3)	196,000	—	—
Staff cost paid to Leung Shuk Hing (d)		345,000	—	—
Advertising services fee received from Act Media Co. Limited (a)	(4)	1,666,128	46,000	5,878
Celebrity fee received from Act Media Co. Limited (a)	(5)	—	1,045,200	133,557
Advertising services fee received from Pump Studio Limited (c)	(4)	643,450	165,000	21,084
Other services fee received from Pump Studio Limited (c)	(6)	—	190,000	24,278

____________

Notes:

(1)      Act Media Co. Limited, I am Media Limited and  Pump Studio Limited provided online and offline advertising and web banner services for the Company and the related parties charged an advertising fee for providing such services. The price was agreed between both parties and the advertising service was charged with reference to the market price of the advertising service. The advertising service was recorded as advertising fee in the cost of services.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

13. Related Party Balance and Transactions (cont.)

c.      Related party transactions (cont.)

(2)      Act Media Co. Limited and Pump Studio Limited charged the Company for a fee for soliciting celebrity to promote the customers’ advertising campaigns. The amount was recorded in the Company’s cost of service.

(3)      Pump Studio Limited charged the Company for a consulting service of the Company. The amount was recorded in the Company’s general and administrative expense.

(4)      The Company mainly provided online advertising service for Act Media Co. Limited and Pump Studio Limited and the Company charged a fee for the service. The online advertising fee was recorded as revenue.

(5)      The Company solicited celebrities for Act Media Co. Limited to promote the customers’ advertising campaigns. The celebrity fee was recorded as revenue.

(6)      The Company provided administrative services for Pump Studio Limited to promote the customers’ advertising campaigns. The other services was recorded as revenue.

14. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of the British Virgin Islands on May 13, 2022. The authorized number of Ordinary Shares was 50,000 with par value of $1.00 per share. On May 13, 2022, the Company issued 10,000 shares to the controlling shareholder at par value of $1.00 per share.

On March 20, 2023, the Company amended its memorandum of association to authorize the issuance of an unlimited number of Ordinary Shares with no par value.

On February 27, 2024, the Company’s shareholders approved a share split of its outstanding Ordinary Shares at a ratio of 1:1300, which became effective immediately, resulting in 13,000,000 ordinary shares issued and outstanding after the share split. All shares and per share amounts used herein and in the accompanying audited condensed consolidated financial statements have been retroactively adjusted to reflect the share split pursuant to ASC 260-10-55-12.

Share Transfer

On February 27, 2024, following the completion of the stock split described above, our existing shareholder Shum Tsz Cheung sold 1,750,000 Ordinary Shares, no par value, to four new investors in privately negotiated transactions consummated in Hong Kong. And he transferred the rest of the 4,880,000 Ordinary Shares to ALT CO LTD without consideration. These shares are held by ALT CO LTD, a Seychelles company of which wholly owned by Shum Tsz Cheung, and he also is a director of ALT CO LTD, hold the voting powers (and dispositive powers) over the Ordinary Shares held by ALT CO LTD. The registered address of ALT CO LTD is: Vistra Corporate Services Centre, Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahe, Republic of Seychelles.

15. Dividend

On May 2, 2023, the Company declared a dividend of HK$300 (US$38.33) per share, or an aggregate of HK$3,000,000 (US$383,341), to its shareholders of record as of March 31, 2023 and the dividend was settled on May 16, 2023. As of March 31, 2024 and 2023, there is no outstanding of the dividend payables.

Ctrl Group Limited and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2024 and 2023

16. Commitments and Contingencies

Commitments

As at March 31, 2024, the Company did not have any significant capital and other commitments.

Contingencies

In March 2020, the World Health Organization declared COVID-19 a pandemic. The COVID-19 pandemic has resulted in quarantines, travel restrictions, limitations on social or public gatherings, and the temporary closure of business venues and facilities across the world. The negative impacts of the COVID-19 outbreak on the Company’s business include: (i) the uncertain economic conditions may deter clients from engaging our services; (ii) quarantines impeded its ability to contact existing and new clients. Travel restrictions limited other parties’ ability to visit and meet us in person; and (iii) change of the advertising strategy to our clients which may affect our profit abilities.

While COVID-19 is not expected to have significant impact in the Company’s business, the prolonged phenomenon of COVID-19 and the effects of mutations in the virus, both in terms of extent and intensity of the pandemic, together with their impact on our industry and the macroeconomic situations are still difficult to anticipate and may pose substantial uncertainties. In the event the health and economic environment does not improve, or there is no significant recovery in the regions where the clients of our operating subsidiary are served or operate, the Company’s business, results of operations and financial condition could be materially and adversely affected.

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter. There is no contingency existing as of March 31, 2024 and 2023.

17. Subsequent Events

The Company evaluated all events and transactions that occurred after March 31, 2024 up through the date the Company issued the audited consolidated financial statements. Other than the event disclosed above, there was no other subsequent event occurred that would require recognition or disclosure in the Company’s audited consolidated financial statements.

Ctrl Group Limited

2,000,000 Ordinary Shares

_________________________

PROSPECTUS

_________________________

Prospectus dated [•], 2024

Until _______, 2024, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated November 4, 2024

CTRL GROUP LIMITED

1,750,000 Ordinary Shares offered by the Selling Shareholders

This prospectus relates to the resale of 1,750,000 Ordinary Shares, no par value, (each, an “Ordinary Share”, collectively, “Ordinary Shares”) of CTRL Group Limited by Ace Mind Group Limited, Chui Bing Sun, Ma Ka Wing and Yeung Kwun Wai Waiman, the existing shareholders of the Company (collectively, the “Selling Shareholders”). The Company will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders. The underwriters to the initial public offering of CTRL Group Limited will not participate in the resale or receive any compensation in connection with the resale.

Our securities are presently not traded on any market or securities exchange. We have applied to list our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MCTR.” This offering is contingent on the listing of our Ordinary Shares on the Nasdaq. However, there is no assurance that such application will be approved, and if our application is not approved by Nasdaq, this offering cannot be completed.

No sales of the Ordinary Shares covered by this prospectus shall occur until after the completion of our initial public offering. Once, and if, our Ordinary Shares are listed on Nasdaq and there is an established market for these resale shares, the Selling Shareholders may sell the resale shares from time to time at the market price prevailing on Nasdaq at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. The date of effectiveness of the registration statement for our initial public offering is [•], 2024. The IPO price is $[•] per Ordinary Share. On [•], 2024, the last reported sale price of our Ordinary Shares on Nasdaq was [•] per share.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 of the Public Offering Prospectus to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Our Being an Emerging Growth Company” beginning on page 13 and “Implication of Our Foreign Private Issuer Status” beginning on page 14 of the Public Offering Prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024

THE OFFERING1

Ordinary Shares offered by the Selling Shareholders	1,750,000 Ordinary Shares.
Offering Price

The Selling Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Ordinary Shares outstanding prior to completion of this Offering	13,000,000 Ordinary Shares.
Ordinary Shares outstanding immediately after this Offering

13,000,000 Ordinary Shares, not including the 2,000,000 Ordinary Shares to be issued by us pursuant to the Public Offering Prospectus filed contemporaneously herewith nor the 300,000 Ordinary Shares underlying the over-allotment option.

Use of proceeds	The Company will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders named in this prospectus.

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1      Estimate only. To be finalized at pricing.

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USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders. In addition, the underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of their Ordinary Shares under this prospectus. The Company has agreed to bear the expenses related to the registration of the Ordinary Shares for the Selling Shareholders.

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SELLING SHAREHOLDERS

The Ordinary Shares being offered for resale by the Selling Shareholders consist of a total of 1,750,000 Ordinary Shares, which were purchased by the Selling Shareholders in privately negotiated transactions on February 27, 2024, for a purchase price of US$1.00 per share. The following table sets forth the names of the Selling Shareholders, the number of our Ordinary Shares that the Selling Shareholders beneficially owned prior to the offering for resale of the shares under this prospectus and the maximum number of our Ordinary Shares that may be offered for resale for the account of the Selling Shareholders pursuant to the Public Offering Prospectus and the Resale Prospectus. The table also provides information regarding the number and percentage of our Ordinary Shares beneficially owned by the Selling Shareholders after the offering of the shares as adjusted to reflect the assumed sale of all of the Ordinary Shares offered under the Public Offering Prospectus and the Resale Prospectus. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholders. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders

Name of the Selling Shareholders	Ordinary Shares Beneficially Owned Prior to Offering(1)	Percentage Ownership Prior to Offering(2)	Maximum Number of Shareholders Ordinary Shares to be Sold(3)	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering
Ace Mind Group Limited(4)	500,000	3.85%	500,000	0	0%
Chui Bing Sun(5)	500,000	3.85%	500,000	0	0%
Ma Ka Wing(6)	500,000	3.85%	500,000	0	0%
Yeung Kwun Wai Waiman(7)	250,000	1.92%	250,000	0	0%

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(1)      For the purpose of this table only, the offering refers to the resale of the Ordinary Shares by the Selling Shareholders listed above, assuming the closing of our initial public offering.

(2)      Based on 13,000,000 Ordinary Shares outstanding as of the date of this prospectus.

(3)      This number represents all of the Ordinary Shares that the Selling Shareholders may resell, as applicable, all of which the Company agreed to register.

(4)      Ace Mind Group Limited, a company formed in British Virgin Islands in 2017 as a limited liability company, is an investment holding company which is 100% owned by Ho Wai (Howard) Tang. Ace Mind Group Limited holds voting and/or dispositive power over 500,000 Ordinary Shares as of the date of this prospectus. The principal business address of Ace Mind Group Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(5)      Chui Bing Sun, holds voting and/or dispositive power over 500,000 Ordinary Shares. The principal business address of Chui Bing Sun is: FLT B, 20/F CELESTIAL GDN, 5 REPULSE BAY RD, HK.

(6)      Ma Ka Wing, holds voting and/or dispositive power over 500,000 Ordinary Shares. The principal business address of Ma Ka Wing is: Flat C3, 24/F, Block C, Scenery Garden, Sha Tin, New Territories.

(7)      Yeung Kwun Wai Waiman, holds voting and/or dispositive power over 250,000 Ordinary Shares. The principal business address of Yeung Kwun Wai Waiman is: FTL B 10/F BLK 1, EL FUTURO, 18 Lai Ping Road, ShaTin, NT HK.

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SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder(s) may use any one or more of the following methods when selling its Ordinary Shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the Selling Shareholders to sell a specified number of such Ordinary Shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

Broker-dealers engaged by a Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by the Selling Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers

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or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Lock-up

The Selling Shareholders, with respect to their Ordinary Shares sold pursuant to the Resale Prospectus in this offering, have not entered into Lock-up Agreements. See “Risk Factor — There may be substantial sales of our Ordinary Shares by the Selling Shareholders after the effective date of this registration statement of which this prospectus forms a part, which could have a material adverse effect on the price of our Ordinary Shares after this offering.”

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LEGAL MATTERS

The validity of the Ordinary Shares offered in this Offering and certain other legal matters as to BVI law will be passed upon for us by Ogier, our counsel as to BVI law. We are being represented by The Crone Law Group P.C. with respect to certain legal matters as to United States federal and New York State law. Legal matters as to Hong Kong laws will be passed upon for us by Long An & Lam LLP.

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Ctrl Group Limited

1,750,000 Ordinary Shares offered by the Selling Shareholders

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PROSPECTUS

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            , 2024

Until [•], 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our M&A provides that the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who is a director of the Company or a party in a legal proceeding by reason of the fact that the person is or was a director of the Company. According to our M&A, the indemnity only applies if the person acts honestly and in good faith with a view to the best interests of the Company and in the case of criminal proceedings, the person has no reasonable cause to believe that his or her conduct was unlawful.

Item 7. Recent Sales of Unregistered Securities

None.

Item 8. Exhibits and Financial Statement Schedules

Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association
4.1*	Registrant’s Specimen Certificate for Ordinary Shares
5.1***	Opinion of Ogier regarding the validity of the Shares being Registered
10.1**	Employment Agreement between CTRL and Chief Executive Officer Mr. Lau
10.2*	Employment Agreement between CTRL and Chief Financial Officer Mr. Mok
10.3**	Form of Cosplayer Agreement
10.4**	Form of Exclusive Cooperation Contract
10.5**	Marketing Outsourcing Cooperation Framework Agreement between CTRL Media and Efun Company Limited dated as of January 1, 2023
10.6**	Rent Sharing Agreement
10.7**	Non-Revolving Term Loan Facility Agreement between CTRL Media and The Bank of East Asia, dated March 7, 2023
10.8*	Form of Lock-up Agreement (included as Exhibit A to Underwriting Agreement)
14.1*	Code of Business Conduct and Ethics
21.1**	List of Subsidiaries
23.1*	Consent of Kreit & Chiu CPA
23.2*	Consent of Long An & Lam LLP
23.3***	Consent of Ogier (included in Exhibit 5.1)
99.1**	Director Nominee Consent Chan Ka Man
99.2**	Director Nominee Consent Ip Ka Hang
99.3**	Director Nominee Consent Lai Ho Yin
107**	Filing Fee Table

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*        Filed herewith.

**      Previously filed.

***    To be filed by amendment.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the unaudited consolidated financial statements or the Notes thereto.

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 4, 2024.

CTRL GROUP LIMITED
By:	/s/ Lau Chi Fung
Lau Chi Fung
(Principal Executive Officer)
/s/ Lau Chi Fung
Lau Chi Fung
(Principal Accounting and Financial Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of Lau Chi Fung and Mok Ka Wah his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Lau Chi Fung	Chief Executive Officer	November 4, 2024
Lau Chi Fung
/s/ Lam Kai Kwan	Director	November 4, 2024
Lam Kai Kwan
/s/ Siu Chun Pong	Director	November 4, 2024
Siu Chun Pong

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, New York on November 4, 2024.

The Crone Law Group
By:	/s/ Eric Mendelson
Name: Eric Mendelson
Title: Partner